        _________________________________________________________________

                             THE ALPINE GROUP, INC.,
                                   as Borrower
        _________________________________________________________________






        _________________________________________________________________
        _________________________________________________________________




                           LOAN AND SECURITY AGREEMENT

                              Dated:  July 21, 1995

                                 $85,000,000.00




        _________________________________________________________________
        _________________________________________________________________





        _________________________________________________________________

                           THE FINANCIAL INSTITUTIONS
                   PARTY HERETO FROM TIME TO TIME, as Lenders

                                       and

                      SHAWMUT CAPITAL CORPORATION, as Agent

         ______________________________________________________________

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
SECTION 1.       CREDIT  FACILITIES. . . . . . . . . . . . . . . . . . . . .   1
        1.1.     Revolver Facility . . . . . . . . . . . . . . . . . . . . .   1
        1.2.     LC Facility . . . . . . . . . . . . . . . . . . . . . . . .   2

SECTION 2.       INTEREST,  FEES  AND  CHARGES . . . . . . . . . . . . . . .   6
        2.1.     Interest. . . . . . . . . . . . . . . . . . . . . . . . . .   6
        2.2.     Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
        2.3.     Computation of Interest and Fees. . . . . . . . . . . . . .   8
        2.4.     Reimbursement of Expenses . . . . . . . . . . . . . . . . .   8
        2.5.     Bank Charges. . . . . . . . . . . . . . . . . . . . . . . .   8
        2.6.     Illegality. . . . . . . . . . . . . . . . . . . . . . . . .   9
        2.7.     Increased Costs . . . . . . . . . . . . . . . . . . . . . .   9
        2.8.     Capital Adequacy. . . . . . . . . . . . . . . . . . . . . .  10
        2.9.     Funding Losses. . . . . . . . . . . . . . . . . . . . . . .  11
        2.10.    Maximum Interest. . . . . . . . . . . . . . . . . . . . . .  11

SECTION 3.       LOAN ADMINISTRATION . . . . . . . . . . . . . . . . . . . .  12
        3.1.     Manner of Borrowing and Funding Revolver Loans. . . . . . .  12
        3.2.     Payments. . . . . . . . . . . . . . . . . . . . . . . . . .  17
        3.3.     Marshalling; Payments Set Aside . . . . . . . . . . . . . .  18
        3.4.     Allocation of Payments from Borrower and Borrower
                   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . .  18
        3.5.     Application of Payments and Collections . . . . . . . . . .  19
        3.6.     All Loans to Constitute One Obligation. . . . . . . . . . .  20
        3.7.     Loan Accounts . . . . . . . . . . . . . . . . . . . . . . .  20
        3.8.     Gross Up for Taxes. . . . . . . . . . . . . . . . . . . . .  20
        3.9.     Withholding Tax Exemption . . . . . . . . . . . . . . . . .  20

SECTION 4.       TERM AND TERMINATION. . . . . . . . . . . . . . . . . . . .  21
        4.1.     Term of Commitments . . . . . . . . . . . . . . . . . . . .  21
        4.2.     Termination . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 5.       SECURITY INTERESTS. . . . . . . . . . . . . . . . . . . . .  22
        5.1.     Security Interest in Borrower Collateral. . . . . . . . . .  22
        5.2.     Subsidiary and Other Collateral.. . . . . . . . . . . . . .  23
        5.3.     Lien Perfection; Further Assurances . . . . . . . . . . . .  23

SECTION 6.       COLLATERAL ADMINISTRATION . . . . . . . . . . . . . . . . .  23
        6.1.     General Provisions. . . . . . . . . . . . . . . . . . . . .  23
        6.2.     Administration of Accounts. . . . . . . . . . . . . . . . .  24
        6.3.     Administration of Inventory . . . . . . . . . . . . . . . .  25
        6.4.     Payment of Charges. . . . . . . . . . . . . . . . . . . . .  26

SECTION 7.       REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . .  26
        7.1.     General Representations and Warranties. . . . . . . . . . .  26


                                      (ii)

        7.2.     Continuous Nature of Representations and Warranties . . . .  31
        7.3.     Survival of Representations and Warranties. . . . . . . . .  31

SECTION 8.       COVENANTS AND CONTINUING AGREEMENTS . . . . . . . . . . . .  31
        8.1.     Affirmative Covenants . . . . . . . . . . . . . . . . . . .  31
        8.2.     Negative Covenants. . . . . . . . . . . . . . . . . . . . .  36
        8.3.     Specific Financial Covenants. . . . . . . . . . . . . . . .  41

SECTION 9.       CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . .  42
        9.1.     Conditions Precedent to Initial Credit Extensions . . . . .  42
        9.2.     Conditions Precedent to all Credit Extensions . . . . . . .  44
        9.3.     Limited Waiver of Conditions Precedent. . . . . . . . . . .  45

SECTION 10.      EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT . . . . .  45
        10.1.    Events of Default . . . . . . . . . . . . . . . . . . . . .  45
        10.2.    Acceleration of the Obligations . . . . . . . . . . . . . .  47
        10.3.    Other Remedies. . . . . . . . . . . . . . . . . . . . . . .  47
        10.4.    Setoff. . . . . . . . . . . . . . . . . . . . . . . . . . .  48
        10.5.    Remedies Cumulative; No Waiver. . . . . . . . . . . . . . .  49

SECTION 11.      AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
        11.1.    Appointment, Authority and Duties of Agent. . . . . . . . .  49
        11.2.    Collateral Interests. . . . . . . . . . . . . . . . . . . .  51
        11.3.    Reliance By Agent . . . . . . . . . . . . . . . . . . . . .  51
        11.4.    Action Upon Default . . . . . . . . . . . . . . . . . . . .  51
        11.5.    Ratable Sharing . . . . . . . . . . . . . . . . . . . . . .  52
        11.6.    Indemnification of Agent. . . . . . . . . . . . . . . . . .  52
        11.7.    Limitation on Responsibilities of Agent . . . . . . . . . .  53
        11.8.    Successor Agent and Co-Agents . . . . . . . . . . . . . . .  53
        11.9.    Consents, Amendments and Waivers under Transaction
                   Documents . . . . . . . . . . . . . . . . . . . . . . . .  54
        11.10.   Due Diligence and Non-Reliance. . . . . . . . . . . . . . .  56
        11.11.   Representations and Warranties of Lenders . . . . . . . . .  56
        11.12.   The Required Lenders. . . . . . . . . . . . . . . . . . . .  57
        11.13.   Several Obligations . . . . . . . . . . . . . . . . . . . .  57
        11.14.   Agent in its Individual Capacity. . . . . . . . . . . . . .  57
        11.15.   Third Party Beneficiaries . . . . . . . . . . . . . . . . .  57
        11.16.   Notice of Transfer. . . . . . . . . . . . . . . . . . . . .  57
        11.17.   Replacement of Certain Lenders. . . . . . . . . . . . . . .  57
        11.18.   Remittance of Payments and Collections. . . . . . . . . . .  58

SECTION 12.      BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS. . . .  58
        12.1.    Successors and Assigns. . . . . . . . . . . . . . . . . . .  58
        12.2.    Participations. . . . . . . . . . . . . . . . . . . . . . .  59
        12.3.    Assignments . . . . . . . . . . . . . . . . . . . . . . . .  60
        12.4.    Certain Restrictions on Assignments and Participations. . .  60
        12.5.    Tax Treatment . . . . . . . . . . . . . . . . . . . . . . .  61

SECTION 13.      MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .  61
        13.1.    Power of Attorney . . . . . . . . . . . . . . . . . . . . .  61


                                      (iii)

        13.2.    General Indemnity . . . . . . . . . . . . . . . . . . . . .  61
        13.3.    Survival of All Indemnities . . . . . . . . . . . . . . . .  62
        13.4.    Modification of Agreement . . . . . . . . . . . . . . . . .  62
        13.5.    Severability. . . . . . . . . . . . . . . . . . . . . . . .  62
        13.6.    Cumulative Effect; Conflict of Terms. . . . . . . . . . . .  62
        13.7.    Execution in Counterparts . . . . . . . . . . . . . . . . .  62
        13.8.    Agent's or Required Lenders' Consent. . . . . . . . . . . .  62
        13.9.    Notice. . . . . . . . . . . . . . . . . . . . . . . . . . .  63
        13.10.   Credit Inquiries. . . . . . . . . . . . . . . . . . . . . .  63
        13.11.   Time of Essence . . . . . . . . . . . . . . . . . . . . . .  63
        13.12.   Entire Agreement; Appendix A and Exhibits . . . . . . . . .  63
        13.13.   Interpretation. . . . . . . . . . . . . . . . . . . . . . .  63
        13.14.   Governing Law; Consent To Forum . . . . . . . . . . . . . .  63
        13.15.   Waivers by Borrower . . . . . . . . . . . . . . . . . . . .  64


                                      (iv)

                                LIST OF EXHIBITS


Exhibit A      Form of Revolver Note
Exhibit B      Form of Notice of Borrowing
Exhibit C      Borrower's Business Locations
Exhibit C-1    Subsidiaries' Business Locations
Exhibit D      Jurisdictions in which Borrower and each Subsidiary is Authorized to do Business
Exhibit E      Capital Structure of Borrower
Exhibit F      Corporate Names
Exhibit G      Tax Identification Numbers of Subsidiaries
Exhibit H      Patents, Trademarks, Copyrights and Licenses
Exhibit I      Contracts Restricting Borrower's Right to Incur Debts; Surety
               Obligations
Exhibit J      Litigation
Exhibit K      Capitalized Leases
Exhibit L      Operating Leases
Exhibit M      Pension Plans
Exhibit N      Labor Contracts
Exhibit O      Compliance Certificate
Exhibit P      Opinion Letter
Exhibit Q      Permitted Liens
Exhibit R      Form of Assignment and Acceptance
Exhibit S      Form of Notice

The Alpine Group, Inc. shall furnish supplementally a copy of any of these omitted exhibits to the Commission upon request.


                                       (v)

                         LOAN  AND  SECURITY  AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT is made on July 21, 1995, by and among THE ALPINE GROUP, INC. ("Borrower"), a Delaware corporation with its chief executive office and principal place of business at 1790 Broadway, New York, New York 10019; the various financial institutions listed on the signature pages hereof and their respective successors and assigns which become "Lenders" as provided herein (such banks and lending institutions and their respective assigns referred to collectively herein as "Lenders," and individually as a "Lender"); and SHAWMUT CAPITAL CORPORATION ("Agent"), a Connecticut corporation with an office at 300 Galleria Parkway, N.W., Suite 800, Atlanta, Georgia 30339, in its capacity as "Agent" pursuant to Section 11 hereof. Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

SECTION 1.     CREDIT  FACILITIES

     Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders severally agree to the extent and in the manner hereinafter set forth to make their respective Pro Rata shares of the Credit Facilities available to Borrower, in an aggregate amount up to $85,000,000, as follows:

     1.1. REVOLVER FACILITY.

          1.1.1. REVOLVER LOANS. Each Lender agrees, severally to the extent of its Commitment and not jointly with the other Lenders, upon the terms and subject to the conditions set forth herein, to make Revolver Loans to Borrower on any Business Day during the period from the date hereof through the day before the Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time such Lender's Commitment at such time, which Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; PROVIDED, HOWEVER, that Lenders shall have no obligation whatsoever to make any Revolver Loan if at the time of the proposed funding thereof the aggregate principal amount of all of the Revolver Loans then outstanding exceeds, or would exceed after the funding of such Revolver Loan, the Borrowing Base. Each Borrowing of Revolver Loans shall be funded by Lenders Pro Rata in accordance with their respective Commitments; but the failure of a Lender to make any Revolver Loan shall not in itself relieve any other Lender of its Pro Rata obligation to lend. The Revolver Loans shall bear interest as set forth in Section 2.1. hereof. Each Revolver Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Base Rate Advances or LIBOR Rate Advances. The initial Borrowing hereunder shall be a Base Rate Advance and shall be in a principal amount in excess of $250,000. Each Borrowing comprised of LIBOR Rate Advances shall be for an aggregate principal amount of not less than $5,000,000 or a greater integral multiple of $1,000,000. At no time shall the number of Borrowings outstanding under this Section 1.1.1 exceed 4; PROVIDED, HOWEVER, that, for purposes of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from conversions or continuations, all Borrowings of Base Rate Advances under the Revolver Facility shall be considered as one Borrowing.

               1.1.2. OUT-OF-FORMULA LOANS. If the unpaid balance of Revolver Loans outstanding at any time should exceed the Borrowing Base at such time, such Revolver Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the Loan Documents. In the event that Borrower requests and Lenders are willing in their sole and absolute discretion to make Out-of-Formula Loans, such Out-of-Formula Loans shall be payable ON DEMAND, shall be secured by the Collateral and shall bear interest as provided in this Agreement for Revolver Loans generally.

          1.1.3. USE OF PROCEEDS. The proceeds of the Revolver Loans shall be used by Borrower solely for one or more of the following purposes: (i) to enable Borrower to make Permitted Subsidiary Advances; (ii) to pay any installment of principal or accrued interest in respect of the Senior Notes as the same becomes due; (iii) to pay certain fees and transaction expenses associated with the closing of the transactions described herein; (iv) to pay any of the Obligations; and (v) to make expenditures for other lawful corporate purposes of Borrower to the extent such expenditures are not prohibited by the Senior Note Documents, this Agreement or Applicable Law. In no event may any Revolver Loan proceeds be used by Borrower to make a contribution to the equity of any Subsidiary, to purchase or carry any Margin Stock or for any related purpose that violates the provisions of Regulations G, T, U or X of the Board of Governors, or to make any Restricted Payment for which the Restricted Payment Conditions have not been satisfied, or for any purpose other than as expressly stated herein. The initial Revolver Loan shall be used by Borrower solely to make a Permitted Subsidiary Advance to Superior to enable Superior


                                      (vi)
to repay a portion of the Indebtedness of Superior owed to the Superior/Alcatel Noteholders and to enable Borrower to pay fees and expenses associated with the establishment of the Credit Facilities as described in this Agreement and payable under the Loan Documents.

          1.1.4. REVOLVER NOTES. Borrower's obligation to pay the principal of, and interest on, the Revolver Loans to each Lender shall be evidenced by the records of Agent and such Lender and by the Revolver Note payable to such Lender (or the assignee of such Lender) completed in conformity with this Agreement. All outstanding principal amounts and accrued interest under the Revolver Loans shall be due and payable as set forth in Section 3.2 hereof.

     1.2. LC FACILITY.

          1.2.1. PROCUREMENT OF LETTERS OF CREDIT. Shawmut agrees, during the term of this Agreement and for so long as no Default or Event of Default exists, to request from Bank one or more Letters of Credit on Borrower's request therefor from time to time, subject to the following terms and conditions:

               (i) Borrower acknowledges that Bank's willingness to issue any Letter of Credit is conditioned upon Bank's receipt of (A) the LC Guaranty duly executed and delivered to Bank by Shawmut, (B) an LC Application with respect to the requested Letter of Credit and (C) such other instruments and agreements as Bank may customarily require for the issuance of a letter of credit of equivalent type and amount as the requested Letter of Credit. Shawmut shall join with Borrower or one or more Borrower Subsidiaries in executing an LC Application and shall issue an LC Guaranty in connection with Borrower's request to Bank for the issuance of a Letter of Credit if (x) Shawmut receives from Borrower, at least 3 Business Days prior to the date on which Borrower desires to submit such LC Application to Bank, an LC Request and (y) each of the LC Conditions is satisfied on the date of Shawmut's receipt of the LC Request. Any Borrower Letter of Credit issued on the Closing Date shall be for an amount in Dollars that is greater than $250,000 and any Canadian Letter of Credit issued on the Closing Date shall be for an amount in Canadian Dollars that is greater than Cdn$1,000,000.

               (ii) In no event shall Shawmut or any other Lender have any liability or obligation to Borrower or any Subsidiary for any failure or refusal by Bank to issue, for Bank's delay in issuing, or for any error of Bank in issuing any Letter of Credit, unless such failure or refusal is the direct and proximate result of Shawmut's gross negligence or willful misconduct.

               (iii) If Shawmut shall pay any amount under a LC Guaranty with respect to any Letter of Credit, then Borrower shall reimburse Shawmut for such payment in accordance with the applicable Reimbursement Agreement and such obligations to reimburse Shawmut shall be unconditional and irrevocable.

          1.2.2.    PARTICIPATIONS.

               (i) Immediately upon the issuance by Bank of any Letter of Credit, each Lender (other than Shawmut) shall be deemed to have irrevocably and unconditionally purchased and received from Shawmut, without recourse or warranty, an undivided interest and participation equal to the Pro Rata share of such Lender (a "Participating Lender") in all Reimbursement Obligations arising in connection with such Letter of Credit and any security therefor or guaranty pertaining thereto, but in no event greater than an amount which, when added to such Lender's Pro Rata share of all Revolver Loans and Reimbursement Obligations then outstanding, exceeds such Lender's Commitment.

               (ii) If Shawmut makes any payment under an LC Guaranty and Borrower does not repay or cause to be repaid the amount of such payment on the Reimbursement Date, Shawmut shall promptly notify Agent, which shall promptly notify each Participating Lender, of such payment and each Participating Lender shall promptly and unconditionally pay to Agent, for the account of Shawmut, in Dollars (or, in the case of Reimbursement Obligations in connection with Canadian Letters of Credit, Canadian Dollars) in immediately available funds, the amount of such Participating Lender's Pro Rata share of such payment, and Agent shall promptly pay such amounts to Shawmut. If a Participating Lender does not make its Pro Rata share of the amount of such payment available to Agent, such defaulting Lender agrees to pay to Agent for the account of Shawmut, forthwith ON DEMAND, such amount together with interest thereon at the Federal Funds Rate. The failure of any Participating Lender to make available to Agent for the account of Shawmut such Participating Lender's


                                      (vii)

     Pro Rata share of the Reimbursement Obligations shall not relieve any other Participating Lender of its obligation hereunder to make available to Agent its Pro Rata share of the Reimbursement Obligations, but no Participating Lender shall be responsible for the failure of any other Participating Lender to make available to Agent its Pro Rata share of the Reimbursement Obligations on the date such payment is to be made.

               (iii) Whenever Shawmut receives a payment on account of the Reimbursement Obligations, including any interest thereon, as to which Agent has previously received payments from any Lender for the account of Shawmut, Shawmut shall promptly pay to each Participating Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Participating Lender's Pro Rata share thereof.

               (iv) The obligation of each Participating Lender to make payments to Agent for the account of Shawmut in connection with Shawmut's payment under a LC Guaranty shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever (other than for Shawmut's gross negligence or willful misconduct), and shall be made in accordance with the terms and conditions of this Agreement under all circumstances and irrespective of whether or not Borrower may assert or have any claim for any lack of validity or unenforceability of this Agreement or any of the other Loan Documents; the existence of any Default or Event of Default; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense any Obligor may have with respect to any of the Obligations.

               (v) Neither Shawmut nor any of its officers, directors, employees or agents shall be liable to any Participating Lenders for any action taken or omitted to be taken under or in connection with any of the LC Documents or Canadian Financing Documents except as a result of actual gross negligence or willful misconduct on the part of Shawmut. Shawmut does not assume any responsibility for any failure or delay in performance or breach by any Subsidiary or any other Person of any of its obligations under any of the LC Documents or Canadian Financing Documents. Shawmut does not make to Participating Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, the LC Documents, the Canadian Financing Documents or any Subsidiary or other Obligor. Shawmut shall not be responsible to any Participating Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of, any of the LC Documents or Canadian Financing Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any of the Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Subsidiary or any other Obligor or any Account Debtor. In connection with its administration of and enforcement of rights or remedies under any of the LC Documents or Canadian Financing Documents, Shawmut shall be entitled to act, and shall be fully protected in acting upon, any certification, notice or other communication in whatever form believed by Shawmut, in good faith, to be genuine and correct and to have been signed or sent or made by a proper Person. Shawmut may consult with and employ legal counsel, accountants and other experts and to advise it concerning its rights, powers and privileges under the LC Documents or Canadian Financing Documents and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advise given by such experts. Shawmut may employ agents and attorneys-in-fact in connection with any matter relating to the LC Documents, Canadian Financing Documents or Subsidiary Collateral and shall not be liable for the negligence, default or misconduct of any such agents or attorneys-in-fact selected by Shawmut with reasonable care. Shawmut shall not have any liability to Participating Lenders by reason of Shawmut's refraining to take any action under any of the LC Documents or Canadian Financing Documents without having first received written instructions from the Required Lenders to take such action.

               (vi) The duties and responsibilities of Shawmut to each Participating Lender, and the rights of each Participating Lender in connection with its purchase of a participation in Reimbursement Obligations, shall be determined as if Shawmut were Agent and each Participating Lender were a Lender and the relative rights and responsibilities of such parties were as set forth in Section 11 of this Agreement.

          1.2.3. CASH COLLATERAL ACCOUNT. If any Reimbursement Obligations, whether or not then due or payable in whole or in part, shall for any reason be outstanding on the sooner to occur of the date on which an Event of Default exists or the Commitment Termination Date, Borrower and Guarantors shall be jointly and severally obligated to deposit with Agent, in cash or Cash Equivalents, an amount in Dollars equal to the maximum aggregate amount of all Reimbursement Obligations then outstanding with respect to Borrower Letters of Credit and an amount in Canadian Dollars equal to the maximum aggregate amount of all Reimbursement Obligations then outstanding with respect to Canadian Letters of Credit. If Borrower or Guarantors fail


                                     (viii)
promptly to make such deposit as required herein, Lenders may (and shall upon direction of the Required Lenders) advance such amount as a Revolver Loan (whether or not an Out-of-Formula Condition or Subsidiary Out-of-Formula Condition is created thereby). Such cash or Cash Equivalents shall (together with any interest accrued thereon) be held by Agent in the Cash Collateral Account and may be invested in Cash Equivalents. Borrower hereby pledges to Agent and grants to Agent a security interest in, for the benefit of Agent in such capacity and for the Pro Rata benefit of Lenders, all such Cash Collateral held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all Obligations, whether or not then due or payable. From time to time after cash or Cash Equivalents are deposited in the Cash Collateral Account, Agent may apply Cash Collateral then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrower to Agent or any Lender with respect to the Reimbursement Obligations which may be then outstanding. Neither Borrower nor any other Person claiming by, through or under or on behalf of Borrower shall have any right to withdraw any of the Cash Collateral held in the Cash Collateral Account, including any accrued interest, except that upon termination or expiration of all Letters of Credit and the payment and satisfaction of all of the Reimbursement Obligations outstanding, any Cash Collateral remaining in the Cash Collateral Account shall be returned to Borrower unless an Event of Default then exists (in which event Agent may apply such Cash Collateral to the payment of any other Obligations outstanding, with any surplus to be turned over to Borrower).

          1.2.4.    INDEMNIFICATION.

                    (i) In addition to any other indemnity which Borrower may have to Agent or any Lender under any of the other Loan Documents (including any of the Reimbursement Agreements) and without limiting such other indemnification provisions, Borrower hereby agrees to indemnify Agent and Lenders and to hold Agent and Lenders harmless from and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever (including reasonable attorneys' fees and expenses) which Agent or Lenders may (other than as the actual result of their own gross negligence or willful misconduct) incur or be subject to as a consequence, directly or indirectly, of (a) the issuance of, payment or failure to pay or any performance or failure to perform under any Letter of Credit or LC Guaranty or (b) any suit, investigation or proceeding as to which Agent or any Lender is or may become a party to as a consequence, directly or indirectly, of the issuance of any Letter of Credit or any LC Guaranty or the payment or failure to pay thereunder.

                    (ii) Each Participating Lender agrees to indemnify Shawmut (to the extent Shawmut is not reimbursed by Borrower or any other Obligor, but without limiting the indemnification obligations of Borrower under this Agreement), on a Pro Rata basis, from and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever (including reasonable attorneys' fees and expenses) which may be imposed on, incurred by or asserted against Shawmut in any way related to or arising out of its administration or enforcement of rights or remedies under any of the LC Documents or Canadian Financing Documents or any of the transactions contemplated thereby (including costs and expenses which Borrower is obligated to pay under Section 13.2 hereof), provided that no Participating Lender shall be liable to Shawmut for any of the foregoing to the extent that they result solely from the willful misconduct or gross negligence of Shawmut.

SECTION 2.     INTEREST,  FEES  AND  CHARGES

     2.1. INTEREST.

          2.1.1. RATES OF INTEREST. Borrower agrees to pay interest in respect of all unpaid principal amounts of the Revolver Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a variable rate per annum equal to the applicable rate indicated below:

                    (i) for each Base Rate Advance, the Base Rate in effect from time to time PLUS 0.375%; or

                    (ii) for each LIBOR Rate Advance, the relevant Adjusted LIBOR Rate for the applicable Interest Period selected by Borrower in conformity with this Agreement PLUS 2.25%.

Upon determining the Adjusted LIBOR Rate for any Interest Period requested by Borrower, Agent shall promptly notify Borrower thereof by telephone and, if so requested by Borrower, confirmed in writing. Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all


                                      (ix)
purposes. The applicable rate of interest for all Revolver Loans bearing interest based upon the Base Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. Interest on each Revolver Loan shall accrue from and including the date of such Revolver Loan to but excluding the date of any repayment thereof; PROVIDED, HOWEVER, that, if a Revolver Loan is repaid on the same day made, one day's interest shall be paid on such Revolver Loan. The rate of interest in effect hereunder on the date hereof, expressed in simple interest terms, is 9.125% per annum, based upon a Base Rate in effect on the date hereof of 8.75%.

          2.1.2. INTEREST PERIODS. In connection with the making or continuation of, or conversion into, a LIBOR Rate Advance, Borrower shall select an interest period (each an "Interest Period") to be applicable to such LIBOR Rate Advance, which interest period shall commence on the date such LIBOR Rate Advance is made and shall end on a numerically corresponding day in the 1st, 3rd or 6th month thereafter; PROVIDED, HOWEVER, that:

                    (i) the initial Interest Period for a LIBOR Rate Advance shall commence on the date of such borrowing (including the date of any conversion from an Advance of another type) and each Interest Period occurring thereafter in respect of such Advance shall commence on the date on which the next preceding Interest Period expires;

                    (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of LIBOR Rate Advances (other than a LIBOR Rate Advance referred to in Section 3.1.1(iii) hereof) would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                    (iii) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Business Day of such calendar month;

                    (iv) no Interest Period shall extend beyond the last day of the Term.

          2.1.3. INTEREST RATE NOT ASCERTAINABLE. If Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBOR Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or any Lender's or Bank's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate, then, and in any such event, Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower of such determination. Until Agent notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligation of Lenders to make LIBOR Rate Advances shall be suspended, and such affected Loans then outstanding shall, at the end of the then applicable Interest Period or at such earlier time as may be required by Applicable Law, bear the same interest as Base Rate Advances.

          2.1.4. DEFAULT RATE OF INTEREST. Upon and after the occurrence of an Event of Default, and during the continuance thereof, the principal amount of all Loans shall bear interest at a variable rate per annum equal to 2% above the interest rate otherwise applicable from time to time to Base Rate Advances (the "Default Rate").

     2.2. FEES.

          2.2.1. CLOSING FEE. Borrower shall pay the closing fee referenced in the Fee Letter, in accordance with the terms of the Fee Letter, which shall be fully earned and (except to the extent otherwise required by Applicable Law) nonrefundable on the Closing Date and shall be paid concurrently with and from the proceeds of the initial Revolver Loan hereunder.

          2.2.2. LC FACILITY FEES. Borrower, Superior and Adience shall pay, or shall cause an applicant under an LC Application (other than Shawmut) to pay, all fees at any time payable to Bank for each Letter of Credit, including an issuance charge of $150 for each Letter of Credit and a charge of $100 for each amendment to a Letter of Credit. Borrower shall also pay or cause to be paid to Agent for the Pro Rata benefit of Lenders, in consideration of Shawmut's arranging for the issuance of each Letter of Credit and each Participating Lender's participation in the Reimbursement


                                       (x)

Obligations, a fee equal to 1.75% per annum of the face amount of each Letter of Credit outstanding from time to time, which fee shall be deemed fully earned upon issuance of each such Letter of Credit. In no event shall Shawmut be liable to Bank, Borrower or any other Person for any fees payable in respect of any Letter of Credit by reason of Shawmut's joining in any LC Application or otherwise.

          2.2.3. UNUSED LINE FEE. Borrower shall pay to Agent for the Pro Rata benefit of Lenders a fee equal to 0.375% per annum of the amount by which the Average Revolver Loan Balance is less than $85,000,000. The unused line fee shall be payable monthly, in arrears, on the first day of each calendar month after the Closing Date.

          2.2.4. AUDIT AND APPRAISAL FEES. Borrower shall reimburse Lenders for all reasonable costs and expenses incurred by Lenders in connection with all audits and appraisals of any Obligor's books and records and such other matters pertaining to any Obligor or any Collateral as any such Lender shall deem appropriate. On the Closing Date, Borrower shall pay to Shawmut an appraisal fee of $5,000 plus all out-of-pocket expenses incurred by Shawmut in connection with the audit and appraisal of Borrower's business and Properties prior to the Closing Date.

          2.2.5. AGENCY FEE. In consideration of Shawmut's syndication of the Credit Facilities and service as Agent hereunder, Borrower shall pay to Agent an agency fee of $100,000 per annum, which fee shall be payable on the Closing Date and on each anniversary of the Closing Date.

     2.3. COMPUTATION OF INTEREST AND FEES. All interest, fees and other charges provided for in this Agreement shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. Each payment received by Agent in immediately available funds shall be deemed applied by Agent on account of the Obligations (subject to final payment), on the day such payment is received in Agent's account located in Chicago, Illinois, and Agent shall be deemed to have received such payment on the date specified in
Section 3.5 hereof.

     2.4. REIMBURSEMENT OF EXPENSES. If, at any time or times regardless of whether or not an Event of Default then exists, Agent, any Lender or any Participant incurs legal or accounting expenses or any other out-of-pocket costs or expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Transaction Documents, any amendment of or modification of this Agreement or any of the other Transaction Documents, or any sale or attempted sale of any interest herein to a Participant; (ii) the administration of this Agreement or any of the other Transaction Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, an Obligor or any other Person) in any way relating to the Collateral, this Agreement or any of the other Transaction Documents or Borrower's affairs; (iv) any attempt to enforce any rights of Agent, any Lender or any Participant against Borrower or any other Person which may be obligated to Agent or a Lender by virtue of this Agreement or any of the other Transaction Documents, including the Account Debtors; or (v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such reasonable legal and accounting expenses and other out-of-pocket costs and expenses of Lender shall be charged to Borrower. All amounts chargeable to Borrower under this Section 2.4 shall be Obligations secured by all of the Borrower Collateral, shall be payable ON DEMAND to Agent, Lenders or to such Participant, as the case may be, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Revolver Loans constituting Base Rate Advances from time to time. Borrower shall also reimburse Agent for expenses incurred by Agent in its administration of any Collateral to the extent and in the manner provided in Section 6 hereof or in any of the other Transaction Documents.

     2.5. BANK CHARGES. Borrower shall pay to Agent, ON DEMAND, any and all fees, costs or expenses which Agent, any Lender or any Participant pays to a bank or other similar institution (including any fees paid by Agent or any Lender to any Participant) arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Agent, any Lender or any Participant, of proceeds of Loans made by Lenders to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Agent, any Lender or any Participant, of any Payment Item received or delivered to Agent, any Lender or any Participant on account of the Obligations.

     2.6. ILLEGALITY. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a LIBOR Rate Advance or to give effect to its obligations as contemplated hereby with respect to a LIBOR Rate Advance or (ii) at any time such Lender determines that the making or continuance of any LIBOR Rate Advance has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then such Lender shall promptly after such determination give Borrower notice thereof and may (1) declare that LIBOR Rate Advances will not thereafter be made by such Lender, whereupon any request by a Borrower for a LIBOR Rate Advance shall be deemed a request for a Base Rate Advance unless such Lender's declaration shall be subsequently


                                      (xi)
withdrawn (which declaration shall be withdrawn promptly after the cessation of the circumstances described in clause (i) or (ii) above); and (2) require that all outstanding LIBOR Rate Advances made by such Lender be converted to Base Rate Advances, under the circumstances of clause (i) or (ii) of this Section 2.6 insofar as such Lender determines the continuance of LIBOR Advances to be impracticable, in which event all such LIBOR Rate Advances shall be automatically converted to Base Rate Advances as of the date of Borrower's receipt of the aforesaid notice from such Lender.

     2.7. INCREASED COSTS. If, by reason of (a) after the date hereof, the introduction of or any change (including any change by way of imposition or increase of Statutory Reserves or other reserve requirements) in or in the interpretation of any law or regulation, or (b) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                         (i) any Lender shall be subject to any tax, duty or other charge with respect to any LIBOR Rate Advance or its obligation to make LIBOR Rate Advances, or shall change the basis of taxation of payment to any Lender of the principal of or interest on its LIBOR Rate Advances or its obligation to make LIBOR Rate Advances (except for changes in the rate of tax on the overall net income of such Lender imposed by the jurisdiction in which such Lender's principal executive office is located); or

                        (ii) any reserve (including any imposed by the Board of Governors of the Federal Reserve System), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender shall be imposed or deemed applicable or any other condition affecting its LIBOR Rate Advances or its obligation to make LIBOR Rate Advances shall be imposed on Lender or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Rate Advances (except to the extent already included in the determination of the applicable Adjusted LIBOR Rate for LIBOR Rate Advances), or there shall be a reduction in the amount received or receivable by such Lender, then Lender shall promptly after determining such increased costs give Borrower notice thereof and Borrower shall from time to time, upon written notice from and demand by such Lender (with a copy of such notice and demand to Agent), pay to Agent for the account of such Lender, within 5 Business Days after the date specified in such notice and demand, an additional amount sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower by such Lender, shall be final, conclusive and binding for all purposes, absent manifest error. If any Lender shall advise Borrower at any time that, because of the circumstances described hereinabove in this Section
2.7 or any other circumstances arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such market, the Adjusted LIBOR Rate, as determined by Agent, will not adequately and fairly reflect the cost to such Lender of funding LIBOR Rate Advances, then, and in any such event:

                         (i) Agent shall forthwith give 30 days prior written notice to Borrower and Lenders of such advice;

                        (ii) Borrower's right to request and such Lender's obligation to make LIBOR Rate Advances shall be immediately suspended and Borrower's right to continue a LIBOR Rate Advance as such beyond the then applicable Interest Period shall also be suspended, until each condition giving rise to such suspension no longer exists; and

                       (iii) such Lender shall make an Advance as part of the requested Borrowing of LIBOR Rate Advances as a Base Rate Advance, which Base Rate Advance shall, for all purposes, be considered part of such Borrowing.

     For purposes of this Section 2.7, all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

     2.8. CAPITAL ADEQUACY.  If after the date hereof any Lender determines that
(a) the adoption of any Applicable Law, rule or regulation regarding capital requirements for banks or bank holding companies or the subsidiaries thereof,
(b) any change in the interpretation or administration of any such law, rule or regulation by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) compliance by such Lender or its holding company with any request or directive of any such governmental authority, central bank or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's and its holding company's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) but for such


                                      (xii)
adoption, change or compliance as a consequence of such Lender's commitment to make the Loans pursuant hereto by any amount deemed by such Lender to be material:

                         (i) Agent shall promptly, after such Lender's determination of such occurrence, give notice thereof to Borrower and Lenders; and

                         (ii) Borrower shall pay to Agent, for the account of such Lender, as an additional fee from time to time, ON DEMAND, such amount as such Lender certifies to be the amount reasonably calculated to compensate such Lender for such reduction.

     A certificate of such Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to such Lender (including the basis for such Lender's determination of such amount), and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution method. For purposes of this Section 2.8 all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

     2.9. FUNDING LOSSES. If for any reason (other than due to a default by a Lender or as a result of a Lender's refusal to honor a LIBOR Rate Advance request due to circumstances described in Section 2.6 or 2.7 hereof) a Borrowing of, or conversion to or continuation of, LIBOR Rate Advances does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/ Continuation (whether or not withdrawn), or if any repayment (including any conversions pursuant to Section 3.1.1(iii) hereof) of any of its LIBOR Rate Advances occurs on a date that is not the last day of an Interest Period applicable thereto, or if for any reason Borrower defaults in its obligation to repay LIBOR Rate Advances when required by the terms of this Agreement, then Borrower shall pay to Lenders, in addition to any amounts that may be due hereunder, an amount (if a positive number) computed pursuant to the following formula:

                    L = (R - T) x P x D
                        ---------------
                             360

                    where

                    L =  amount payable
                    R = interest rate applicable to the LIBOR Rate Advance unborrowed or prepaid
                    T = effective interest rate per annum at which any readily marketable bond or other obligations of the United States, selected at Agent's sole discretion, maturing on or near the last day of the then applicable or requested Interest Period for such Revolver Loan and in approximately the same amount as such Revolver Loan, can be purchased by such Lender on the day of such payment of principal or failure to borrow
                    P = the amount of principal paid or the amount of the requested Revolver Loan
                    D = the number of days remaining in the Interest Period as of the date of such prepayment or the number of days in the requested Interest Period

Borrower shall pay such amount upon presentation by Agent of a statement setting forth the amount and Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error. For purposes of this Section 2.9, all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

     2.10. MAXIMUM INTEREST. Regardless of any provision contained in this Agreement or any of the other Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Agent and Lenders pursuant to the terms of this Agreement or any of the other Loan Documents and that are deemed interest under Applicable Law exceed the highest rate permissible under any Applicable Law. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Loan Documents or the exercise by Agent of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the


                                     (xiii)

Loan Documents, or the prepayment by Borrower of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Agent or any Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the Maximum Rate and in no event shall Borrower be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received in excess of the Maximum Rate ("Excess"), Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrower, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Agent and Lenders do not intend to collect any unearned interest in the event of any such acceleration. Borrower recognizes that, with fluctuations in the rates of interest set forth in Section 2.1.1 of this Agreement, and the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to Agent or any Lender hereunder or under any of the other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by Applicable Law. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Agent or any Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent or any Lender, all interest at any time contracted for, charged or received from Borrower in connection with any of the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrower, Agent and Lenders shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this
Section 2.10 shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section 2.10.

SECTION 3.     LOAN ADMINISTRATION

     3.1. MANNER OF BORROWING AND FUNDING REVOLVER LOANS. Borrowings of Revolver Loans (whether as LIBOR Rate Advances or Base Rate Advances) shall be made and funded as follows:

          3.1.1.    REVOLVER LOAN REQUESTS.

                    (i) Whenever Borrower desires to make a Borrowing under Section 1.1 of this Agreement (other than a Borrowing resulting from a conversion or continuation pursuant to subsection (iii) below), such Borrower shall give Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing request (a "Notice of Borrowing"), which written notice shall be in the form of EXHIBIT B annexed hereto. Such Notice of Borrowing shall be given by Borrower no later than 11:00 a.m. (Atlanta time) at the office of Agent designated by Agent from time to time (a) on the Business Day of the requested date of such Borrowing in the case of Base Rate Advances and (b) at least 3 Business Days prior to the requested date of such Borrowing in the case of LIBOR Rate Advances. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. All Revolver Loans made on the Closing Date shall be made as Base Rate Advances and thereafter may be made, continued as or converted into Base Rate Advances or LIBOR Rate Advances. Each Notice of Borrowing shall be irrevocable and shall specify (a) the principal amount of the Borrowing (which, in the case of each LIBOR Rate Advance, shall be in the minimum amount of $5,000,000 or integral multiples of $1,000,000 above such amount), (b) the date of Borrowing (which shall be a Business Day), (c) whether the Borrowing is to consist of Base Rate Advances or LIBOR Rate Advances and the amount of each such Advance, (d) in the case of LIBOR Rate Advances, the duration of the Interest Period to be applicable thereto, and (e) if such Borrowing is to be used in whole or in part to fund a Permitted Subsidiary Advance, the amount of each such Permitted Subsidiary Advance and the Borrower Subsidiary to which such Permitted Subsidiary Advance is to be made. Borrower irrevocably authorizes and directs Agent to disburse the proceeds of any Borrowing to be used to fund a Permitted Subsidiary Advance directly to the Borrower Subsidiary to which Borrower intends to fund such Permitted Subsidiary Advance. Borrower may not request any LIBOR Rate Advances if a Default or Event of Default has occurred.


                                      (xiv)

                    (ii) Unless payment is otherwise timely made by Borrower, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, accrued interest, fees or other charges (including the repayment of any Reimbursement Obligations) shall be deemed irrevocably to be a request for a Revolver Loan on the due date of, and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges, and the proceeds of each such Revolver Loan may be disbursed by Agent by way of direct payment of the relevant Obligation and shall bear interest as a Base Rate Advance. Neither Agent nor any Lender shall have any obligation to Borrower to honor any deemed request for a Revolver Loan when an Out-of-Formula Condition exists or would result therefrom, but may do so in their discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default.

                    (iii) Whenever Borrower desires to convert all or a portion of an outstanding Base Rate Advance or LIBOR Rate Advance into one or more Advances of another type, or to continue outstanding a LIBOR Rate Advance for a new Interest Period, Borrower shall give Agent written notice (or telephonic notice promptly confirmed in writing) at least 1 Business Day before the conversion into a Base Rate Advance and at least 3 Business Days before the conversion into or continuation of a LIBOR Rate Advance. Such notice (a "Notice of Conversion/Continuation") shall be given prior to 11:00 a.m. (Atlanta time) on the date specified. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advance to be converted or continued, the date of such conversion or continuation, whether the Advance is being converted into or continued as a LIBOR Rate Advance (and, if so, the duration of the Interest Period to be applicable thereto) or a Base Rate Advance. If, upon the expiration of any Interest Period in respect of any LIBOR Rate Advance, Borrower shall have failed, or pursuant to the following sentence be unable, to deliver the Notice of Conversion/Continuation, Borrower shall be deemed to have elected to convert such LIBOR Rate Advance to a Base Rate Advance. So long as any Default or Event of Default shall have occurred and be continuing, no Advance may be converted into or continued as (upon expiration of the current Interest Period) a LIBOR Rate Advance. No conversion of any LIBOR Rate Advance shall be permitted except on the last day of the Interest Period in respect thereof.

                    (iv) In no event shall the number of LIBOR Rate Advances outstanding at any time exceed 3.

                    (v) As an accommodation to Borrower, Agent may permit telephonic requests for Borrowings and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrower. Unless Borrower specifically directs Agent in writing not to accept or act upon telephonic or electronic communications from Borrower, Agent shall have no liability to Borrower for any loss or damage suffered by such Borrower as a result of Agent's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent by Borrower and Agent shall have no duty to verify the origin of any such communication or the authority of the person sending it.

          3.1.2.   ADVANCES BY LENDERS.

                    (i) Subject to its receipt of notice from Agent of a Notice of Borrowing as provided in this Section 3.1.2(i), each Lender shall timely honor its Commitment by funding its Pro Rata share of each Revolver Loan that is properly requested by Borrower and that Borrower is entitled to receive under the Loan Agreement. Agent shall notify Lenders of each Notice of Borrowing by 12:00 noon (Atlanta time) on the proposed funding date (in the case of Base Rate Advances) or by 3:00 p.m. (Atlanta time) 2 Business Days before the proposed funding date (in the case of LIBOR Rate Advances). Each Lender shall deposit with Agent an amount equal to its Pro Rata share of the Revolver Loan requested by Borrower at Agent's designated bank in immediately available funds not later than 1:30 p.m. (Atlanta time) on the date of funding of such Revolver Loan, unless Agent's notice to Lenders is received after 12:00 noon (Atlanta time) on the proposed funding date of a Base Rate Advance, in which event Lenders shall deposit with Agent their respective Pro Rata shares of the requested Revolver Loan on or before 11:00 a.m. (Atlanta time) of the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall make such proceeds received by it available to Borrower by disbursing such proceeds in accordance with Borrower's disbursement instructions set forth in the applicable Notice of Borrowing. Unless Agent shall have been notified in writing by a Lender prior to the proposed time of funding that such Lender does not intend to deposit with Agent an amount equal such Lender's Pro Rata share of the requested Revolver Loan, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent and Agent may in its discretion disburse a corresponding amount to Borrower on the applicable funding date. If a Lender's Pro Rata share of such Revolver Loan is not in fact deposited with Agent, then, if Agent has disbursed to Borrower an amount corresponding to such defaulting Lender's Pro Rata share of the Revolver Loan, such defaulting Lender


                                      (xv)
     agrees to pay, and in addition Borrower agrees to repay, to Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed by Agent to or for the benefit of Borrower until the date such amount is paid or repaid to Agent,
     (a) in the case of Borrower, at the interest rate applicable to such Borrowing and (b) in the case of such Lender, at the Federal Funds Rate.

                    (ii) Notwithstanding the provisions of Section 3.1.2(i), Lenders agree that, in order to facilitate the administration of Revolver Loans under the Loan Agreement, settlement among them may take place on a periodic basis in accordance with the provisions of this Section 3.1.2(ii). To the extent and in the manner hereinafter provided, settlement among the Lenders as to Revolver Loans may occur periodically on dates determined from time to time by Agent (each a "Settlement Date"), which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in Section 9 of this Agreement have been met; PROVIDED, HOWEVER, that if so requested in writing by any Lender to Agent, settlement shall occur on each Business Day during any period that an Event of Default exists. On each Settlement Date, payment shall be made by or to each Lender in the manner provided herein in accordance with the Settlement Report delivered by Agent to Lenders in respect of such Settlement Date so that, as of each Settlement Date and after giving effect to the transactions to take place on such Settlement Date, each Lender shall hold its Pro Rata share of the Revolver Loans.

                    (A) If Agent elects, in its discretion, but subject to the consent of the Required Lenders, to settle accounts between the Lenders with respect to principal amounts of Revolver Loans less frequently than each Business Day, then Agent shall designate periodic Settlement Dates which may occur on any Business Day, PROVIDED that Agent shall designate as a Settlement Date each date on which interest on the Loans is payable pursuant to the terms of this Agreement and a Settlement Date shall occur at least once every 7 days. Agent shall designate a Settlement Date by delivering to each Lender a Settlement Report not later than 12:00 noon (Atlanta time) on the proposed Settlement Date, which Settlement Report shall cover the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.

                    (B) Between Settlement Dates, Agent may request Shawmut and Shawmut may (but shall in no events be obligated to) advance to Borrower out of Shawmut's own funds the entire principal amount of any Base Rate Advance requested or deemed requested pursuant to this Agreement (any such Revolver Loan funded exclusively by Shawmut being referred to as a "Non-Ratable Loan"). The making of each Non-Ratable Loan by Shawmut shall be deemed to be a purchase by Shawmut of a 100% participation in each other Lender's Pro Rata share of the amount of such Non-Ratable Loan. All payments of principal, interest and any other amounts with respect to such Non-Ratable Loan shall be payable to and received by Agent for the account and sole benefit of Shawmut. At any time requested by Shawmut, with notice to Agent and the other Lenders, the other Lenders shall pay to Shawmut, as a repurchase of such participation, an amount equal to 100% of each Lender's Pro Rata share of the outstanding principal amount of such Non-Ratable Loan. Any payments received by Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolver Loans shall be paid over to and retained by Shawmut for such application, and such payment to and retention by Shawmut shall be deemed, to the extent of each other Lender's Pro Rata share of such payment, to be a purchase by each other Lender of a participation in the Revolver Loans (including the repurchase of participations in Non-Ratable Loans held by Shawmut). At any time requested by any other Lender, with notice thereof to Agent and Shawmut, Shawmut shall pay to Agent, for the account of such other Lender, as a repurchase of such participation, an amount equal to such other Lender's Pro Rata share of such amounts (after application thereof to the repurchase of any participations of Shawmut in such other Lender's Pro Rata share of any Non-Ratable Loans) paid only to Shawmut by Agent. Effective as of the date of receipt of each Settlement Report, the Dollar amounts of each Lender's share of the Revolver Loans outstanding shall be adjusted in such manner as shall result in each Lender holding as of such date a percentage of such Revolver Loans equal to such Lender's Pro Rata share thereof.

                    (C) If any amounts received by Shawmut in respect of any Revolver Loans are later required to be returned or repaid by Shawmut to Borrower or any other Obligor or their respective representatives or successors-in-


                                      (xvi)
               interest, whether by court order, settlement or otherwise, in excess of Shawmut's Pro Rata share of all such amounts required to be returned by Lenders, the other Lenders shall, upon demand by Shawmut with notice to Agent, pay to Agent for the account of Shawmut, an amount equal to the excess of the other Lender's respective Pro Rata shares of all such amounts required to be returned by Lenders over the amount, if any, returned directly by Shawmut.

                    (D)  Payment by each Lender to Agent pursuant to this
               Section 3.1.2 shall be made not later than 1:00 p.m. (Atlanta time) on the Business Day such payment is due, PROVIDED that if such payment is due on Agent's demand, such demand is made on the paying Lender not later than 10:00 a.m. (Atlanta time) on such Business Day.

                    (iii) If any Lender shall, at any time, fail to make any payment to Agent required hereunder, Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as Agent may elect in its sole discretion. With respect to the payment of any funds under Section 3.1.2(ii), whether from Agent to a Lender or from a Lender to Agent, the party failing to make the full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate. The failure of any Lender to fund its portion of any Revolver Loan shall not relieve any other Lenders of its obligation, if any, hereunder to fund its portion of the Revolver Loan on the date of Borrowing, but no Lender shall be responsible for the failure of any other Lender to make any Advance to be made by such Lender on the date of any Borrowing. Solely for purposes of voting or consenting to matters with respect to any of the Loan Documents, Collateral or any Obligations and determining a defaulting Lender's Pro Rata share of payments and proceeds of Collateral, a Lender which has failed to fund its portion of any Revolver Loan shall not be deemed to be a "Lender" and such Lender's Commitment shall be deemed to be zero (0).

          3.1.3. DISBURSEMENT AUTHORIZATION. Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolver Loan requested, or deemed to be requested pursuant to this Section 3.1.3, as follows: (i) the proceeds of each Revolver Loan requested under Section 3.1.1(i) shall be disbursed by Agent in Dollars in immediately available funds, in the case of the initial Borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent Borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Agent from time to time or elsewhere if pursuant to a written direction from Borrower; and
(ii) the proceeds of each Revolver Loan requested under Section 3.1.1(ii) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation.

     3.2. PAYMENTS. All payments of principal of and interest on the Revolver Loans, Reimbursement Obligations and other Obligations which are payable to Agent or any Lender shall be made to Agent in Dollars (except that payment of Canadian Reimbursement Obligations shall be made in Canadian Dollars) without any offset or counterclaim and free and clear of (and without deduction for) any present or future Taxes, and, with respect to payments made other than by application of balances in the Payment Account, in immediately available funds not later than 12:00 noon (Atlanta time) on the date due. Except where evidenced by notes or other instruments issued or made by Borrower to Agent or any Lender specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be due and payable as follows:

               3.2.1. REPAYMENT OF REVOLVER LOANS. Borrower's obligation to pay the principal of, and interest on, the Revolver Loans shall be evidenced by the Revolver Notes and by the records of Agent and Lenders and all outstanding principal amounts and accrued interest with respect to the Revolver Loans shall be due and payable as follows:

                    (i) Any portion of the Revolver Loans consisting of the principal amount of Base Rate Advances shall be paid by Borrower to Agent, for the Pro Rata benefit of Lenders, immediately upon the earliest of (a) the receipt by Agent of any proceeds or payments of any of the Borrower Collateral or any Borrower Subsidiary Collateral, to the extent of such proceeds or payments, (b) the repayment of any Subsidiary Advance, or
     (c) the Commitment Termination Date. Interest accrued on the principal amount of Base Rate Advances outstanding from time to time shall be paid as provided in Section 3.2.2 hereof.

                    (ii) Any portion of the Revolver Loans consisting of the principal amount of LIBOR Rate Advances outstanding shall be paid by Borrower to Agent, for the Pro Rata benefit of Lenders, unless converted to a Base Rate Advance or continued as a LIBOR Rate Advance in accordance with the terms of this Agreement, upon the earliest of (a) the last day of the Interest Period applicable


                                     (xvii)
     thereto, or (b) the Commitment Termination Date. In no event shall Borrower be authorized to pay any LIBOR Rate Advance prior to the last day of the Interest Period applicable thereto unless otherwise agreed in writing by Agent, Borrower is otherwise expressly authorized or required by any other provision of this Agreement to pay any LIBOR Rate Advance outstanding on a date other than the last day of the Interest Period applicable thereto, and Borrower pays to Agent, for the Pro Rata benefit of Lenders, concurrently with any prepayment of a LIBOR Rate Advance the amount due Agent and Lenders under Section 2.9 hereof as a result of such prepayment. Interest accrued on the principal amount of each LIBOR Rate Advance shall be paid as provided in Section 3.2.2 hereof.

                    (iii) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if an Out-of-Formula Condition shall exist, Borrower shall, ON DEMAND, repay the outstanding Revolver Loans bearing interest as Base Rate Advances in an amount sufficient to reduce the aggregate unpaid principal amount of all Revolver Loans by an amount equal to such excess; and, if such payment of Base Rate Advances is not sufficient to cure the Out-of-Formula Condition, then Borrower shall immediately either (a) deposit with Agent, for the Pro Rata benefit of Lenders, for application to any outstanding Revolver Loans bearing interest as LIBOR Rate Advances as the same become due and payable at the end of the applicable Interest Periods, cash or Cash Equivalents in an amount sufficient to cure such Out-of-Formula Condition and any such cash or Cash Equivalents shall be held by Agent, pending disbursement of same to Lenders, in the Cash Collateral Account subject to Agent's Lien thereon, or
     (b) pay the Revolver Loans outstanding that bear interest as LIBOR Rate Advances to the extent necessary to cure such Out-of-Formula Condition and also pay to Agent any and all amounts required by Section 2.9 hereof to be paid by reason of the prepayment of a LIBOR Rate Advance prior to the last day of the Interest Period applicable thereto.

                    (iv) Borrower shall have the right to prepay any Revolver Loan hereunder without the payment of any premium, penalty or other charge except to the extent otherwise specifically provided in Sections 2.9 and 4.2.3 of this Agreement.

          3.2.2. INTEREST. Interest accrued on the Revolver Loans shall be due on the earliest of (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, with respect to any Advance (whether a Base Rate Advance or LIBOR Rate Advance), (ii) the last day of the applicable Interest Period in the case of a LIBOR Rate Advance, or (iii) the Commitment Termination Date. With respect to any Base Rate Advance converted into a LIBOR Rate Advance on a day when interest would not otherwise have been payable with respect to such Base Rate Advance, accrued interest to the date of such conversion on the amount of such Base Rate Advance shall be paid on the conversion date.

          3.2.3. COSTS, FEES AND CHARGES. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrower as and when provided in
Section 2 hereof, to Agent, or to any other Person designated by Agent in writing.

          3.2.4. OTHER OBLIGATIONS. The balance of the Obligations requiring the payment of money, including the Reimbursement Obligations, shall be payable by Borrower to Agent, for the Pro Rata benefit of Lenders, as and when provided in this Agreement, the Other Agreements or the Security Documents, or, if no date of payment is otherwise specified in the Loan Documents, ON DEMAND.

     3.3. MARSHALLING; PAYMENTS SET ASIDE. None of Agent or any Lender shall be under any obligation to marshall any assets in favor of Borrower or any other Obligor or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Agent or Lenders or any of such Persons receives payment from the proceeds of any Collateral or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     3.4. ALLOCATION OF PAYMENTS FROM BORROWER AND BORROWER SUBSIDIARIES. All monies to be applied to the Obligations, whether such monies represent voluntary payments by Borrower or any Guarantor or are received pursuant to demand for payment or realized from any disposition of Borrower Collateral or Borrower Subsidiary Collateral, shall be allocated among Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to Lenders, on a Pro Rata basis unless otherwise provided herein): (i) first, to Agent and Shawmut to pay principal and accrued interest on any portion of the Revolver Loans which Agent or Shawmut may have advanced on behalf of any Lender and for which Agent or Shawmut has not been reimbursed by such Lender or Borrower; (ii) second, to Shawmut to pay the principal amount of and any accrued interest on any payment made by Shawmut


                                     (xviii)
under a Borrower LC Guaranty to the extent that Shawmut has not been reimbursed in full pursuant to an applicable Reimbursement Agreement and has not received from each Participating Lender a participation payment as required by Section
1.2.2 hereof; (iii) third, to Agent and Shawmut to pay the amount of Extraordinary Expenses that have not been reimbursed to Agent or Shawmut by Borrower or Lenders, together with interest accrued thereon; (iv) fourth, to Agent to pay any Indemnified Amount that has not been paid to Agent by Borrower or Lenders, together with interest accrued thereon; (v) fifth, to Agent to pay any fees due and payable to Agent; (vi) sixth, to Lenders for any Indemnified Amount that they have paid to Agent and for any Extraordinary Expenses that they have reimbursed to Agent; (vii) seventh, to the Participating Lenders to pay principal and interest on their participations in the Borrower Reimbursement Obligations outstanding (or, to the extent any of the Borrower Reimbursement Obligations are contingent and an Event of Default then exists, deposited in the Cash Collateral Account to provide security for the payment of the Borrower Reimbursement Obligations); and (viii) eighth, to Lenders in payment of the unpaid principal and accrued interest in respect of the Loans and any other Obligations then outstanding.

          3.4.1. ALLOCATION OF PAYMENTS FROM CANADIAN SUBSIDIARIES. All monies to be applied to the Canadian Reimbursement Obligations of a Canadian Subsidiary whether such monies represent voluntary payments by such Canadian Subsidiary or are received pursuant to demand for payment or realized from any disposition of such Canadian Subsidiary's Canadian Subsidiary Collateral, shall be allocated among Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to Lenders, on a Pro Rata basis unless otherwise provided herein): (i) first, to Shawmut to pay the amount of any Canadian Reimbursement Obligations in respect of which Shawmut has not been reimbursed pursuant to the applicable Reimbursement Agreement and has not received from each Lender a participation payment as required by Section 1.2.2 hereof; (ii) second, to Shawmut to pay the amount of any Extraordinary Expenses that have been incurred by Shawmut under any of the Canadian Financing Documents signed by such Canadian Subsidiary and that have not been reimbursed to Shawmut by Borrower, such Canadian Subsidiary or Lenders, together with interest accrued thereon; (iii) third, to Lenders for any Extraordinary Expenses for which such Canadian Subsidiary is liable and which Lenders have reimbursed to Shawmut; and
(iv) fourth, to Lenders to pay principal and interest on their participations in the Canadian Reimbursement Obligations outstanding that arose from such Canadian LC Guaranty (or, to the extent any of such Canadian Reimbursement Obligations are contingent and an Event of Default exists, deposited in the Cash Collateral Account to provide security for the payment of such Canadian Reimbursement Obligations).

          3.4.2. ALLOCATION SOLELY FOR BENEFIT OF AGENT AND LENDERS. The allocations set forth in this Section 3.4 are solely to determine the rights and priorities of Agent and Lenders as among themselves and may be changed by Agent and Lenders without notice to or the consent of approval of Borrower or any other Person.

     3.5. APPLICATION OF PAYMENTS AND COLLECTIONS. All payments received by Agent by 12:00 noon (Atlanta time) in immediately available funds on any Business Day shall be deemed received on that Business Day. All payments received by Agent after 12:00 noon (Atlanta time) in immediately available funds on any Business Day shall be deemed received on the following Business Day. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Agent or any Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent upon any of its books and records. If as the result of collections of Accounts as authorized by Section 6.2.6 hereof a credit balance exists, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists.

     3.6. ALL LOANS TO CONSTITUTE ONE OBLIGATION. The Revolver Loans shall constitute one general Obligation of Borrower and shall be secured by Agent's Lien upon all of the Collateral.

     3.7. LOAN ACCOUNTS; THE REGISTER; ACCOUNT STATED.

          3.7.1. LOAN ACCOUNTS. Each Lender shall maintain in accordance with its usual and customary practices an account or accounts (a "Loan Account") evidencing the Indebtedness of Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Note payable to such Lender.

          3.7.2. THE REGISTER. Agent shall maintain a register (the "Register") which shall include a master account and a subsidiary account for each Lender and in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of each Advance comprising such Borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance


                                      (xix)
delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by Agent from Borrower or any other Obligor and each Lender's share thereof. The Register shall be available for inspection by Borrower or any Lender at the offices of Agent at any reasonable time and from time to time upon reasonable prior notice.

          3.7.3. ENTRIES BINDING. The entries made in the Register and each Loan Account shall constitute rebuttably presumptive evidence of the information contained therein; PROVIDED, HOWEVER, that if a copy of information contained in the Register or any Loan Account is provided to any Person, or any Person inspects the Register or any Loan Account, at any time or from time to time, then the information contained in the Register or the Loan Account, as applicable shall be conclusive and binding on such Person for all purposes absent manifest error, unless such Person notifies Agent in writing within 30 days after such Person's receipt of such copy or such Person's inspection of the Register or Loan Account of its intention to dispute the information contained therein.

     3.8. GROSS UP FOR TAXES. If Borrower shall be required by Applicable Law to withhold or deduct any Taxes from or in respect of any sum payable under this Agreement or any of the other Transaction Documents, (a) the sum payable to Agent or such Lender shall be increased as may be necessary so that, after making all required withholding or deductions, Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (b) Borrower shall make such withholding or deductions, and (c) Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

     3.9. WITHHOLDING TAX EXEMPTION. At least 5 Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States or any State agrees that it will deliver to Borrower and Agent 2 duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payment under this Agreement and its Note without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to Borrower and Agent 2 additional copies of such form (or a successor form) on or before the date that such form expires (currently, 3 successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or Agent, in each case, certifying that such Lender is entitled to receive payments under this Agreement and its Note without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrower and Agent that it is not capable or receiving payments without any deduction or withholding of United States federal income taxes.

SECTION 4.     TERM AND TERMINATION OF COMMITMENTS

     4.1. TERM OF COMMITMENTS. Subject to each Lender's right to cease making Loans to Borrower when any Default exists or upon termination of the Commitments as provided in Section 4.2 hereof, the Commitments shall be in effect for a period of 5 years from the date hereof through July 21, 2000 (the "Term").

     4.2. TERMINATION.

               4.2.1. TERMINATION BY AGENT. Agent may (and upon the direction of the Required Lenders to the extent not inconsistent with Section 11.9.3, shall) terminate the Commitments without notice upon or after the occurrence of an Event of Default.

               4.2.2. TERMINATION BY BORROWER. Upon at least 90 days prior written notice to Agent, Borrower may, at its option, terminate the Commitments; PROVIDED, HOWEVER, no such termination by Borrower shall be effective until Borrower has paid all of the Obligations in immediately available funds and all Reimbursement Obligations have expired or have been cash collateralized in accordance with Section 1.2.3 hereof. Any notice of termination given by Borrower shall be irrevocable unless Agent otherwise agrees in writing.
Borrower may elect to terminate the Commitments in their entirety only. No section of this Agreement, type of Loan available hereunder or Commitment may be terminated singly.


                                      (xx)

               4.2.3. TERMINATION CHARGES. On the effective date of termination of the Commitments pursuant to Section 4.2.2 Borrower shall pay to Agent, for the Pro Rata benefit of Lenders (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 1% of the Average Revolver Loan Balance for the 180-day period immediately preceding the effective date of termination if termination occurs during the first 12-month period of the Term (July 21, 1995 through July 20, 1996); 0.5% of the Average Revolver Loan Balance for the 180-day period immediately preceding the effective date of termination if termination occurs during the second 12-month period of the Term (July 21, 1996 through July 20, 1997); and 0.25% of the Average Revolver Loan Balance for the 180-day period immediately preceding the effective date of termination if termination occurs during the third 12-month period of the Term (July 21, 1997 through July 20, 1998). There shall be no liquidated damages charge if Borrower terminates the Commitments at any time on or after the third 12-month period of the Term.

               4.2.4. EFFECT OF TERMINATION. All of the Obligations shall be immediately due and payable upon the effective date of termination by Agent or, in the case of a termination by Borrower, upon the date specified in Borrower's notice of termination of the Commitments as the effective date of such termination, and on the effective date of any termination (whether by Agent or Borrower) Lenders shall have no obligation to make any Loans and Shawmut shall have no obligation to join in execution of any LC Application or issue any LC Guaranties to or for the direct or indirect benefit of Borrower or any other Person. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Agent and Lenders, in full, in immediately available funds, together with the applicable termination charge, if any. Notwithstanding the payment in full of the Obligations, Agent shall not be required to terminate its security interests in any of the Collateral unless, with respect to any loss or damage Agent may incur as a result of the dishonor or return of any Payment Items applied to the Obligations, Agent shall have received either (i) a written agreement, executed by Borrower, each Borrower Subsidiary and any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such loss or damage; or (ii) such monetary reserves and Liens on the Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent from any such loss or damage.

SECTION 5.     SECURITY INTERESTS

     5.1. SECURITY INTEREST IN BORROWER COLLATERAL. To secure the prompt payment and performance of all of the Obligations, Borrower hereby grants to Agent, for the benefit of itself as Agent and for the Pro Rata benefit of Lenders, a continuing security interest in and Lien upon all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

               (i)       All Accounts;

               (ii)      All Inventory;

               (iii)     All Instruments;

               (iv)      All Chattel Paper;

               (v)       All Documents;

               (vi)      All General Intangibles;

               (vii)     All Deposit Accounts;

               (viii) All monies now or at any time or times hereafter in the possession or under the control of Agent or any Lender or a bailee or Affiliate of Agent or any Lender;

               (ix) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through (viii) above, including proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and


                                      (xxi)

               (x) All books and records (including customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (ix) above.

     5.2. SUBSIDIARY AND OTHER COLLATERAL. In addition to the items of Property referred to in Section 5.1 above, the Obligations shall also be secured by all of the Borrower Subsidiary Collateral pursuant to the Subsidiary Security Agreements, the Cash Collateral to the extent provided herein, and all of the other items of Property from time to time described in any of the Security Documents as security for any of the Obligations.

     5.3. LIEN PERFECTION; FURTHER ASSURANCES. Borrower shall execute or cause to be executed such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Agent's Lien upon any of the Collateral, and shall take such other action as may be required to perfect or to continue the perfection of Agent's Lien upon the Collateral. Unless prohibited by Applicable Law, Borrower hereby authorizes Agent to execute and file any such financing statement on Borrower's behalf.
The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Agent's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Agent any and all documents, instruments and agreements deemed necessary by Agent and Lenders to give effect to or carry out the terms or intent of the Transaction Documents.

SECTION 6.     COLLATERAL ADMINISTRATION

     6.1. GENERAL PROVISIONS.

               AI_58.    LOCATION OF COLLATERAL.  All tangible items of Borrower
Collateral, other than Inventory in transit, shall at all times be kept by Borrower at one or more of the business locations of Borrower set forth in EXHIBIT C hereto and shall not be moved therefrom, without the prior written approval of Agent, except that prior to an Event of Default and Agent's acceleration of the maturity of the Obligations in consequence thereof, Borrower may make sales of its Inventory in the ordinary course of business. All items of Borrower Subsidiary Collateral and Canadian Subsidiary Collateral, other than Inventory in transit, shall at all times be kept by a Borrower Subsidiary or Canadian Subsidiary, as the case may be, at one or more of the business locations of such Borrower Subsidiary or Canadian Subsidiary set forth in EXHIBIT C-1 hereto and shall not be moved therefrom, without the prior written approval of Agent, except that prior to an Event of Default and Agent's acceleration of the maturity of the Obligations in consequence thereof, each Borrower Subsidiary and Canadian Subsidiary may (i) make sales of its Inventory in the ordinary course of its business and (ii) may move Inventory or any records relating to any Collateral to a location in the United States (or, in the case of a Canadian Subsidiary, in Ontario, Canada) other than those shown on EXHIBIT C-1 hereto so long as Borrower has given Agent at least 10 Business Days' prior written notice of such new location and prior to moving any Inventory to such location Borrower has caused the Subsidiary which owns such Inventory to execute and deliver to Agent and Shawmut UCC-1 financing statements and any other appropriate documentation to perfect or continue the perfection of Agent's and Shawmut's respective Liens with respect to such Inventory and all proceeds thereof.

               6.1.2. INSURANCE OF COLLATERAL. Borrower shall maintain and shall cause each Subsidiary to maintain and pay for insurance upon all Collateral wherever located as provided herein and in any of the other Transaction Documents.

               6.1.3. PROTECTION OF COLLATERAL. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes imposed under any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Agent to any Person to realize upon any Collateral shall be borne and paid by Borrower and Guarantors. If Borrower or Guarantors fail to pay promptly any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge Borrower and Guarantors therefor. Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrower's sole risk.

     6.2. ADMINISTRATION OF ACCOUNTS.

               6.2.1. RECORDS AND SCHEDULES OF ACCOUNTS. Borrower shall keep and cause each Restricted Subsidiary to keep accurate and complete records of their respective Accounts and all payments and collections thereon and shall submit and shall cause each Restricted Subsidiary


                                     (xxii)
to submit to Agent and Lenders on such periodic basis as Agent shall request (but in no event more frequently than once each week when no Default or Event of Default exists) and, in the case of each Borrower Subsidiary, all reports and schedules referenced under the Subsidiary Loan Documents.

               6.2.2. DISCOUNTS, ALLOWANCES, DISPUTES. If any Borrower Subsidiary grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower shall cause such Borrower Subsidiary to report such discounts, allowances or credits, as the case may be, to Borrower, who shall report such discounts, allowances or credits to Agent as part of the next required aged trial balance of all accounts (the "Schedule of Accounts"). If any amounts due and owing in excess of $100,000 are in dispute between any Borrower Subsidiary and any Account Debtor, Borrower shall provide Agent with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon and after the occurrence of an Event of Default, Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of any Accounts comprising a part of the Collateral upon such terms and conditions as Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorney's fees, to Borrower.

               6.2.3. TAXES. If an Account of Borrower or a Restricted Subsidiary includes a charge for any Tax payable to any governmental taxing authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower and such Restricted Subsidiary therefor; PROVIDED, HOWEVER, that neither Agent nor Lenders shall be liable for any Taxes that may be due by Borrower or any Subsidiary.

               6.2.4. ACCOUNT VERIFICATION. Whether or not a Default or an Event of Default has occurred, Agent shall have the right, at any time or times hereafter, in the name of Agent, any designee of Agent, Borrower or any Restricted Subsidiary, to verify the validity, amount or any other matter relating to any Accounts of Borrower or any Restricted Subsidiary by mail, telephone, telegraph or otherwise. Borrower shall, and shall cause each Restricted Subsidiary to, cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

               6.2.5. MAINTENANCE OF LOCKBOX; COLLECTION OF ACCOUNTS. Borrower shall cause each Borrower Subsidiary (other than any DNE Group member that may be a Borrower Subsidiary at the time in question) to maintain a Dominion Account pursuant to a lockbox arrangement acceptable to Agent with such bank as may be selected by such Borrower Subsidiary and be acceptable to Agent. Borrower shall cause each such Borrower Subsidiary to issue to each such lockbox bank an irrevocable letter of instruction directing such bank to deposit all payments or other remittances received in the lockbox to the Dominion Account. Borrower shall enter into agreements, in form satisfactory to Agent, with each bank at which a Dominion Account is maintained by which such bank shall immediately transfer to the Payment Account or the Concentration Account (as determined by Agent from time to time) all monies deposited to the Dominion Account. All funds deposited in each Dominion Account or in the Concentration Account shall subject to Agent's Lien. Borrower shall obtain the agreement (in favor of and in form and content satisfactory to Agent and Lenders) by each bank at which a Dominion Account or the Concentration Account is maintained to waive any offset rights against the funds deposited into such Dominion Account or Concentration Account, except offset rights in respect of charges incurred in the administration of such Dominion Account or Concentration Account. Neither Agent nor Lenders assume any responsibility to Borrower or any other Obligor for such lockbox arrangement, Dominion Account or Concentration Account, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

               6.2.6. COLLECTION OF ACCOUNTS AND PROCEEDS OF COLLATERAL. To expedite collection, Borrower shall, and shall cause each Borrower Subsidiary to, endeavor in the first instance to make collection of Borrower's and such Borrower Subsidiary's Accounts for Agent and Lenders. All remittances received by Borrower or a Borrower Subsidiary in respect of its Accounts, together with the proceeds of any other Collateral, shall be held by Borrower or such Borrower Subsidiary as trustee of an express trust for Agent's benefit and each Borrower Subsidiary shall immediately deposit same in kind in its Dominion Account.
Agent retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors of Borrower and each Borrower Subsidiary that Accounts have been assigned to Agent and to collect Accounts directly in its own name and to charge to Borrower and Guarantors the collection costs and expenses, incurred by Agent or Lenders, including reasonable attorneys' fees.

     6.3. ADMINISTRATION OF INVENTORY.

               6.3.1. RECORDS AND REPORTS OF INVENTORY. Borrower shall cause each Restricted Subsidiary to keep accurate and complete records of its Inventory and Borrower shall furnish Agent and Lenders inventory reports respecting such Inventory in form and detail satisfactory to


                                     (xxiii)

Agent and Lenders at such times as Agent and Lenders may request, but prior to the occurrence of a Default or Event of Default, no more frequently than once each week.

               6.3.2. RETURNS OF INVENTORY. Borrower shall not permit any Borrower Subsidiary to return any of its Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise, unless (i) such return is in the ordinary course of business of such Borrower Subsidiary and such Person; (ii) no Default or Event of Default exists or would result therefrom; (iii) the return of such Inventory will not result in an Out-of-Formula Condition; (iv) Borrower promptly notifies Agent thereof if the value of all Inventory returned in any month exceeds $100,000 in the case of Adience and $250,000 in the case of Superior, and, during any period any member of the DNE Group is a Borrower Subsidiary, $50,000 in the aggregate in the case of the DNE Group; and (v) any payments received by such Borrower Subsidiary in connection with any such return is promptly turned over to Agent for application to the Obligations.

     6.4. PAYMENT OF CHARGES. All amounts chargeable to Borrower or any Restricted Subsidiary under Section 6 hereof shall be Obligations secured by all of the Borrower Collateral and Borrower Subsidiary Collateral, shall be payable ON DEMAND and shall bear interest from the date such advance was made until paid in full at the rate applicable to Base Rate Advances from time to time.

SECTION 7.     REPRESENTATIONS AND WARRANTIES

     7.1. GENERAL REPRESENTATIONS AND WARRANTIES. To induce Agent and Lenders to enter into this Agreement and to establish the Credit Facilities hereunder, Borrower warrants and represents to Agent and Lenders that:

               7.1.1. ORGANIZATION AND QUALIFICATION. Each of Borrower and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Borrower and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on EXHIBIT D hereto and in all other states and jurisdictions in which the failure of Borrower or any of such Subsidiaries to be so qualified would have a Material Adverse Effect.

               7.1.2. CORPORATE POWER AND AUTHORITY. Each of Borrower and its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Transaction Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Transaction Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower or any Subsidiary; (ii) contravene Borrower's or any Subsidiary's charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause Borrower or any Subsidiary to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower or any Subsidiary; (iv) result in a breach of or constitute a default under any indenture (including the Senior Noteholder Indenture) or loan or credit agreement or any other material agreement, lease or instrument to which Borrower or any Subsidiary is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower or any Subsidiary.

               7.1.3. LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Transaction Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each of Borrower and its Subsidiaries signatories thereto enforceable against them in accordance with the respective terms of such Transaction Documents, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights.

               7.1.4. CAPITAL STRUCTURE. As of the date hereof, EXHIBIT E hereto states (i) the correct name of each Subsidiary, its jurisdiction of incorporation and the percentage of its Voting Stock owned by each Person, (ii) the name of each of Borrower's corporate Affiliates and the nature of the affiliation and (iii) the number of authorized, issued and treasury shares of Borrower and each Subsidiary. Borrower has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable.

               7.1.5. CORPORATE NAMES. During the 5-year period preceding the date of this Agreement, neither Borrower nor any Subsidiary has been known as or used any corporate, fictitious or trade names except those listed on EXHIBIT F hereto. Except as set forth on EXHIBIT F,


                                     (xxiv)
neither Borrower nor any Subsidiary has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

               7.1.6. BUSINESS LOCATIONS; AGENT FOR PROCESS. As of the date hereof, the chief executive office and other places of business of Borrower and each Subsidiary are as listed on EXHIBIT C and EXHIBIT C-1 hereto. During the 5-year period preceding the date of this Agreement, neither Borrower nor any Subsidiary has had an office, place of business or agent for service of process other than as listed on EXHIBIT C and EXHIBIT C-1. Except as shown on EXHIBIT C and EXHIBIT C-1 on the date hereof, no Inventory of Borrower or any Subsidiary is stored with a bailee, warehouseman or similar Person, nor is any Inventory consigned to any Person.

               7.1.7. TITLE TO PROPERTIES; PRIORITY OF LIENS. Borrower and each Subsidiary has good and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its personal Property, in each case, free and clear of all Liens except Permitted Liens. Borrower has paid or discharged, and has caused each Subsidiary to pay and discharge, all lawful claims which, if unpaid, might become a Lien against any Properties of Borrower or such Subsidiary that is not a Permitted Lien. The Liens granted to Agent under Section 5 hereof are first priority Liens, subject only to those Permitted Liens which are expressly permitted by the terms of this Agreement to have priority over the Liens of Agent.

               7.1.8. ACCOUNTS. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower or any Restricted Subsidiary with respect to any Account. Unless otherwise indicated in writing to Agent, with respect to each Account of Superior, Adience, or a Canadian Subsidiary, Borrower warrants that:

                    (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                    (ii) It arises out of a completed, BONA FIDE sale and delivery of goods by Superior, Adience or a Canadian Subsidiary in the ordinary course of its business and substantially in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Superior, Adience or a Canadian Subsidiary and the Account Debtor;

                    (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

                    (iv) Such Account, and Agent's (or, in the case of Accounts owned by Adience Canada, Shawmut's) security interest therein, is not, and will not (by voluntary act or omission of any Obligor) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Agent to be immaterial, and each such Account is absolutely owing to Superior, Adience or a Canadian Subsidiary and is not contingent in any respect or for any reason;

                    (v) The contract under which such Account arose does not condition or restrict Adience's, Superior's or a Canadian Subsidiary's right to assign to Agent, Borrower or Shawmut, as the case may be, the right to payment thereunder unless Adience, Superior or a Canadian Subsidiary has obtained the Account Debtor's consent to such collateral assignment or complied with any conditions to such assignment (regardless of whether under the Code or other Applicable Law any such restrictions are ineffective to prevent the grant of a Lien upon such Account in favor of Agent, Borrower or Shawmut);

                    (vi) None of Superior, Adience or a Canadian Subsidiary has made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by Superior, Adience or a Canadian Subsidiary in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Agent pursuant to Section 6.2.1 hereof;


                                     (xxv)

                    (vii) To the best of Borrower's Knowledge, there are no facts, events or occurrences which are reasonably likely to impair the validity or enforceability of any Accounts of Superior, Adience or a Canadian Subsidiary or reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Agent with respect thereto;

                    (viii) To the best of Borrower's Knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

                    (ix) To the best of Borrower's Knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder and which are reasonably likely to result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

               7.1.9. FINANCIAL STATEMENTS; FISCAL YEAR. The Consolidated and consolidating balance sheets of Borrower and such other Persons described therein (including the accounts of all Subsidiaries of Borrower for the respective periods during which a Subsidiary relationship existed) as of April 30, 1995, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of Borrower and such Persons at such dates and the results of Borrower's operations for such periods. Since April 30, 1995, there has been no material change in the condition, financial or otherwise, of Borrower and such other Persons as shown on the Consolidated balance sheet as of such date and no material change in the aggregate value of equipment and real Property owned by Borrower or such other Persons, except for (i) the acquisition by Superior of the assets of Alcatel Cable and Alcatel Canada pursuant to the Alcatel Transaction Documents and (ii) changes in the ordinary course of business, none of which transactions or changes, individually or in the aggregate has been materially adverse.

               7.1.10. FULL DISCLOSURE. The financial statements referred to in Section 7.1.9 hereof do not contain any untrue statement of a material fact and neither this Agreement nor any other written statement contains or omits any material fact necessary to make the statements contained herein or therein not materially misleading. There is no fact or circumstances in existence on the date hereof which Borrower has failed to disclose to Agent in writing that may reasonably be expected to have a Material Adverse Effect.

               7.1.11. SOLVENT FINANCIAL CONDITION. Each of Borrower and its Subsidiaries is now Solvent and, after giving effect to the Loans to be made hereunder, the Letters of Credit to be issued in connection herewith, the issuance of the Senior Notes and application of the proceeds thereof as contemplated by the Offering Memorandum, the transactions contemplated by the Adience Merger Documents and the consummation of the other transactions described in the Transaction Documents, Borrower and each of its Subsidiaries will be Solvent.

               7.1.12. SURETY OBLIGATIONS. Except as set forth on EXHIBIT I hereto on the date hereof, neither Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

               7.1.13. TAXES. The federal tax identification number of each of Borrower and the Borrower Subsidiaries is as shown on EXHIBIT G hereto. Borrower and each Subsidiary has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all Taxes upon it, its income and Properties as and when such Taxes are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of Borrower and each Subsidiary are adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

               7.1.14. BROKERS. There are no claims against any Obligor for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents.

               7.1.15. PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Each of Borrower and its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any conflict with the rights of others of which Borrower has Knowledge. All patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights owned by Borrower or any of its Subsidiaries on the date hereof are listed on EXHIBIT H hereto.


                                     (xxvi)

               7.1.16. GOVERNMENTAL CONSENTS. Each of Borrower and its Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

               7.1.17. COMPLIANCE WITH LAWS. Each of Borrower and its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law (except to the extent that any such noncompliance with Applicable Law would not reasonably be expected to have a Material Adverse Effect) and there have been no citations, notices or orders of noncompliance issued to Borrower or any of the Subsidiaries under any such law, rule or regulation. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. Section 201 ET SEQ.), as amended. With respect to matters arising under any Environmental Laws, the representations and warranties contained in the Environmental Certificate are true and correct on the date hereof.

               7.1.18. RESTRICTIONS. Neither Borrower nor any of the Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which has or could be reasonably expected to have a Material Adverse Effect. Except as set forth on EXHIBIT I hereto, neither Borrower nor any of the Subsidiaries is a party or subject to any contract or agreement (other than this Agreement) which restricts its right or ability to incur Indebtedness, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrower or any of the Subsidiaries, as applicable.

               7.1.19. LITIGATION. Except as set forth on EXHIBIT J hereto, there are no actions, suits, proceedings or investigations pending on the date hereof, or to the Knowledge of Borrower, threatened on the date hereof, against or affecting Borrower or any of the Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrower or any of the Subsidiaries, which, if determined adversely to Borrower or any Subsidiary, would have a Material Adverse Effect. To the best Knowledge of Borrower, neither Borrower nor any of its Subsidiaries is in default on the date hereof with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

               7.1.20. NO DEFAULTS. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness of Borrower or a Subsidiary to any Person for Money Borrowed.

               7.1.21. LEASES. EXHIBIT K hereto is a complete listing of all material capitalized leases of Borrower and its Subsidiaries on the date hereof and EXHIBIT L hereto is a complete listing of all material operating leases of Borrower and its Subsidiaries on the date hereof. Each of Borrower and its Subsidiaries is in substantial compliance with all of the terms of each of its respective capitalized and operating leases and there is no basis upon which the lessors under any such leases could terminate same or declare Borrower or any of its Subsidiaries in default thereunder.

               7.1.22. PENSION PLANS. Except as disclosed on EXHIBIT M hereto, neither Borrower nor any of its Subsidiaries has any Plan on the date hereof. Borrower and each of its Subsidiaries is in full substantial compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that is reasonably likely to result in a material adverse change in the financial condition of Borrower or any of the Subsidiaries exists in connection with any Plan. Neither Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

               7.1.23. TRADE RELATIONS. There exists no actual or threatened termination, cancellation or limitation of, or any materially adverse modification or change in, the business relationship between any Borrower Subsidiary and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Borrower Subsidiary, or with any material supplier or group of suppliers, and there exists no condition or state of facts or circumstances which is reasonably likely to have a Material Adverse Effect or prevent any Borrower Subsidiary from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

               7.1.24. LABOR RELATIONS. Except as described on EXHIBIT N hereto, neither Borrower nor any of the Subsidiaries is a party to any collective bargaining agreement on the date hereof. On the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of Borrower's or any Subsidiary's employees, or, to Borrower's Knowledge, any threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.


                                     (xxvii)

               7.1.25. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. No Obligor is an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935.

               7.1.26. MARGIN STOCK. Neither Borrower nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

     7.2. CONTINUOUS NATURE OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of Borrower's or any Subsidiary's business or operations that may occur after the date hereof in the ordinary course of business so long as Agent has consented to such changes or such changes are not violative of any provision of this Agreement. Notwithstanding the foregoing, representations and warranties which by their terms are applicable only to a specific date shall be deemed made only at and as of such date.

     7.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Agent, Lenders and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 8.     COVENANTS AND CONTINUING AGREEMENTS

     8.1. AFFIRMATIVE COVENANTS. For so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations Borrower covenants that, unless otherwise consented to by Agent in writing, it shall:

               8.1.1. VISITS AND INSPECTIONS. Permit representatives of Agent, from time to time, as often as may be reasonably requested, but only during normal business hours and (except when a Default or Event of Default exists) upon reasonable prior notice to Borrower, to visit and inspect the Properties of Borrower and each Subsidiary, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's and each Subsidiary's business, assets, liabilities, financial condition, business prospects and results of operations. Representatives of each Lender shall be authorized to accompany Agent on each such visit and inspection and to participate with Agent therein.

               8.1.2. NOTICES. Notify Agent and Lenders in writing, promptly after obtaining Knowledge thereof, (i) of the commencement of any litigation affecting any Obligor or any of its Properties, whether or not the claim is considered by Borrower to be covered by insurance, and of the institution of any administrative proceeding, to the extent that such litigation or proceeding, if determined adversely to such Obligor, would reasonably be expected to have a Material Adverse Effect; (ii) of any material labor dispute to which any Obligor may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound; (iii) of any material default by any Obligor under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of such Obligor exceeding $500,000; (iv) of any Default or Event of Default; (v) of any default by any Person under any note or other evidence of Indebtedness payable to an Obligor in an amount exceeding $500,000; (vi) of any judgment against any Obligor in an amount exceeding $500,000; (vii) of the assertion by any Person of any Intellectual Property Claim, the adverse resolution of which would reasonably be expected to have a Material Adverse Effect; (viii) of any violation or asserted violation of ERISA or any Environmental Law, the adverse resolution of which would reasonably be expected to have a Material Adverse Effect; (ix) of any amendment or modification to any of the Senior Note Documents or Adience Senior
Note Indenture; and (x) of any Environmental Release by an Obligor or on any Property owned or occupied by an Obligor. In addition, Borrower shall give Agent at least 10 Business Days' prior written notice of any Obligor's opening of any new office or place of business.

               8.1.3. FINANCIAL STATEMENTS. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and to be furnished to Agent and Lenders the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein, such change is disclosed to Agent and is consistent with GAAP and, if required by the Required Lenders, the financial covenants set forth in Section 8.3 are amended in a manner reasonably requested by the Required Lenders to take into account the effects of such change):


                                    (xxviii)

               (i) as soon as available and in any event within 120 days after the close of each Fiscal Year, unqualified audited financial statements of Borrower and its Restricted Subsidiaries as of the end of such Fiscal Year, on a Consolidated and consolidating basis, certified without material qualification by a firm of independent certified public accountants of recognized national standing selected by Borrower but reasonably acceptable to Agent (except for a qualification for a change in accounting principles with which the accountant concurs), and setting forth in each case in comparative form the corresponding Consolidated and consolidating figures for the preceding Fiscal Year;

               (ii) as soon as available and in any event within 45 days after the end of each month hereafter (but within 60 days after the last month in a Fiscal Year), including the last month of Borrower's fiscal year, unaudited interim financial statements of Borrower and its Restricted Subsidiaries as of the end of such month and of the portion of Borrower's financial year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrower and its Restricted Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

               (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made generally available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

               (iv) promptly after the filing thereof, copies of any annual report to be filed in accordance with ERISA in connection with each Plan; and

               (v) such other data and information (financial and otherwise) as Agent, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower's and each of its Subsidiaries' financial condition or results of operations.

          Concurrently with the delivery of the financial statements described in clause (i) of this Section 8.1.3, Borrower shall deliver to Agent and Lenders a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall deliver to Agent and Lenders a certificate of the aforesaid certified public accountants stating to Agent and Lenders that, based upon such accountants' audit of the Consolidated financial statements of Borrower and its Subsidiaries performed in connection with their examination of said financial statements, nothing came to their attention that caused them to believe that Borrower was not in compliance with Sections 8.2.2, 8.2.3, 8.2.4, 8.2.8, 8.2.9(v) or 8.3 hereof, or, if they are aware of such noncompliance, specifying the nature thereof, and acknowledging, in a manner satisfactory to Agent, that they are aware that Agent and Lenders are relying on such financial statements in making their decisions with respect to the Loans. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this
Section 8.1.3, or more frequently if requested by any Lender during any period that a Default or Event of Default, Borrower shall cause to be prepared and furnished to Agent and Lenders a Compliance Certificate in the form of EXHIBIT O hereto executed by the chief financial officer of Borrower.

               8.1.4. LANDLORD AND STORAGE AGREEMENTS. Provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between any Obligor and any landlord or warehouseman which owns any premises at which any Collateral may, from time to time, be kept.

               8.1.5. MONTHLY BANK STATEMENTS. If requested by Agent, deliver to Agent and Lenders, as soon as available, a copy of each monthly statement prepared by the applicable depository bank with respect to each of Borrower's and each Borrower Subsidiary's respective depository accounts.

               8.1.6. PROJECTIONS. No later than 30 days prior to the end of each fiscal year of Borrower, deliver to Agent and Lenders the Projections of Borrower for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month.

               8.1.7.    TAXES.    Pay and discharge, and cause each Subsidiary
to pay and discharge, all Taxes prior to the date on which such Taxes become delinquent or penalties attach thereto, except and to the extent only that such Taxes are being Properly Contested.


                                     (xxix)

               8.1.8. COMPLIANCE WITH LAWS. Comply and cause each Subsidiary to comply, with all Applicable Law, including all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of Taxes, ERISA and all Environmental Laws, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, to the extent that any such failure to comply, obtain or keep in force would be reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release shall occur at or on any of the Properties of Borrower or any Restricted Subsidiary, Borrower shall, or shall cause the applicable Subsidiary to, act immediately to investigate the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any governmental authority or agency.

               8.1.9. INSURANCE. In addition to the insurance required herein with respect to the Collateral, maintain and cause each Restricted Subsidiary to maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against such casualties and contingencies of such type (including product liability, business interruption, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as is customary in the business of Borrower or such Restricted Subsidiary.

               8.1.10. EXECUTION OF SUBSIDIARY GUARANTIES, SUBSIDIARY SECURITY AGREEMENTS AND CONTRIBUTION AGREEMENT. Cause each Subsidiary Guarantor on the Closing Date to execute and deliver to Agent a Subsidiary Guaranty, a Subsidiary Security Agreement and the Contribution Agreement, and promptly cause each Person that hereafter becomes a Restricted Subsidiary (other than a member of the DNE Group for so long as it is contractually prohibited by the CDA from doing so) to become a party to the Non-Subordinated Subsidiary Guaranty and the Contribution Agreement and to execute and deliver to Agent a Subsidiary Security Agreement.

               8.1.11. REPAYMENT OF AND RECORDS CONCERNING ALLOCATED NOTE PROCEEDS AMOUNT AND ADIENCE DEBT EXCHANGE NOTE. Cause the Allocated Note Proceeds Amount owing by each Borrower Subsidiary and any member of the DNE Group (whether or not any DNE Group member is at the time in question a Borrower Subsidiary) to be evidenced by an Allocated Proceeds Note duly executed by such Borrower Subsidiary or DNE Group member, as the case may be; require each Borrower Subsidiary or DNE Group member, as the case may be, to pay such Allocated Proceeds Note in accordance with the terms thereof, and keep accurate and complete records concerning the Allocated Note Proceeds Amount and all payments with respect thereto; and require Adience to pay the Adience Debt Exchange Note in accordance with the terms thereof and keep accurate and complete records concerning the Adience Debt Exchange Note and all payments with respect thereto. If on any date Borrower uses any proceeds of Revolver Loans to pay when due any installment of principal or interest in respect of the Senior Notes, to make or fund Restricted Payments when each of the Restricted Payment Conditions is satisfied at the time of and after giving effect to such Restricted Payment, to fund any advance in connection with the PolyVision Loans, or to pay any of the Obligations (other than interest accrued on the Revolver Loans), then, in any such event, Borrower shall, to the extent any balance is outstanding on the Allocated Proceeds Notes or the Adience Debt Exchange Note, concurrently require each Borrower Subsidiary to make payments of principal or accrued interest on the Allocated Note Proceeds Amount owing by such Borrower Subsidiary (and, when the Allocated Note Proceeds Amounts of all Borrower Subsidiaries have been paid in full, shall require Adience to make payments of principal and accrued interest on the Adience Debt Exchange Note) in an amount which, when aggregated with amounts paid or funded on or about the same date by the other Borrower Subsidiaries on account of their respective Allocated Note Proceeds Amounts, is equal to the amount of such Revolver Loan proceeds so used by Borrower. Borrower shall, to the extent necessary to enable a Borrower Subsidiary to pay any portion of such payments, fund a Permitted Subsidiary Advance to such Borrower Subsidiary. In no event shall Borrower forgive, or permit any Borrower Subsidiary (or any DNE Group member) to prepay, the whole or any part of its Allocated Proceeds Note or the Allocated Note Proceeds Amount evidenced thereby; nor shall Borrower forgive, or permit Adience to prepay, in whole or in part the Adience Debt Exchange Note. Borrower shall not sell or assign any of the Allocated Proceeds Notes or Adience Debt Exchange Note or any interest therein, grant or suffer to exist any Lien (other than a Permitted
Lien) upon any of the Allocated Proceeds Notes or Adience Debt Exchange Note, or amend or consent to any modification of any Allocated Proceeds Notes or Adience Debt Exchange Note.

               8.1.12. REPAYMENT OF AND RECORDS REGARDING SUBSIDIARY AND PAYMENT ITEM ADVANCES. Keep accurate and complete records with respect to each Borrower Subsidiary concerning all Subsidiary Advances outstanding to such Borrower Subsidiary and Payment Item Advances outstanding to such Borrower Subsidiary from time to time, all payments applied thereto and interest accrued thereon. Any Payment Items that constitutes Property of a Borrower Subsidiary and that is received by Agent or Borrower shall be deemed applied by Borrower on its books first to reduce any outstanding amounts owing by such Borrower Subsidiary under its Subsidiary Loan Agreement on the date of receipt of such Payment Item in the Concentration Account and the balance of any such Payment Items shall either be returned to such Borrower Subsidiary if so requested by such Borrower Subsidiary when no Subsidiary Advances are outstanding to it or, to the extent an unauthorized Payment Item Advance is not thereby created, applied to reduce any Subsidiary Advances owing by any other Borrower Subsidiary. In no event, however, shall the aggregate amount of all Payment Item Advances and Loans owing at any time or times by Adience to Superior exceed $5,000,000 and in no event shall the aggregate of all Payment Item Advances owing at any time or times by


                                      (xxx)

Superior to Adience exceed $1,500,000. All Subsidiary Advances shall be repaid as provided in the Subsidiary Loan Agreement under which such Subsidiary Advance was made. Each Payment Item Advance shall be repaid by the Borrower Subsidiary owing same on demand to the Borrower Subsidiary to which such Payment Item Advance is owed.

               8.1.13. EXCESS AVAILABILITY. Maintain during each and every period of 30 consecutive days after the date of this Agreement an Average Availability of at least $5,000,000.

               8.1.14. ADIENCE SENIOR NOTES. Cause the unpaid principal balance of the Adience Senior Notes to be reduced on the Closing Date from the proceeds of the Senior Notes to an amount no greater than $5,000,000.

               8.1.15. ADIENCE/SUPERIOR DOCUMENTS. Cause the Adience/Superior Documents to be duly executed and delivered by the parties thereto, in form and content reasonably acceptable to Agent, within 45 days after the Closing Date.

               8.1.16. CONSENT OF CDA. Make a diligent and good faith effort to satisfy each of the DNE Loan Conditions, including, obtaining the consent of CDA to the execution and delivery by Borrower and the DNE Group of Subsidiary Loan Documents and the execution and delivery by the DNE Group of the Non-Subordinated Subsidiary Guaranty and a Subsidiary Security Agreement.

               8.1.17. POST-FUNDING CASH BALANCES. Within 5 Business Days after the Closing Date, a Senior Officer of Borrower shall certify in writing to Agent and Lenders the amount of cash and Cash Equivalents of Borrower and the Restricted Subsidiaries and the amount of the balances in the Investment Accounts.

     8.2. NEGATIVE COVENANTS. For so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations, Borrower covenants that, unless Agent has first consented thereto in writing, it shall not and shall not permit any Restricted Subsidiary to:

               8.2.1. FUNDAMENTAL CHANGES. Enter into any transaction to merge, consolidate or amalgamate with any Person, or liquidate, wind up or dissolve itself.

               8.2.2. RESTRICTED PAYMENTS. Make, directly or indirectly, any Restricted Payment except as follows: (i) Distributions by a Restricted Subsidiary (other than a Borrower Subsidiary or a Canadian Subsidiary) to Borrower to the extent allowed under Applicable Law; (ii) Restricted Payments by Borrower to the extent that such payments are not made, directly or indirectly, in whole or in part, from any proceeds of any Collateral (other than proceeds deposited into a Deposit Account subject to Agent's Lien to the extent that such proceeds were derived from the disposition of Property of an Obligor on which Agent did not have a Lien or from the sale or issuance of Securities by an Obligor) or from the proceeds of any Revolver Loans or Subsidiary Advances and provided that Borrower is permitted to make such Restricted Payments under the terms of the Senior Note Documents; and (iii) Restricted Payments by Borrower that are to be made, directly or indirectly, in whole or in part from the proceeds of any Revolver Loans to the extent that each of the Restricted Payment Conditions is satisfied.

               8.2.3. LOANS. Make any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person (including a Borrower, a Subsidiary or an Affiliate); PROVIDED, HOWEVER, that (i) Borrower may fund the PolyVision Loans pursuant to the PolyVision Loan Documents, (ii) for so long as no Default or Event of Default exists or would result therefrom,
(x) Borrower may make Permitted Subsidiary Advances to each Borrower Subsidiary (including DNE after each of the DNE Loan Conditions is satisfied) and (y) Superior may make Permitted Superior/Adience Loans, and (iii) Borrower may, on or about the Closing Date and pursuant to the Debt Exchange Agreement lend to Adience, the amount of the shares of the 8% preferred stock of Borrower required by the Debt Exchange Agreement in exchange for the Adience Debt Exchange Note. Without limiting the generality of the foregoing, in no event shall Borrower be permitted to make any loan or other advance of money to a Subsidiary except for Permitted Subsidiary Advances.

               8.2.4. TOTAL INDEBTEDNESS. Create, incur, assume, guarantee or suffer to exist any Indebtedness, except:

                    (i) Obligations owing to Agent or Lenders pursuant to any of the Transaction Documents;

                    (ii) Subordinated Debt existing on the date of this Agreement;


                                     (xxxi)

                    (iii) Indebtedness of any Subsidiary to Borrower that exists on the date hereof, that results from Permitted Subsidiary Advances, or that constitutes such Subsidiary's Allocated Note Proceeds Amount;

                    (iv) accounts payable by Borrower or a Restricted Subsidiary to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged more than 90 days from billing date or more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being Properly Contested;

                    (v) Indenture Obligations of Borrower under (and as defined in) the Senior Noteholder Indenture (as in effect on the date hereof);

                    (vi) Contingent liabilities of a Subsidiary Guarantor under a Senior Note Guaranty;

                    (vii)     obligations to pay Rentals permitted by Section
     8.2.13;

                    (viii)    Permitted Purchase Money Indebtedness;

                    (ix)      Permitted Superior/Adience Loans;

                    (x) foreign currency contracts and copper futures contracts or similar instruments, provided that (a) such contracts are entered into solely as a bona fide hedge and are totally offset by existing obligations owed to or by Borrower or a Subsidiary in an equivalent amount and (b) the aggregate Dollar Equivalent of the amount of currency and copper to be purchased or sold under such contracts at any one time outstanding shall not exceed $5,000,000;

                    (xi) Indebtedness for Money Borrowed by Borrower or a Subsidiary (including Indebtedness of Adience under the Adience Senior Notes and Indebtedness of DNE to the CDA on the date hereof), but only to the extent that such Indebtedness is outstanding on the date of this Agreement, is disclosed in the Offering Memorandum and is not to be satisfied on or about the Closing Date from the proceeds of the Senior Notes or the proceeds of the initial Revolver Loans, together with any extension, renewals or refinancings of such Indebtedness provided that the principal amount of such Indebtedness is not increased;

                    (xii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                    (xiii) Indebtedness of the Canadian Subsidiaries to the Canadian Lender under the Canadian Financing Documents; and

                    (xiv) Indebtedness not included in paragraphs (i) through (xiii) above which is not secured by a Lien (unless such Lien is a Permitted Lien) and does not exceed at any time, in the aggregate, the sum of $5,000,000 (LESS the amount of Purchase Money Indebtedness outstanding at such time) as to Borrower and all of its Subsidiaries.

               8.2.5. AFFILIATE TRANSACTIONS. Enter into, or be a party to any transaction with any Affiliate or stockholder, except (i) the transactions contemplated by the Transaction Documents; (ii) payment of customary directors' fees and indemnities; (iii) transactions with Affiliates that were consummated prior to the date hereof and that are described in the Offering Memorandum; and
(iv) in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary.

               8.2.6. LIMITATION ON LIENS. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:


                                     (xxxii)

                    (i) Liens at any time granted in favor of Agent or, in the case of any Canadian Subsidiary Collateral, in favor of Shawmut;

                    (ii) Liens for Taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being Properly Contested;

                    (iii) A statutory Lien arising in the ordinary course of Borrower's or a Subsidiary's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required or the Indebtedness secured by such Lien is being Properly Contested and such Lien does not materially detract from the value of the Property of Borrower or such Subsidiary and does not materially impair the use thereof in the operation of Borrower's or such Subsidiary's business;

                    (iv) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

                    (v) Liens securing Indebtedness of a Borrower Subsidiary to Borrower or another Subsidiary, so long as such Liens are (unless and to the extent otherwise agreed by Agent in writing) at all times junior in priority to any Liens in favor of Agent in the same Property;

                    (vi) A Lien arising by virtue of the rendition, entry or issuance against Borrower or any Subsidiary, or any Property of Borrower or any Subsidiary, of any judgment, writ, order, or decree for so long as such Lien is in existence for less than 30 consecutive days after it first arises, is at all times junior in priority to any Liens in favor of Agent or Shawmut and is being Properly Contested;

                    (vii) Liens arising from Borrower's pledge of the Capital Stock of a Restricted Subsidiary and proceeds thereof as security for the Senior Notes, but only if the instruments pursuant to which any such pledge is effected expressly provide that the pledgee thereunder (including any successor pledgee) is not permitted (unless and until it acquires ownership of such Capital Stock by lawful foreclosure of its Lien thereon) to exercise any right to vote such Capital Stock for the purpose of causing such Restricted Subsidiary's directors to place such Restricted Subsidiary into bankruptcy or causing new board members to be elected for such purpose;

                    (viii)    Liens on Margin Stock;

                    (ix) Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Money Borrowed), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts, provided that, to the extent any such Liens attach to any of the Collateral, such Liens are at all times subordinate and junior to the Liens upon the Collateral in favor of Agent or Shawmut;

                    (x) easements, rights-of-way, restrictions, covenants or other agreements of record and other similar charges or encumbrances on real Property of Borrower or a Subsidiary that do not interfere with the ordinary conduct of the business of Borrower or such Subsidiary;

                    (xi) Liens granted in favor of the Canadian Lender by Superior Canada to secure Indebtedness of Superior Canada under any of the Canadian Financing Agreements signed by Superior Canada, and Liens granted in favor of the Canadian Lender by Adience Canada to secure Indebtedness of Adience Canada under any of the Canadian Financing Agreements signed by Adience Canada;

                    (xii) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by clauses (iv), (viii) or (xi) above, provided that (A) such Indebtedness is not secured by any additional assets of Borrower or any Subsidiary and (B) the amount of such Indebtedness secured by any such Lien is not increased;


                                    (xxxiii)

                    (xiii) Liens in existence immediately prior to the Closing Date that are satisfied in full and released on the Closing Date as a result of the application of Borrower's cash on hand at the Closing Date, the proceeds of the Senior Notes and the initial Revolver Loans to be made on the Closing Date;

                    (xiv) Liens in existence on the date hereof on Property of a Canadian Subsidiary in favor of Ford Credit Canada Limited or General Motors Acceptance Corporation of Canada Limited, or any of their respective Affiliates, in connection with and to secure motor vehicle financings or leases, provided that not later than 60 days after the date hereof such Liens either shall be released of record in their entirety or shall be modified so as to limit the Lien to the motor vehicles financed by such Persons in favor of a Canadian Subsidiary and proceeds thereof.

                    (xv) such other Liens as appear on EXHIBIT P hereto, to the extent provided therein; and

                    (xvi) such other Liens as Agent may hereafter approve in writing.

               8.2.7. SUBORDINATED DEBT. Make any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the subordination agreement relative thereto.

               8.2.8. CAPITAL EXPENDITURES. Make Capital Expenditures (including, by way of capitalized leases) which (i) in the aggregate, as to Borrower and its Subsidiaries, exceed $8,500,000 during any Fiscal Year or (ii) in the aggregate as to Adience exceeds, during Fiscal Year 1996, the sum of $3,000,000 plus net proceeds from Adience's disposition of assets (other than Collateral) during such Fiscal Year, or, during any Fiscal Year thereafter, exceeds $4,000,000.

               8.2.9. DISPOSITION OF ASSETS. Sell, lease, consign or otherwise dispose of any of its Properties or any interest therein, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder, (ii) dispositions of Property (other than Inventory) in the ordinary course of business, (iii) a transfer of Property to Borrower by a Subsidiary, (iv) transfers by Borrower of substantially all of the Capital Stock it owns in PolyVision (other than preferred stock) in connection with the retirement in part of the Adience Senior Notes pursuant to the Debt Exchange Agreement and the acquisition by Borrower of the remaining Capital Stock of Adience on or about the Closing Date, (v) any sale or other disposition of any of the PolyVision Stock, provided that the net proceeds from such sales, up to an aggregate of $8,600,000, are turned over to Agent promptly after Borrower's receipt thereof for application to the Obligations; (vi) dispositions expressly authorized by other provisions of this Agreement; (vii) transfers of all or any part of the Capital Stock of PolyVision that is at any time owned by Borrower to a Plan established by Borrower; and
(viii) the sale by Adience of its Property consisting of a condominium.

               8.2.10. STOCK OF SUBSIDIARIES. Permit any of the Subsidiaries to issue any additional shares of its Capital Stock except director's qualifying shares.

               8.2.11. BILL-AND-HOLD SALES, ETC. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

               8.2.12. CONDUCT OF BUSINESS. Engage in any business other than the business engaged in by it on the Closing Date and any business or activities which are substantially similar, related or incidental thereto, except that the foregoing shall not be deemed to restrict Borrower from making any business acquisitions that are not otherwise in violation of this Agreement.

               8.2.13. LEASES. Become a lessee under any operating lease (other than a lease under which Borrower or any of the Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which Borrower or any of the Subsidiaries is then lessee would exceed $1,000,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

               8.2.14. TAX CONSOLIDATION. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.


                                     (xxxiv)

               8.2.15. FISCAL YEAR. Establish a fiscal year different from the Fiscal Year.

               8.2.16. CORPORATE DOCUMENTS. Amend, modify or otherwise change any of the terms or provisions in any of its corporate charter, articles of incorporation, bylaws or other governing documents as in effect on the Closing Date, except for changes that do not affect in any way Borrower's or such Restricted Subsidiary's rights and obligations to enter into and perform the Transaction Documents to which it is a party to pay all of the Obligations and that do not have a Material Adverse Effect.

               8.2.17. SUBSIDIARY ADVANCES AND PARTICIPATIONS THEREIN; AMENDMENTS TO SUBSIDIARY LOAN DOCUMENTS. Make any Subsidiary Advance unless such Subsidiary Advance is a Permitted Subsidiary Advance; sell or assign any interest in any of the Subsidiary Advances or Subsidiary Loan Documents to any Person other than Agent for its benefit and the Pro Rata benefit of Lenders; amend, modify or otherwise alter any of the terms or provisions contained in any of the Subsidiary Loan Documents, or execute any new instruments or agreements to evidence, secure the payment of or otherwise govern the transactions described in any of the Subsidiary Loan Documents; release or subordinate any Lien granted by a Borrower Subsidiary to Borrower under any of the Subsidiary Loan Documents or otherwise; or permit any Borrower Subsidiary to violate any provision of any of the Subsidiary Loan Documents.

               8.2.18. AMENDMENTS TO SENIOR NOTE DOCUMENTS. Amend any of the Senior Note Documents to change (unless such change is to extend) the maturity date of the Senior Notes; to require more frequent payments of interest under the Senior Notes; to increase the rate of interest payable in respect of the Senior Notes; to alter any subordination provisions contained in any Senior Note Guaranty; or to amend any provision of any Senior Note Stock Pledge so as to cause an Event of Default to occur under this Agreement.

               8.2.19. SUBSIDIARY INDEBTEDNESS. Except for the PolyVision Loans, waive, forgive, reduce (other than as the result of a bona fide payment), convert to an Equity Interest or accept an Equity Interest in exchange for, permit to be prepaid (except for mandatory prepayments required in accordance with the terms hereof of an Allocated Proceeds Note), subordinate or defer the time of payment of, release any Obligor liable for or any Lien securing, or otherwise modify or amend amy instrument or other document evidencing or securing, any Indebtedness of any Subsidiary to Borrower or of any Subsidiary to another Subsidiary. With respect to the PolyVision Loans and PolyVision Loan Documents, Borrower shall not extend the term thereunder during which loans may be made under the PolyVision Loan Documents or increase the amount of the PolyVision Loans that may be outstanding from time to time.

     8.3. SPECIFIC FINANCIAL COVENANTS. For so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations, Borrower covenants that, unless otherwise consented to by Agent in writing, it shall:

               8.3.1. CONSOLIDATED ADJUSTED TANGIBLE NET WORTH. Maintain at all times a Consolidated Adjusted Tangible Net Worth of not less than ($59,000,000).

               8.3.2. CONSOLIDATED NET WORTH. Maintain at all times a Consolidated Net Worth of not less than $42,000,000.

               8.3.3. CONSOLIDATED CASH INTEREST COVERAGE RATIO. Maintain a Consolidated Cash Interest Coverage Ratio, determined (a) as of October 31, 1995, for the portion of the Fiscal Year then elapsed since August 1, 1995, of at least 1.1 to 1, (b) as of the last day of each month, commencing November 30, 1995 and ending April 30, 1996, for the portion of the Fiscal Year then elapsed since August 1, 1995, of at least 1.1 to 1, (c) for the 10-month period ending May 31, 1996, and for the 11-month period ending June 30, 1996, of at least 1.1 to 1, and (d) as of the last day of each month, commencing July 31, 1996 and continuing through April 30, 1997, for the 12-month period ending on such day, of at least 1.1 to 1; and commencing May 31, 1997, maintain a Consolidated Cash Interest Coverage Ratio, determined as of the last day of each month for the 12-month period ending on such day, of at least 1.35 to 1.

               8.3.4. CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Maintain a Consolidated Fixed Charge Coverage Ratio, for the 3-month period ending October 31, 1995, for the 6-month period ending January 31, 1996, and for the 9-month period ending April 30, 1996, of not less than 0.75 to 1, and thereafter maintain a Consolidated Fixed Charge Coverage Ratio, determined as of the last day of each fiscal quarter of Borrower for the portion of the Fiscal Year then ended, of not less than 1.0 to 1, commencing May 31, 1996.


                                     (xxxv)

          8.3.5. ADDITIONAL FINANCIAL COVENANTS. Comply with any and all financial covenants set forth in any of the Senior Note Documents, whether or not compliance therewith is waived under the Senior Note Indenture or otherwise.

SECTION 9.     CONDITIONS PRECEDENT

     9.1. CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSIONS. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent and Lenders under the other sections of this Agreement, Lenders shall not be required to make the initial Revolver Loans requested by Borrower under the Revolver Facility or to extend credit pursuant to the LC Facility unless, on or before July 31, 1995, each of the following conditions has been and continues to be satisfied:

               9.1.1. LOAN DOCUMENTS. Each of the Loan Documents to be executed on or about the Closing Date shall be in form and substance satisfactory to Agent and Lenders, shall have been duly executed and delivered to Agent by each of the signatories thereto and shall be accepted by Agent and Lenders;

               9.1.2. SUBSIDIARY LOAN DOCUMENTS. The Subsidiary Loan Documents in form and substance satisfactory to Agent and Lenders shall have been duly executed and delivered by Superior and Adience and any other Obligor signatory thereto and shall be accepted by Agent and Lenders, and Borrower shall have duly executed and delivered to Agent, for the benefit of Agent and the Pro Rata benefit of Lenders, the Subsidiary Loan Documents Assignment and all of the original Subsidiary Loan Documents signed by Superior and Adience;

               9.1.3. CANADIAN FINANCING AGREEMENTS. Superior Canada and Adience Canada shall have entered into separate Canadian Financing Agreements with the Canadian Lender providing for the Canadian Lender to make available revolving credit facilities to Superior Canada and Adience Canada up to the maximum principal amounts of Cdn$10,000,000 and Cdn$3,000,000, respectively, but not to exceed at any time a Canadian Subsidiary's Canadian Borrowing Base at such time; providing for the charge by the Canadian Lender of a per annum simple interest rate on the outstanding principal amount under the revolving credit facility to each Canadian Subsidiary equal, at the Canadian Lender's option, either (i) to the Canadian Lender's prime rate for Canadian Dollar loans or (ii) the Canadian Lender's rate for corporate bankers acceptances plus 0.625% per annum; providing that the Canadian Financing Agreements, and all other instruments and agreements executed in connection therewith, may be assigned and transferred, in whole or in part to Shawmut or to Agent for the Pro Rata benefit of Lenders, without notice to or the consent of either of the Canadian Subsidiaries; granting to the Canadian Lender a duly perfected, first priority Lien upon all of the Canadian Subsidiary Collateral of each Canadian Subsidiary; and containing such other terms and conditions as shall be acceptable to or required by Agent or Shawmut and each of the Other Canadian Financing Documents shall have been duly executed and delivered by each of the signatories thereto and shall have been reviewed and found acceptable in all respects by Lenders;

               9.1.4. CONSOLIDATED AVAILABILITY. Agent shall have determined, and Lenders shall be satisfied that, immediately after Lenders have made the initial Revolver Loans and Bank has issued the Canadian Letters of Credit and any Borrower Letters of Credit to be issued on the Closing Date, and Borrower has paid (or made provision for payment of) all closing costs incurred in connection with the Credit Facilities and the Senior Note Documents, the sum of the following is not less than $25,000,000: (i) the Availability PLUS (ii) the excess of the Canadian Borrowing Base of each Canadian Subsidiary over the aggregate of the loans outstanding under the Canadian Financing Agreements.

               9.1.5. EVIDENCE OF PERFECTION AND PRIORITY OF LIENS. Agent shall have received copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Agent and Shawmut in the Collateral and evidence in form satisfactory to Agent and Lenders that such Liens constitute valid and perfected security interests and Liens, and that there are no other Liens upon any Collateral except for Permitted Liens.

               9.1.6. ARTICLES OF INCORPORATION. Agent shall have received a copy of the Articles or Certificate of Incorporation of Borrower and each Obligor, and all amendments thereto, certified by the Secretary of State or other appropriate officials of the jurisdiction of Borrower's and each Obligor's states of incorporation.

               9.1.7. GOOD STANDING CERTIFICATES. Agent shall have received good standing certificates for Borrower and each Obligor, issued by the Secretary of State or other appropriate official of Borrower's or any Obligor's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's or any Obligor's business activities or ownerships of its Property necessitates qualification.


                                     (xxxvi)

               9.1.8. OPINION LETTERS. Agent shall have received a favorable, written opinion of Proskauer Rose Goetz & Mendelsohn LLP and the respective local counsel to Borrower and Agent, covering the matters set forth on EXHIBIT P attached hereto, and shall have received such other favorable, written opinions of Canadian counsel to each Canadian Subsidiary regarding the Canadian Financing Documents as Agent and Lenders may require.

               9.1.9. INSURANCE. Agent shall have received copies of the casualty insurance policies of Borrower and each Obligor with respect to the Collateral, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee with respect to each such policy and copies of Borrower's and each Obligor's liability insurance policies, together with endorsements naming Agent as a co-insured, all as required by the Transaction Documents.

               9.1.10. LOCKBOX; DOMINION AND CONCENTRATION ACCOUNTS. Agent shall have received the duly executed agreements establishing the Lockbox and each Dominion Account, and (if requested by Agent) the Concentration Account, in each case with a financial institution acceptable to Agent for the collection or servicing of the Accounts.

               9.1.11. LANDLORD AGREEMENTS. Agent shall have received all landlord or warehouseman agreements with respect to all premises leased by Borrower or any Subsidiary Guarantor and which are disclosed on EXHIBIT C and EXHIBIT C-1 hereto.

               9.1.12. ISSUANCE OF SENIOR NOTES. Agent shall have received advances satisfactory to it that, contemporaneously with the funding of the initial Revolver Loans, Borrower shall have issued and received the net proceeds of the Senior Notes in accordance with the Senior Note Documents;

               9.1.13. ALLOCATED PROCEEDS NOTES. Each of the Allocated Proceeds Notes shall have been duly executed and delivered to Borrower, in form and substance satisfactory to Borrower and Lenders, and shall have been delivered to Agent by Borrower pursuant to the Allocated Proceeds Notes Pledge.

               9.1.14. SOLVENCY CERTIFICATES. Agent and Lenders shall have received certificates satisfactory to them from each Obligor's officers that, after giving effect to the financing under the Loan Agreement and the issuance of the Letters of Credit, each Obligor is Solvent;

               9.1.15. ALCATEL ASSIGNMENT. Agent shall have received, reviewed and found acceptable the duly executed Alcatel Transaction Documents Assignment;

               9.1.16. ADIENCE/HEAT MERGER. Agent shall have received, reviewed and found acceptable all of the Adience Merger Documents and the transactions contemplated thereby shall have been consummated or provision therefor made to occur on the Closing Date;

               9.1.17. POLYVISION MERGER. Agent shall have received, reviewed and found acceptable the IDT Merger Documents, and evidence that the PolyVision merger shall have been consummated in accordance with Applicable Law;

               9.1.18. ALLOCATION OF FUNDING PROCEEDS. Borrower's proposed allocation of the proceeds from the Senior Notes and proceeds of the initial Revolver Loans to pay Indebtedness of Borrower and its Subsidiaries (including the application of Senior Note Proceeds to retire all but approximately $5,000,000 of the Adience Senior Notes) shall be as set forth in the Sources and Uses Agreement and Agent shall have received from Borrower disbursement authorization letter directing that the proceeds of the initial Revolver Loans to be made by Lenders be disbursed to Superior, via an account established therefor by Borrower at NationsBank of Georgia, N.A., for repayment by Superior of Indebtedness to the Superior/Alcatel Noteholders as of such date;

               9.1.19. NO LABOR DISPUTES. Agent shall have received assurances satisfactory to it that there are no threats of strikes or work stoppages by any employees, or organization of employees, of any Obligor which Agent reasonably determines may have a Material Adverse Effect;


                                    (xxxvii)

               9.1.20. COMPLIANCE WITH LAWS AND OTHER AGREEMENTS. Agent shall have determined or received assurances satisfactory to it that none of the Transaction Documents or any of the transactions contemplated thereby violate any applicable law, court order or agreement binding upon any Obligor; and

               9.1.21. NO MATERIAL ADVERSE CHANGE. No material adverse change in the financial condition of any Obligor or the quality, quantity or value of any Collateral shall have occurred since April 30, 1995.

     9.2. CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent and Lenders under the other sections of this Agreement, Lenders shall not be required to make any Loans or otherwise extend any credit to or for the benefit of Borrower under any of the Credit Facilities, unless and until each of the following conditions has been and continues to be satisfied:

               9.2.1. NO DEFAULTS. No Default or Event of Default shall exist;

               9.2.2. SATISFACTION OF CONDITIONS IN OTHER LOAN DOCUMENTS. Each of the conditions precedent set forth in any other Loan Document shall have been and shall remain satisfied;

               9.2.3. NO LITIGATION. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby; and

     9.3. LIMITED WAIVER OF CONDITIONS PRECEDENT. If Lenders shall make any Revolver Loan under this Agreement at a time when any of the foregoing conditions precedent are not satisfied (regardless of whether the failure of satisfaction of any such conditions precedent was known or unknown to Agent or Lenders), the funding of such Revolver Loan shall not operate as a waiver of the right of Agent and Lenders to insist upon the satisfaction of all conditions precedent with respect to each subsequent Revolver Loan requested by Borrower or a waiver of any Default or Event of Default as a consequence of the failure of any such conditions to be satisfied, unless Agent, with the prior consent of the Required Lenders, in writing waives the satisfaction of any condition precedent in which event such waiver shall only be applicable for the specific instance given and only to the extent and for the period of time expressly stated in such written waiver.

SECTION 10.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

     10.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events or conditions shall constitute an "Event of Default" (each of which Events of Default shall be deemed to be continuing unless and until waived by Agent and Lenders in accordance with the provisions of Section 11.9 hereof):

          10.1.1. PAYMENT OF OBLIGATIONS. Borrower shall fail to pay any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

          10.1.2. MISREPRESENTATIONS. Any representation, warranty or other written statement to Agent or any Lender by or on behalf of any Obligor, whether made in or furnished in compliance with or in reference to any of the Transaction Documents, proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 7.2 hereof.

          10.1.3. BREACH OF SPECIFIC COVENANTS. Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 5.3, 6.1.1, 6.2.4, 6.2.5, 6.2.6, 8.1.1, 8.1.3, 8.1.11, 8.1.13, 8.1.14, 8.1.15, 8.2 or 8.3
hereof on the date that Borrower is required to perform, keep or observe such covenant.

          10.1.4. BREACH OF OTHER COVENANTS. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured to Agent's and the Required Lender's satisfaction within 20 days after the sooner to occur of any Senior Officer's receipt of notice of such breach from Agent or the date on which such failure or neglect first becomes known to any Senior Officer; PROVIDED, HOWEVER, that such notice and opportunity to cure shall not


                                    (xxxviii)
apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured at all or within such 20-day period or which is a willful and knowing breach by Borrower.

          10.1.5. DEFAULT UNDER SECURITY DOCUMENTS/OTHER AGREEMENTS. An event of default under any of the Security Documents or Other Agreements shall occur.

          10.1.6. DEFAULT UNDER CANADIAN FINANCING DOCUMENTS. An event of default under any of the Canadian Financing Documents shall occur.

          10.1.7. DEFAULT UNDER SENIOR NOTE INDENTURE. An event of default under any of the Senior Note Documents shall occur.

          10.1.8. OTHER DEFAULTS. There shall occur any default or event of default on the part of Borrower or any Restricted Subsidiary under any agreement, document or instrument to which Borrower or any Restricted Subsidiary is a party or by which Borrower or any Restricted Subsidiary or any of their respective Properties is bound, creating or relating to any Indebtedness (including the Adience Senior Notes) in excess of $1,000,000 if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

          10.1.9. UNINSURED LOSSES. Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Agent shall have permitted) by insurance if the amount not covered by insurance exceeds $250,000, or payments by Adience (or by another Obligor on behalf of Adience) during any period of 12 consecutive months of an aggregate amount that exceeds $2,000,000 in the defense (including payments for legal fees) or the disposition (whether such disposition is by payment of a judgment, arbitration aware or settlement) of Asbestos Claims to the extent that such $2,000,000 in aggregate amount is not covered by insurance or is not reimbursed to Adience by an insurance company within the same 12-month period in which such payments were made by Adience (or by another Obligor on Adience's behalf).

          10.1.10. MATERIAL ADVERSE EFFECT. There shall occur any event or condition that has a Material Adverse Effect.

          10.1.11. INSOLVENCY PROCEEDING OF BORROWER. Borrower shall commence, or shall consent to the commencement against it of, any Insolvency Proceeding or any Insolvency Proceeding shall be commenced against Borrower and the same shall not have been dismissed within 60 days after the commencement thereof.

          10.1.12. INSOLVENCY PROCEEDING OF A RESTRICTED SUBSIDIARY. A Restricted Subsidiary shall commence, or shall consent to the commencement against it of, any Insolvency Proceeding or any Insolvency Proceeding shall be commenced against a Restricted Subsidiary and the same shall not have been dismissed within 60 days after the commencement thereof.

          10.1.13. BUSINESS DISRUPTION; CONDEMNATION. There shall occur a cessation of a substantial part of the business of any Obligor for a period which significantly affects such Obligor's capacity to continue its business, on a profitable basis; or any Obligor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Obligor which is necessary to the continued or lawful operation of its business; or any Obligor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Obligor leases or occupies any premises on which any Collateral is located shall be canceled or terminated prior to the expiration of its stated term and such cancellation or termination has a Material Adverse Effect or results in an Out-of-Formula Condition or Subsidiary Out-of-Formula Condition; or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be materially impaired through condemnation.

          10.1.14. CHANGE OF OWNERSHIP. Borrower shall cease to own and control, beneficially and of record, all of the Capital Stock of Superior, Adience or DNE Systems; Superior shall cease to own and control, beneficially and of record, all of the Capital Stock of Superior Canada; Adience shall cease to own and control, beneficially and of record, all of the Capital Stock Adience Canada; or DNE Systems shall cease to own and control, beneficially and of record, all of the Capital Stock of DNE and DNE Manufacturing.

          10.1.15. ERISA. A Reportable Event shall occur which Agent, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower, any Subsidiary of Borrower or


                                     (xxxix)
any Obligor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's, such Subsidiary's or such Obligor's complete or partial withdrawal from such Plan.

          10.1.16. CHALLENGE TO AGREEMENT. Any Obligor or any of its Affiliates shall challenge or contest in any action, suit or proceeding the validity or enforceability of any of the Transaction Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent.

          10.1.17. REPUDIATION OF OR DEFAULT UNDER SUBSIDIARY GUARANTY. Any Guarantor shall revoke or attempt to revoke the Subsidiary Guaranty signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof.

          10.1.18. CRIMINAL FORFEITURE. Borrower or any Restricted Subsidiary shall be convicted under any criminal law that could lead to a forfeiture of any Property of Borrower or such Restricted Subsidiary that would have a Material Adverse Effect.

     10.2. ACCELERATION OF THE OBLIGATIONS. Without in any way limiting the right of Agent to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, upon or at any time after the occurrence of an Event of Default, Agent may in its discretion (and, upon receipt of written instructions to do so from the Required Lenders, shall) declare the principal of and any accrued interest on the Revolver Loans and all other Obligations owing under any of the Loan Documents to be, whereupon the same shall become without further notice or demand (all of which notice and demand Borrower expressly waives), forthwith due and payable and Borrower shall forthwith pay to Agent the entire principal of and accrued and unpaid interest on the Revolver Loans and other Obligations plus reasonable attorneys' fees and expenses if such principal and interest are collected by or through an attorney-at-law. Notwithstanding the foregoing, upon the occurrence of an Event of Default specified in Section 10.1.11 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Agent and the Commitments shall automatically terminate.

     10.3. OTHER REMEDIES. Upon and after the occurrence of an Event of Default, Agent may in its discretion (and, upon receipt of written direction of the Required Lenders, shall) exercise from time to time the following rights and remedies:

               10.3.1. All of the rights and remedies of a secured party under the Code or under other Applicable Law, and all other legal and equitable rights to which Agent may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Transaction Documents, and none of which shall be exclusive.

               10.3.2. The right to take immediate possession of any of the Borrower Collateral or Borrower Subsidiary Collateral, and to (i) require Borrower to assemble the Borrower Collateral or Borrower Subsidiary Collateral, at Borrower's expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Borrower Collateral or Borrower Subsidiary Collateral on said premises until sold (and if said premises be the Property of Borrower, then Borrower agrees not to charge Agent for storage thereof).

               10.3.3. The right to sell or otherwise dispose of all or any Borrower Collateral or Borrower Subsidiary Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Borrower agrees that any requirement of notice to Borrower or any other Obligor of any proposed public or private sale or other disposition of Borrower Collateral or Borrower Subsidiary Collateral by Agent shall be deemed reasonable notice thereof if given at least 10 days prior thereto, and such sale may be at such locations as Agent may designate in said notice. Agent shall have the right to conduct such sales on Borrower's or any other Obligor's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of the Borrower Collateral or Borrower Subsidiary Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent may purchase all or any part of the Borrower Collateral or Borrower Subsidiary Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Borrower Collateral or Borrower Subsidiary Collateral may be applied, after allowing 2 Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Agent in collecting the Obligations, in enforcing the rights of Agent under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrower and each Guarantor shall remain jointly and severally liable to Agent therefor.


                                      (xl)

               10.3.4. Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Agent's benefit.

     10.4. SETOFF. In addition to any Liens granted under any of the Loan Documents and any rights now or hereafter available under Applicable Law, Agent and each Lender (and each of their respective Affiliates) is hereby authorized by Borrower at any time that an Event of Default exists, without notice to Borrower or any other Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits, general or special (including Indebtedness evidenced by certificates of deposit whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by Agent, such Lender or any of their Affiliates to or for the credit or the account of Borrower against and on account of the Obligations of Borrower arising under the Transaction Documents to Agent, such Lender or any of their Affiliates, including all Loans and Reimbursement Obligations and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) Agent or such Lender shall have made any demand hereunder or (ii) Agent, at the request or with the consent of the Required Lenders shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by this Agreement and even though such Obligations may be contingent or unmatured. Notwithstanding the foregoing, each of Agent and Lenders agree with each other that it shall not, without the express consent of the Required Lenders, and that it shall (to the extent that it is lawfully entitled to do so) upon the request of the Required Lenders, exercise its setoff rights hereunder against any accounts of Borrower now or hereafter maintained with Agent, such Lender or any Affiliate of any of them. If any party (or its Affiliate) exercises the right of setoff provided for hereunder, such party shall be obligated to share any such setoff in the manner and to the extent required by Section 11.5.

     10.5. REMEDIES CUMULATIVE; NO WAIVER. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Transaction Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Subsidiary Guaranty given to Agent or contained in any other agreement between Agent and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Agent to require strict performance by Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Agent shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Transaction Documents and no Event of Default by Borrower under this Agreement or any other Transaction Documents shall be deemed to have been suspended or waived by Agent, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent and directed to Borrower.

SECTION 11.    AGENT

     11.1.     APPOINTMENT, AUTHORITY AND DUTIES OF AGENT.

          11.1.1. Each Lender hereby irrevocably appoints and designates Shawmut as Agent to act as herein specified. Agent may, and each Lender by its acceptance of a Note shall be deemed irrevocably to have authorized Agent to, enter into all Transaction Documents relating to any Collateral, for its benefit and the Pro Rata benefit of Lenders, including the Security Documents, the Superior Canada Security Agreement, the Senior Noteholder Trustee Intercreditor Agreement, the Subsidiary Collateral Intercreditor Agreement, the Adience Senior Note Subordination Agreement, and the Canadian Intercreditor Agreement, and, except as otherwise provided in this Section 11, to exercise such rights and powers under this Agreement and the other Transaction Documents as are specifically delegated to Agent by the terms hereof and thereof, together with such other rights and powers as are reasonably incidental thereto. Each Lender agrees that any action taken by Agent or the Required Lenders in accordance with the provisions of this Agreement or the other Transaction Documents, and the exercise by Agent or the Required Lenders of the power set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with this Agreement and the other Loan Documents; (b) execute and deliver as Agent each Transaction Document and accept delivery of each such agreement delivered by Borrower or any other Obligor; (c) act as collateral agent for Lenders for purposes of the perfection of all security interest and Liens created by such agreements and, subject to the direction of the Required Lenders, for all other purposes stated therein, PROVIDED that Agent


                                      (xli)
hereby appoints, authorizes and directs each of the Lenders to act as collateral sub-agent for Agent and the other Lenders for purposes of the perfection of all security interest and Liens with respect to Borrower's or each other Obligor's Deposit Accounts maintained with, and all cash and Cash Equivalents held by, such Lender; (d) subject to the direction of the Required Lenders, manage, supervise or otherwise deal with the Collateral; (e) take such action as is necessary or desirable to maintain the perfection and priority of the security interest and Liens created or to be created by the Transaction Documents; and
(f) except as may be otherwise specifically restricted by the terms of this Agreement and subject to the direction of the Required Lenders, exercise all remedies given to Agent or Lenders with respect to any of the Collateral under the Transaction Documents relating thereto, Applicable Law or otherwise.

          11.1.2.  Agent (which term, as used in this sentence and in Section
11.6 hereof, shall include reference to Agent's Affiliates and to the officers, directors, employees and agents of Agent's Affiliates) shall not: (a) have any duties or responsibilities except those expressly set forth in this Agreement and the other Transaction Documents, and shall not by reason of this Agreement or any of the other Transaction Documents be a trustee or fiduciary for any Lender (or any Lender's participants); (b) be responsible to any Lender (or any Lender's participants) for any recitals, statements, representations or warranties contained in this Agreement or any of the other Transaction Documents or in any certificate or other document referred to or provided for in, or received by any Lender under, this Agreement or any of the other Transaction Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Collateral, this Agreement or any of the other Transaction Documents or any other document referred to or provided for herein or therein, or for any failure by Borrower, any Guarantor or any other Person (other than Agent) who is at any time a signatory to any of the Transaction Documents to perform any of its obligations hereunder or thereunder;
(c) be required to initiate or conduct any litigation or collection proceedings hereunder or under any of the other Transaction Documents except to the extent directed to do so by the Required Lenders during the continuance of any Event of Default; or (d) be responsible for any action taken or omitted to be taken hereunder or under any of the other Transaction Documents or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own willful misconduct or gross negligence.

          11.1.3. Agent may perform any of its duties by or through its agents and employees and may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Borrower shall promptly (and in any event, on demand) reimburse Agent for all reasonable expenses (including all Extraordinary Expenses) incurred by Agent pursuant to any of the provisions hereof or of any of the other Transaction Documents or in the execution of any of Agent's duties hereby or thereby created or in the exercise of any right or power herein or therein imposed or conferred upon it or Lenders (excluding, however, general overhead expenses), and each Lender agrees promptly to pay to Agent, ON DEMAND, such Lender's Pro Rata share of any such reimbursement for expenses (including Extraordinary Expenses) that is not timely made by Borrower to Agent.

          11.1.4. The rights, remedies, powers and privileges conferred upon Agent hereunder and under the other Transaction Documents may be exercised by Agent without the necessity of the joinder of any other parties unless otherwise required by Applicable Law. If Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any of the other Transaction Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any of the Transaction Documents in accordance with the instructions of the Required Lenders.

          11.1.5. Agent shall promptly, upon receipt thereof, forward to each Lender copies of any written notices, reports, certificates and other information received by Agent from Borrower or any Guarantor (to the extent Borrower or such Guarantor is not required to supply directly to Lenders) and copies of the results of any field audits by Agent with respect to Borrower, any Guarantor or any Borrower Subsidiary that is not a Guarantor. Agent shall conduct field audits of Borrower or any Borrower Subsidiary at any time or times reasonably requested by any Lender (but in no event shall Agent be obliged to honor such requests more frequently than twice a calendar year unless a Default or Event of Default exists).

     11.2. COLLATERAL INTERESTS. Each Lender shall have a Pro Rata interest in the security interests and Liens in and to the Borrower Collateral, all Borrower Subsidiary Collateral, all Superior Canada Collateral and any other Property granted and assigned to Agent under the Transaction Documents.

     11.3. RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in so relying, upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, telecopier message or cable) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other


                                     (xlii)
experts selected by Agent. As to any matters not expressly provided for by this Agreement or any of the other Transaction Documents, Agent shall in all cases be fully protected in acting or refraining from acting hereunder and thereunder in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding upon Lenders.

     11.4. ACTION UPON DEFAULT. Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default unless it has received notice from a Lender or Borrower specifying the occurrence of such Default or Event of Default. If Agent shall receive such a notice of the occurrence of a Default or an Event of Default or shall otherwise acquire actual knowledge of any Default or Event of Default, Agent shall promptly notify Lenders in writing and Agent shall take such action and assert such rights under this Agreement and the other Transaction Documents, or shall refrain from taking such action and asserting such rights, as the Required Lenders shall direct from time to time. As provided in Section 11.3 hereof, Agent shall not be subject to any liability by reason of acting or refraining to act pursuant to any request of the Required Lenders except for its own willful misconduct or gross negligence. Before directing Agent to take or refrain from taking any action or asserting any rights under this Agreement and the other Transaction Documents, the Required Lenders shall consult with and seek the advice of (but without having to obtain the consent of) each other Lender, and promptly after directing Agent to take or refrain from taking any such action or asserting any such rights, the Required Lenders will so advise each other Lender of the action taken or refrained from being taken and, upon request of any Lender, will supply information concerning actions taken or not taken. In no event shall the Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of one Loan without accelerating and demanding payment of all other Loans. Each Lender agrees that it will not take any legal action, nor will it institute any action or proceeding, against Borrower or any other Obligor with respect to any of the Loans or with respect to any Collateral, without the prior written consent of the Required Lenders and, without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Obligations or unilaterally terminate its Commitment.

     11.5. RATABLE SHARING. If any Lender shall obtain any payment or reduction (including any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of any Obligation of Borrower hereunder (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata share of payments or reductions on account of such Obligations obtained by all of the Lenders, such Lender shall forthwith (i) notify the other Lenders and Agent of such receipt and (ii) purchase from the other Lenders such participations in the affected Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, on a Pro Rata basis, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 11.5 may, to the fullest extent permitted by Applicable Law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

     11.6.     INDEMNIFICATION OF AGENT.

          11.6.1. Each Lender agrees to indemnify Agent in its capacity as agent hereunder (to the extent not reimbursed by Borrower under this Agreement, but without limiting the indemnification obligation of Borrower under this Agreement), on a Pro Rata basis, from and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever (including reasonable attorneys' fees and expenses) which may be imposed on, incurred by or asserted against Agent in any way related to or arising out of this Agreement or any of the other Transaction Documents or any other document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses which Borrower is obligated to pay under Section 13.2 hereof) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable to Agent for any of the foregoing to the extent that they result solely from the willful misconduct or gross negligence of Agent.

          11.6.2. Without limiting the generality of the foregoing provisions of this Section 11.6, if Agent should be sued by any receiver, trustee in bankruptcy, debtor-in-possession or other Person on account of any alleged preference or fraudulent transfer received or alleged to have been received from Borrower or any other Obligor as the result of any transaction under the Transaction Documents, then in such event any monies paid by Agent in settlement or satisfaction of such suit, together with all Extraordinary Expenses incurred by Agent in the defense of same, shall be promptly reimbursed to Agent by Lenders to the extent of each Lender's Pro Rata share.

          11.6.3. Without limiting the generality of the foregoing provisions of this Section 11.6, if at any time (whether prior to or after the Commitment Termination Date) any action or proceeding shall be brought against Agent by Borrower or by any other Person claiming by, through or


                                     (xliii)
under Borrower or any other Obligor, to recover damages for any act taken or omitted by Agent under any of the Transaction Documents or in the performance of any rights, powers or remedies of Agent against Borrower, any Account Debtor, the Collateral or with respect to any Revolver Loans, or to obtain any other relief of any kind on account of any transaction between Agent and Borrower under or in relation to any of the Transaction Documents, Lenders agree to indemnify and hold Agent harmless with respect thereto and to pay to Agent their respective Pro Rata shares of such amount as Agent shall be required to pay by reason of a judgment, decree, or other order entered in such action or proceeding or by reason of any compromise or settlement agreed to by Agent, including all interest and costs assessed against Agent in defending or compromising such action, together with attorneys' fees and other legal expenses paid or incurred by Agent in connection therewith; PROVIDED, HOWEVER, that no Lender shall be liable to Agent for any of the foregoing to the extent that they arise solely from the willful misconduct or gross negligence of Agent. In Agent's discretion, Agent may also reserve for or satisfy any such judgment, decree or order from proceeds of Collateral prior to any distributions therefrom to or for the account of Lenders.

     11.7. LIMITATION ON RESPONSIBILITIES OF AGENT. Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances to its satisfaction from Lenders of their indemnification obligations under Section 11.6 hereof against any and all liability and expense which may be incurred by Agent by reason of taking or continuing to take any such action. Neither Agent nor any of its officers, directors, employees or agents shall be liable to Lenders (or any Lender's participants) for any action lawfully taken or omitted to be taken under or in connection with this Agreement or the other Transaction Documents except as a result of actual gross negligence or willful misconduct on the part of Agent. Agent does not assume any responsibility for any failure or delay in performance or breach by any Obligor or any Lender of its obligations under this Agreement or any of the other Transaction Documents. Agent does not make to Lenders, and no Lender makes to Agent or the other Lenders, any express or implied warranty, representation or guarantee with respect to the Revolver Loans, the Collateral, the Transaction Documents or any Obligor. Agent shall not be responsible to Lenders, and no Lender shall be responsible to Agent or the other Lenders, for:
(i) any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of, any of the Transaction Documents; (ii) the validity, genuineness, enforceability, collectibility, value or sufficiency of the Collateral, or the perfection of any Lien therein; or (iii) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or any Account Debtor. Agent shall be entitled to act, and shall be fully protected in acting upon, any certification, notice or other communication in whatever form believed by Agent, in good faith, to be genuine and correct and to have been signed or sent or made by a proper Person. Agent shall have no obligation to any Lender to ascertain or inquire as to the observance or performance by any Obligor of any of the duties or agreements of such Obligor under any of the Transaction Documents. Agent may consult with and employ legal counsel, accountants and other experts and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Agent may employ agents and attorneys-in-fact and shall not be liable for the negligence, default or misconduct of any such agents or attorney-in-fact selected by Agent with reasonable care.

     11.8.     SUCCESSOR AGENT AND CO-AGENTS.

          11.8.1. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving written notice thereof to each Lender and Borrower. Upon any such resignation, the Required Lenders, after prior consultation with (but without having to obtain consent of) each Lender, shall have the right to appoint a successor Agent which shall be a financial institution organized under the laws of the United States or of any State thereof, shall have a combined capital surplus of at least $50,000,000 and shall be reasonably acceptable to Borrower (and for purposes hereof, any successor to Shawmut or any of the other existing Lenders shall be acceptable to Borrower). Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Notwithstanding anything to the contrary contained in this Agreement, any successor by merger or acquisition of the stock or assets of Shawmut shall continue to be Agent hereunder unless such successor shall resign in accordance with the provisions hereof.

          11.8.2. It is the purpose of this Agreement that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business as agent in any jurisdiction. It is recognized that, in case of litigation under any of the Transaction Documents, or in case Agent deems that by reason of present or future laws of any jurisdiction Agent might be prohibited from exercising any of the powers, rights or remedies granted to Agent or Lenders hereunder or under any of the Transaction Documents or from holding title to or a Lien upon any Collateral or any Subsidiary Collateral or from taking any other action which may be necessary hereunder or under any of the Transaction Documents, Agent may appoint an additional individual or institution as a separate collateral agent or co-collateral agent which is not so prohibited from taking any of such actions or exercising any of such powers, rights or remedies. If Agent shall appoint an additional individual or institution as a separate collateral agent or co-collateral agent as provided above, each and every remedy, power, right, claim, demand or cause of action intended by any of the Transaction Documents to be exercised by or


                                     (xliv)
vested in or conveyed to Agent with respect thereto shall be exercisable by and vested in such separate collateral agent or co-collateral agent, but only to the extent necessary to enable such separate collateral agent or co-collateral agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate collateral agent or co-collateral agent shall run to and be enforceable by either of them. Should any instrument from Lenders be required by the separate collateral agent or co-collateral agent so appointed by Agent in order more fully and certainly to vest in and confirm to him or it such rights, powers, duties and obligations, any and all of such instruments shall, on request, be executed, acknowledged and delivered by Lenders. In case any separate collateral agent or co-collateral agent, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, duties and obligations of such separate collateral agent or co-collateral agent, so far as permitted by Applicable Law, shall vest in and be exercised by the Agent until the appointment of a new collateral agent or successor to such separate collateral agent or co-collateral agent.

     11.9.     CONSENTS, AMENDMENTS AND WAIVERS UNDER TRANSACTION DOCUMENTS.

          11.9.1. Without the prior written consent of all Lenders, (i) Agent shall not release any material portion of the Borrower Collateral or Subsidiary Collateral from the Liens of the Security Documents, except as expressly contemplated in the Transaction Documents, in connection with a sale that is authorized by the Transaction Documents or upon final and indefeasible payment in full of the Obligations and termination of the Commitments; and (ii) neither Agent nor any Lender shall consent to any amendment that would (a) alter the provisions of Section 2.6, 2.7, 2.8, 2.9, 4.1, this Section 11 or Section 13.2, the definitions of "Availability Reserve," "Borrowing Base," "Pro Rata," "Required Lenders" or any provision of this Agreement obligating Agent to take certain actions at the direction of the Required Lenders, or any provision of this Agreement regarding the Pro Rata treatment or obligations of Lenders (b) increase or otherwise modify the Commitments (other than to reduce proportionately each Lender's Commitment in connection with any overall reduction in the amount of the Commitments), (c) alter or amend the rate of interest payable in respect of the Loans (except as may be expressly authorized by the Transaction Documents or as may be necessary, in Agent's judgement, to comply with Applicable Law), (d) waive or agree to defer collection of any fee, termination charge or other charge provided for under any of the Transaction Documents (except to the extent that the Required Lenders agree after and during the continuance of any Event of Default to a waiver or deferral of any termination charge provided for in Section 4.2.3 hereof) or the unused line fee in Section 2.2.3 hereof, (e) subordinate the payment of any of the Obligations to any other Indebtedness or the priority of any Liens granted to Agent under any of the Transaction Documents to Liens granted to any other Person, except as currently provided in or contemplated by the Transaction Documents, in connection with Borrower's incurrence of Permitted Purchase Money Indebtedness, and except for Liens granted by an Obligor to financial institutions with respect to amounts on deposit with such financial institutions to cover returned items, processing and analysis charges and other charges in the ordinary course of business that relate to deposit accounts with such financial institutions,
(f) alter the time or amount of repayment of any of the Loans or waive any Event of Default resulting from nonpayment of the Loans on the due date thereof (or within any applicable period of grace), or (g) forgive any of the Obligations, except any portion of the Obligations held by a Lender who consents in writing to such forgiveness. Notwithstanding the foregoing or any other provision in this Agreement, Agent shall have the exclusive right to determine whether any Accounts or Inventory constitute Eligible Accounts or Eligible Inventory (basing such determination in each case upon the meanings given to such terms in Appendix A), or whether to impose or release any reserve (other than the permanent $5,000,000 stated reserve in the definition of Availability Reserve, the release or reduction of which shall require the consent of all Lenders), and to exercise its own credit judgment in connection therewith, which judgment, if exercised in good faith, shall exonerate Agent from any liability to Lenders or any other Person for any errors in judgment.

          11.9.2. Agent may with the consent, and shall at the direction, of the Required Lenders (i) become a party with an Obligor and the Required Lenders to any amendment to any of the Transaction Documents, except for amendments concerning which the prior written consent of all Lenders is required under
Section 11.9.1 hereof; and (ii) except for Events of Default resulting from nonpayment on the due date thereof (or within any applicable period of grace) of any principal or interest on the Loans or any other Obligations (including those payable on demand), join with the Required Lenders in waiving any Default or Event of Default whether or not resulting from an Obligor's default in observing or performing any covenant in the Transaction Documents that may not be amended without the prior consent of all Lenders as provided in Section 11.9.1.

          11.9.3. Unless otherwise directed by the Required Lenders, Agent may require Lenders to honor requests by Borrower for Out-of-Formula Loans (in which event, and notwithstanding anything to the contrary set forth in this Agreement, Lenders shall continue to make Revolver Loans up to their Pro Rata share of the Commitments) and to forbear from requiring Borrower to cure an Out-of-Formula Condition, (1) when no Event of Default exists (or if an Event of Default exists, when the existence of such Event of Default is not known), if and for so long as (i) such Out-of-Formula Condition does not continue for a period of more than 15 consecutive days, following which no Out-of-Formula Condition exists for at least 15 consecutive days before another Out-of-Formula Condition exists,
(ii) the amount of the Revolver Loans outstanding at any time does not exceed the aggregate of the Commitments at such time, and (iii) the Out-of-Formula Condition is not known by Agent at the time in question to exceed $2,000,000; and (2) regardless of whether or


                                      (xlv)
not an Event of Default exists, if Agent discovers the existence of an Out-of-Formula Condition not previously known by it to exist, but Lenders shall be obligated to continue making such Revolver Loans as directed by Agent only (A) if the amount of the Out-of-Formula Condition is not increased by more than $2,000,000 above the amount determined by Agent to exist on the date of discovery thereof and (B) for a period not to exceed 5 Business Days.

          11.9.4. No Lender shall be authorized to amend or modify any Note held by it, or to give or withhold waivers with respect thereto (including any waiver of an Event of Default thereunder), unless such amendment, modification or waiver is consented to in writing by all Lenders.

          11.9.5. Notwithstanding anything to the contrary contained in this Agreement, the Required Lenders shall have the right to waive any Default or Event of Default and the consequences hereunder of such Default or Event of Default and shall have the right to enter into an agreement with Borrower or any Guarantor providing for the forbearance from the exercise of any remedies provided hereunder or under any of the other Transaction Documents without waiving any such Default or Event of Default. The making of any Revolver Loans hereunder by any Lender during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default. Any waiver or consent granted by the Required Lenders hereunder shall be effective only if in writing and then only in the specific instance and for the specific purpose for which it was given.

     11.10. DUE DILIGENCE AND NON-RELIANCE. Each Lender hereby acknowledges and represents that it has, independently and without reliance upon Agent or the other Lenders, and based upon such documents and information as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement, to fund the Loans to be made by it hereunder and to purchase participations in the Reimbursement Obligations pursuant to Section
1.2.2 hereof, and each Lender has made such inquiries concerning this Agreement, the other Transaction Documents, any of the Collateral and each Obligor as such Lender feels necessary and appropriate, and has taken such care on its own behalf as would have been the case had it entered into this Agreement and the other Transaction Documents without the intervention or participation of the other Lenders or Agent. Each Lender hereby further acknowledges and represents that the other Lenders and Agent have not made any representations or warranties to it concerning any Obligor, any of the Collateral or with respect to the legality, validity, sufficiency or enforceability of this Agreement or any of the other Transaction Documents. Each Lender also hereby acknowledges that it will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and in taking or refraining to take any other action under this Agreement or any of the other Transaction Documents. Except for notices, reports and other information expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its affiliates) which may come into possession of Agent or any of Agent's Affiliates.

     11.11. REPRESENTATIONS AND WARRANTIES OF LENDERS. By its execution of this Agreement, each Lender hereby represents and warrants to Borrower and the other Lenders that it has the power to enter into and perform its obligations under this Agreement and the other Transaction Documents, and that it has taken all necessary and appropriate action to authorize its execution and performance of this Agreement and the other Transaction Documents will be binding upon it and the obligations imposed upon it herein or therein will be enforceable against it in accordance with the respective terms of such documents.

     11.12. THE REQUIRED LENDERS. As to any provisions of this Agreement or the other Transaction Documents under which action may or is required to be taken upon direction or approval of the Required Lenders, the direction or approval of the Required Lenders shall be binding upon each Lender to the same extent and with the same effect as if each Lender had joined therein.

     11.13. SEVERAL OBLIGATIONS. The obligations and commitments of each Lender under this Agreement and the other Transaction Documents are several and neither Agent nor any Lender shall be responsible for the performance by the other Lenders of its obligations or commitments hereunder or thereunder. Notwithstanding any liability of Lenders stated to be joint and several to third Persons under any of the Transaction Documents, such liability shall be shared, as among Lenders, Pro Rata according to the respective Commitments of Lenders.

     11.14. AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, Agent shall have the same rights and powers hereunder and under the other Transaction Documents as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders," "Required Lenders," or any similar term shall, unless the context clearly otherwise indicates, include Agent in its capacity as a Lender.


                                     (xlvi)

     11.15. THIRD PARTY BENEFICIARIES. This Section 11 is not intended to confer any rights or benefits upon Borrower or any other Person except Lenders and Agent, and no Person (including Borrower) other than Lenders and Agent shall have any right to enforce any of the provisions of this Section 11 except as expressly provided in Section 11.17 hereof. As between Borrower and Agent, any action that Agent may take or purport to take on behalf of Lenders shall be conclusively presumed to have been authorized and approved by Lenders as herein provided.

     11.16. NOTICE OF TRANSFER. Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Revolver Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender has been received by Agent.

     11.17. REPLACEMENT OF CERTAIN LENDERS. If a Lender ("Affected Lender") shall have (i) failed to fund its Pro Rata share of any Revolver Loan requested by Borrower which such Lender is obligated to fund under the terms of this Agreement and which such failure has not been cured, (ii) requested compensation from Borrower under Section 2.7 to recover increased costs incurred by such Lender (or its parent or holding company) which are not being incurred generally by the other Lenders (or their respective parents or holding companies), or
(iii) delivered a notice pursuant to Section 2.6 hereof claiming that such Lender is unable to extend LIBOR Rate Advances to Borrower for reasons not generally applicable to the other Lenders, then, in any such case and in addition to any other rights and remedies that Agent, any other Lender or Borrower may have against such Affected Lender, Borrower or Agent may make written demand on such Affected Lender (with a copy to Agent in the case of a demand by Borrower and a copy to Borrower in the case of a demand by Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within 5 Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Eligible Assignees designated by Agent, all of such Affected Lender's rights and obligations under this Agreement (including its Commitments and all Revolver Loans owing to it) in accordance with Section 12 hereof. Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within 5 Business Days after the date of such demand. The Affected Lender shall be entitled to receive, in cash and concurrently with execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Loan Document, including the aggregate outstanding principal amount of the Revolver Loans owed to such Lender, together with accrued interest thereon through the date of such assignment. Upon the replacement of any Affected Lender pursuant to this Section 11.17, such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Liens of Agent in any Collateral and such Affected Lender shall have no further liability to Agent, any Lender or any other Person under any of the Transaction Documents (except as provided in Section 11.6 hereof as to events or transactions which occur prior to the replacement of such Affected Lender), including any commitment to make loans or purchase participations in Reimbursement Obligations.

     11.18.    REMITTANCE OF PAYMENTS AND COLLECTIONS.

          11.18.1. All payments by any Lender to Agent shall be made not later than the time set forth elsewhere in this Agreement on the Business Day such payment is due; PROVIDED, HOWEVER, that if such payment is due on demand by Agent and such demand is made on the paying Lender after 10:00 a.m. (Atlanta time) on such Business Day, then payment shall be made by 2:00 p.m. (Atlanta time) on the next Business Day. Payment by Agent to any Lender shall be made by wire transfer, promptly following Agent's receipt of funds for the account of such Lender and in the type of funds received by Agent; PROVIDED, HOWEVER, that if Agent receives such funds at or prior to 1:00 p.m. (Atlanta time), Agent shall pay such funds to such Lender by 2:00 p.m. (Atlanta time) on such Business Day, but if Agent receives such funds after 1:00 p.m. (Atlanta time), Agent shall pay such funds to such Lender by 2:00 p.m. (Atlanta time) on the next Business Day.

          11.18.2. If a Lender shall, at any time, fail to make any payment to Agent required hereunder, Agent may, but shall not be required to, retain payments that would otherwise be made to Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time or times, and in such order, as Agent may elect in its sole discretion.

          11.18.3. With respect to the payment of any funds under this Section 11.18, whether from Agent to a Lender or from a Lender to Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest thereon at the Federal Funds Rate. In no event shall Borrower be entitled to receive any credit for any interest paid by Agent to any Lender, or by any Lender to Agent, at the Federal Funds Rate as provided herein.

SECTION 12.    BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS


                                     (xlvii)

     12.1. SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Borrower, Agent and Lenders and their respective successors and assigns (which, in the case of Agent, shall include any successor Agent appointed pursuant to Section 11.8 hereof), except that (i) Borrower shall not have the right to assign its rights or obligations under this Agreement or any of the other Transaction Documents and (ii) any assignment by any Lender must be made in compliance with Section
12.3 hereof. Notwithstanding clause (ii) of this Section 12.1, any Lender may at any time, without the consent of Borrower or Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such assignment shall release the transferor Lender from its obligations hereunder. Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with
Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of this Agreement and all of the other Transaction Documents.
Any requests, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     12.2.     PARTICIPATIONS.

          12.2.1. PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to one or more banks or other financial institutions (each a "Participant") participating interest in any of the Obligations owing to such Lender, any Commitment of such Lender or any other interest of such Lender under any of the Transaction Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Transaction Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any Note for all purposes under the Transaction Documents, all amounts payable by Borrower under this Agreement and any of the Notes shall be determined as if such Lender had not sold such participating interests, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Transaction Documents. If a Lender sells a participation to a Person other than an Affiliate of such Lender, then such Lender shall give prompt written notice thereof to Borrower and the other Lenders.

          12.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Transaction Documents other than an amendment, modification or waiver with respect to any Revolver Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the stated interest rate or the stated rates at which fees are payable with respect to any such Loan or Commitment, postpones the Commitment Termination Date, or any date fixed for any regularly scheduled payment of interest or fees on such Revolver Loan or Commitment, or releases from liability Borrower or any Guarantor or releases any substantial portion of any of the Collateral.

          12.2.3. BENEFIT OF SET-OFF. Borrower agrees that each Participant shall be deemed to have the right of set-off provided in Section 10.4 hereof in respect of its participating interest in amounts owing under the Transaction Documents to the same extent and subject to the same requirements under this Agreement (including Section 11.5) as if the amount of its participating interest were owing directly to it as a Lender under the Transaction Documents, provided that each Lender shall retain the right of set-off provided in Section
10.4 hereof with respect to the amount of participating interests sold to each Participant. Lenders agree to share with each Participant, and each Participant by exercising the right of set-off provided in Section 10.4 agrees to share with each Lender, any amount received pursuant to the exercise of its right of set-off, such amounts to be shared in accordance with Section 11.5 hereof as if each Participant were a Lender.

     12.3.     ASSIGNMENTS.

          12.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time assign to any Eligible Assignee all or any part of its rights and obligations under the Transaction Documents, so long as (i) each assignment is of a constant, and not a varying, ratable percentage of all of the transferor Lender's rights and obligations under the Transaction Documents with respect to the Revolver Loans and the Reimbursement Obligations and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; (ii) except in the case of an assignment in whole of a Lender's rights and obligations under the Transaction Documents or an assignment by one original signatory to this Agreement to another such signatory, immediately after giving effect to any assignment, the aggregate amount of the Commitments retained by the transferor Lender shall in no event be less than $5,000,000; and (iii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. The consent of Agent shall be required prior to an assignment becoming effective with respect to an Eligible Assignee which is not a Lender or an Affiliate of a Lender, and such assignment


                                    (xlviii)
shall not become effective until such time as notice thereof is given to Borrower and Agent in substantially the form of EXHIBIT S attached hereto, but nothing contained herein shall limit in any way the right of Lenders to assign to any Eligible Assignee all of their rights and obligations under the Transaction Documents.

          12.3.2. EFFECT; EFFECTIVE DATE. Upon (i) delivery to Agent of a notice of assignment substantially in the form attached as EXHIBIT R hereto, together with any consents required by Section 12.3.1, and (ii) payment of a $3,000 fee to the Agent for processing any assignment to an Eligible Assignee that is not an Affiliate of the transferor Lender, such assignment shall become effective on the effective date specified in such notice of assignment. On and after the effective date of such assignment, such Eligible Assignee shall for all purposes be a Lender party to the Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of the Lender under the Transaction Documents to the same extent as if it were an original party thereto, and no further consent or action by Borrower, Lenders or Agent shall be required to release the transferor Lender with respect to the Commitment (or portion thereof) of such Lender and Obligations assigned to such Eligible Assignee. Upon the consummation of any assignment to an Eligible Assignee pursuant to this Section 12.3.2, the transferor Lender, Agent and Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Eligible Assignee, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

          12.3.3. DISSEMINATION OF INFORMATION. Borrower authorizes each Lender and Agent to disclose to any Participant, any Eligible Assignee or any other Person acquiring an interest in the Transaction Documents by operation of law (each a "Transferee"), and any prospective Transferee, any and all information in Agent's or such Lender's possession concerning Borrower, the Subsidiaries or the Collateral, subject to appropriate confidentiality undertakings on the part of such Transferee.

     12.4. CERTAIN RESTRICTIONS ON ASSIGNMENTS AND PARTICIPATIONS. Notwithstanding anything to the contrary contained in Section 12.2 or 12.3 hereof, in no event shall Shawmut assign or sell participations in any of its Commitment during the first 12 months following the date hereof if the effect of any such assignment or participation would result in Shawmut owning and controlling, both beneficially and legally, less than $35,000,000 of the total Commitments; and in no event shall any Lender (including Shawmut) assign less than all of its Commitment or sell participations in its Commitment if the effect of any such assignment or participation would result in such Lender owning and controlling, both beneficially and legally, less than $15,000,000 of the total Commitments.

     12.5. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee that is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.8 hereof.

SECTION 13.    MISCELLANEOUS

     13.1. POWER OF ATTORNEY. Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as Borrower's true and lawful attorney (and agent-in-fact) and Agent, or Agent's designee, may, without notice to Borrower and in either Borrower's or Agent's name, but at the cost and expense of Borrower:

               13.1.1. At such time or times as Agent or said designee, in its sole discretion, may determine, endorse Borrower's or a Borrower Subsidiary's name on any Payment Item or proceeds of the Collateral which come into the possession of Agent or under Agent's control.

               13.1.2. At such time or times upon or after the occurrence of an Event of Default as Agent or Agent's designee in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Agent may designate;
(vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice,


                                     (xlix)
freight bill, bill of lading or similar document or agreement relating to any Accounts or Inventory of any Obligor and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Agent's determination, to fulfill Borrower's obligations under this Agreement.

     13.2. GENERAL INDEMNITY. Borrower hereby agrees to indemnify Agent and each Lender and hold Agent and each Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Agent or such Lender (including reasonable attorneys' fees and legal expenses) as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder. In addition, Borrower shall defend Agent and each Lender against and save Agent and each Lender harmless from all claims of any Person with respect to the Collateral. Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Agent and each Lender by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of Agent and Lenders, but including, any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by Agent, any Lender, Borrower or any Guarantor on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Transaction Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal, state, foreign or local statute, rule or regulation, Borrower will pay (or will promptly reimburse Agent and Lenders for the payment of) all such taxes, including any interest and penalties thereon, and will indemnify and hold Agent and Lenders harmless from and against liability in connection therewith.

     13.3. SURVIVAL OF ALL INDEMNITIES. Notwithstanding anything to the contrary in this Agreement, the obligation of Borrower and each Lender with respect to each indemnity given by it in this Agreement shall survive the payment in full of the Obligations and the termination of the Commitments.

     13.4. MODIFICATION OF AGREEMENT. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower, Agent and Lenders (or, where otherwise allowed by Section 11 hereof, the Required Lenders); PROVIDED, HOWEVER, that no consent, written or otherwise, of Borrower shall be necessary or required in connection with any amendment of any of the provisions of Section 11 or any other provision of this Agreement that affects only the rights, duties and responsibilities of Lenders and Agent as among themselves so long as no such amendment imposes any additional obligations on Borrower.

     13.5. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     13.6. CUMULATIVE EFFECT; CONFLICT OF TERMS. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Transaction Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Transaction Documents, the provision contained in this Agreement shall govern and control.

     13.7. EXECUTION IN COUNTERPARTS. This Agreement and any amendments hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     13.8. AGENT'S OR REQUIRED LENDERS' CONSENT. Whenever Agent's or Required Lenders' consent is required to be obtained under this Agreement or any of the other Transaction Documents as a condition to any action, inaction, condition or event, Agent and each Lender shall be authorized to give or withhold its consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

     13.9. NOTICE. All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt or 3 Business Days after deposit in the U.S. mail, postage prepaid, or, in the case of facsimile transmission, when received (if on a Business Day and, if not received on a Business Day, then on the next Business Day after receipt) at the office where the noticed


                                       (l)
party's telecopier is located, addressed to the noticed party at the address shown for such party on the signature page hereof or, in the case of a Person who becomes a Lender after the date hereof, at the address shown on the Assignment and Acceptance by which such Person became a Lender. Any written notice or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the noticed party.

     13.10. CREDIT INQUIRIES. Borrower hereby authorizes and permits Agent and Lenders (but Agent and Lenders shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning Borrower or any Subsidiaries.

     13.11. TIME OF ESSENCE. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

     13.12. ENTIRE AGREEMENT; APPENDIX A AND EXHIBITS. This Agreement and the other Transaction Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Appendix A and each of the Exhibits attached hereto are incorporated into this Agreement and by this reference made a part hereof.

     13.13. INTERPRETATION. No provision of this Agreement or any of the other Transaction Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     13.14. GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN ATLANTA, GEORGIA. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN GEORGIA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF AGENT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF THE STATE OF GEORGIA. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER, ANY LENDER OR AGENT, BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA, ATLANTA DIVISION, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG BORROWER, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENT OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

     13.15. WAIVERS BY BORROWER. BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE TRANSACTION DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER AGENT MAY DO IN THIS REGARD;
(iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY OF AGENT'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT'S AND LENDER'S ENTERING INTO THIS AGREEMENT AND THAT AGENT AND LENDERS ARE RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND


                                      (li)

VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     IN WITNESS WHEREOF, this Agreement has been duly executed in Atlanta, Georgia, on the day and year specified at the beginning of this Agreement.

                                        BORROWER:

ATTEST:                                 THE ALPINE GROUP, INC.

_________________________               By:____________________________________
Secretary                                   Title:______________________________
[CORPORATE SEAL]
                                        Address:

                                        1790 Broadway
                                        New York, New York  10019
                                        Attention:  President
                                        TELECOPIER NO.:  (212) 757-3423




                                        LENDERS:

                                        SHAWMUT CAPITAL CORPORATION

Commitment: $40,000,000                 By:____________________________________

Title:______________________________

                                        Address:

                                        300 Galleria Parkway, N.W.
                                        Suite 800
                                        Atlanta, Georgia  30339
                                        Attention:  Office Head
                                        TELECOPIER NO.:  (404) 859-2483

                    [Signatures continued on following page]



                                      (lii)

                                        NATIONSBANK OF GEORGIA, N.A.

Commitment: $30,000,000                 By:____________________________________

Title:______________________________

                                        Address:

                                        Business Credit Division
                                        600 Peachtree Street
                                        13th Floor, NationsBank Plaza
                                        Atlanta, Georgia  30339
                                        Attention:  Mr. John Getz
                                        TELECOPIER NO.:  (404) 607-6439



                                        CREDITANSTALT CORPORATE FINANCE,
                                         INC.

Commitment: $15,000,000                 By:____________________________________

Title:______________________________


By:____________________________________

Title:______________________________

                                        Address:

                                        2 Greenwich Plaza
                                        2nd Floor
                                        Greenwich, Connecticut  06830
                                        Attention:  Ms. Lisa Bruno
                                        TELECOPIER NO.:  (203) 861-6594

                                        WITH A COPY TO:

                                        2 Ravinia Drive
                                        Suite 1680
                                        Atlanta, Georgia  30346
                                        Attention:  Mr. Joseph P. Longosz
                                        TELECOPIER NO.:  (404) 390-1851

                    [Signatures continued on following page]


                                     (liii)

                                        AGENT:

                                        SHAWMUT CAPITAL CORPORATION,
                                        as Agent


By:____________________________________

Title:______________________________

                                        Address:

                                        300 Galleria Parkway, N.W.
                                        Suite 800
                                        Atlanta, Georgia  30339
                                        Attention:  Office Head
                                        TELECOPIER NO.:  (404) 859-2483


                                      (liv)

                                   APPENDIX  A

                              GENERAL  DEFINITIONS

     When used in the Loan and Security Agreement dated July 21, 1995 (as at any time amended, the "Loan Agreement"), by and among THE ALPINE GROUP, INC., a Delaware corporation ("Borrower"), the various financial institutions listed on the signature pages attached thereto as lenders ("Lenders"), and SHAWMUT CAPITAL CORPORATION ("Agent"), in its capacity as Agent for itself and the Lenders, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

          ACCOUNT - shall have the meaning given to "account" in the Code.

          ACCOUNT DEBTOR - any Person who is or may become obligated under or on account of an Account.

          ADIENCE - Adience, Inc., a Delaware corporation.

          ADIENCE CANADA - Adience Canada Inc., a corporation incorporated under the laws of Canada and a wholly owned subsidiary of Adience.

          ADIENCE DEBT EXCHANGE NOTE - the Promissory Note in the original principal amount of $2,245,000 to be dated or on about the Closing Date and to be made by Adience to the order of Borrower.

          ADIENCE DEBT EXCHANGE NOTE PLEDGE - the Note Pledge Agreement to be dated on or about the Closing Date and to be executed by Borrower in favor of Agent and by which Borrower shall pledge to Agent, for the benefit of Agent and the Pro Rata benefit of Lenders, all of Borrower's right, title and interest in and to the Adience Debt Exchange Note.

          ADIENCE FORMULA AMOUNT - at any date of determination thereof, an amount equal to the lesser of (a) $15,000,000 or (b) sum of (i) 85% of the net amount of Eligible Accounts that are owned by Adience, arose from the sale of its Inventory in the ordinary course of business and are outstanding on such date PLUS (ii) the lesser of (x) $5,000,000 or (y) the sum of 25% of the value (at the lower of cost or market, with cost calculated on a FIFO basis, all as determined by Agent in its customary credit judgment) of Eligible Inventory of Adience consisting of raw materials and 40% of the value (at the lower of cost or market, with cost calculated on a FIFO basis, all as determined by Agent in its customary credit judgment) of such Eligible Inventory consisting of finished goods.

          ADIENCE MERGER DOCUMENTS - collectively, (i) that certain Agreement of Merger dated or to be dated on or about the Closing Date, between Heat and Adience, pursuant to which Heat shall be merged with and into Adience, with Adience as the surviving corporation, and as a result of which, the holders of the outstanding common stock of Adience other than Borrower shall receive in the aggregate $1,596,000 in cash, and after giving effect to which, Borrower shall own 100% of the Capital Stock of Adience outstanding after such merger, and (ii) any and all other instruments, agreements and documents executed in connection therewith.

          ADIENCE MORTGAGES - any and all mortgages and deeds of trust to be executed by Adience in favor of Superior after the Closing Date to evidence the grant by Adience of a Lien upon the Adience Real Estate.

          ADIENCE REAL ESTATE - all real estate of Adience and the improvements located thereon.

          ADIENCE SECURITY AGREEMENT - the security agreement to be executed by Adience in favor of Superior after the Closing Date by which Adience shall grant to Superior a security interest in all of the present and future machinery, equipment and fixtures of Adience, and all substitutions or replacements therefor, accessions thereto and proceeds thereof.

          ADIENCE SENIOR NOTE INDENTURE - the Indenture dated as of June 30, 1993, between Adience and the Adience Senior Note Trustee with respect to the issuance of the Adience Senior Notes.

          ADIENCE SENIOR NOTE SUBORDINATION AGREEMENT - the Intercreditor and Subordination Agreement to be entered into among Agent, Borrower and the Adience Senior Note Trustee under the Adience Senior Note Indenture, in form and substance mutually agreeable to the parties, by which the parties shall agree, among other things, that (i) irrespective of the order of perfection of any Liens in any of the Subsidiary Collateral owned by Adience at any time, the Liens therein held by Borrower to secure up to $20,000,000 in principal amount of the Indebtedness of Adience to Borrower shall be first priority Liens therein, the Liens held by the Adience Senior Note Trustee shall be second priority Liens therein, the Liens held by Borrower to secure all other Indebtedness to Borrower shall be third priority Liens therein and the Liens held by Agent under the Subsidiary Security Agreement executed by Adience shall be fourth priority Liens therein; (ii) the Indebtedness owing on the Adience Senior Notes is and shall be subordinate in right of payment to Indebtedness (not to exceed $20,000,000 at any time) for Money Borrowed by Adience from Borrower (including all Subsidiary Advances and the Allocated Note Proceeds Amount of Adience); and (iii) containing such other provisions as are customarily found in agreements of that type and that are requested by Agent.

          ADIENCE SENIOR NOTES - the 11% senior secured notes of Adience in the aggregate original principal amount of $49,078,625 due 2002, which shall be reduced to the principal amount no greater than $5,000,000 upon consummation of all of the transactions contemplated by the Transaction Documents and the Senior Note Documents.

          ADIENCE SENIOR NOTE TRUSTEE - IBJ Schroder Bank & Trust Company, in its capacity as indenture trustee under the Adience Senior Note Indenture, and any successor trustee under the Adience Senior Note Indenture.

          ADIENCE/SUPERIOR DOCUMENTS - the Adience Note, the Adience Mortgages, the Adience Security Agreement and any and all instruments evidencing at any time or times any indebtedness of Adience to Superior for intercompany loans and Payment Item Advances by Superior to Adience.

          ADJUSTED LIBOR RATE - with respect to each Interest Period for a LIBOR Rate Advance, an interest rate per annum (rounded upwards, to the next 1/16th of one percent) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves.

          ADVANCE - any principal amount advanced and remaining outstanding at any time with respect to any Revolver Loan, which advance shall be made or outstanding as a Base Rate Advance or a LIBOR Rate Advance.

          AFFILIATE - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of a Person; or (iii) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the Equity Securities) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

          AGENT - Shawmut Capital Corporation in its capacity as collateral and administrative agent for the benefit of Lenders under the Transaction Documents and any successor agent appointed pursuant to Section 11.8 of the Agreement.

          AGENT/SENIOR NOTEHOLDER TRUSTEE INTERCREDITOR AGREEMENT - the Intercreditor Agreement to be entered into on or about the date hereof between Agent and the Senior Noteholder Trustee and pursuant to which the parties shall, among other things, agree upon a ratable sharing of certain distributions received by them from the estate of a Borrower Subsidiary or Subsidiary Guarantor that is not a Borrower Subsidiary.

          AGREEMENT - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits thereto and this Appendix A.

          ALCATEL CABLE - Alcatel NA Cable Systems, Inc., a Delaware corporation.

          ALCATEL CANADA - Alcatel Canada Wire Inc., a corporation organized under the laws of Ontario.

          ALCATEL TRANSACTION DOCUMENTS - collectively, (i) that certain Asset Purchase Agreement dated March 17, 1995, among Superior, Superior Canada, Alcatel Cable and Alcatel Canada, pursuant to which Superior and Superior Canada have purchased the assets associated with the Alcatel telecommunications and cable divisions of Alcatel Cable and Alcatel Canada and (ii) any all other instruments, agreements and documents executed in connection therewith.

          ALCATEL TRANSACTION DOCUMENTS ASSIGNMENT - the Collateral Assignment of Rights Under Alcatel Transaction Documents to be dated the date hereof among Superior, Superior Canada and Agent, pursuant to which Superior and Superior Canada shall collaterally assign to Agent, for its benefit as such Agent and for the Pro Rata benefit of Lenders, all of Superior's and Superior Canada's rights, title and interest in, to and under the Alcatel Transaction Documents.

          ALLOCATED NOTE PROCEEDS AMOUNT - on any date of determination thereof, for each of Adience, Superior and DNE, a sum equal to the aggregate amount of the proceeds of the Senior Notes used by Borrower (or loaned by Borrower to such Subsidiary) to pay, redeem or retire any Indebtedness of such Subsidiary or otherwise to use in the ordinary course of such Subsidiary's business, PLUS interest accrued thereon from time to time under the Allocated Proceeds Note executed by such Subsidiary, MINUS amounts paid by such Subsidiary to Borrower in respect of such Allocated Proceeds Note.

          ALLOCATED PROCEEDS NOTE - with respect to each Borrower Subsidiary, a promissory note (or, in the case of Adience, to such notes) to be executed by such Borrower Subsidiary to the order of Borrower, which shall be in an amount equal to the Allocated Notes Proceeds Amount of such Borrower Subsidiary after giving effect to the funding and disposition of proceeds of the Senior Notes as specified in the Sources and Uses Agreement; shall bear interest at 14% per annum; shall be secured by the Subsidiary Collateral of such Borrower Subsidiary (other than DNE absent the consent of CDA); shall provide for such Borrower Subsidiary to make payments of accrued interest thereon to Borrower on each date that a payment of interest is due in respect of the Senior Notes; and shall require such Borrower Subsidiary to pay the entire unpaid principal balance thereof on the date that the entire principal amount of the Senior Notes is due and payable in full and to make earlier payments of principal on each date that Borrower funds a Permitted Subsidiary Advance to such Borrower Subsidiary for the purpose of enabling such Borrower Subsidiary to make a payment in respect of its Allocated Note Proceeds Amount.

          ALLOCATED PROCEEDS NOTES PLEDGE - the Note Pledge Agreement to be executed by Borrower on or about the Closing Date in favor of Agent, for its own benefit and the Pro Rata benefit of Lenders, and by which Borrower shall pledge each of the Allocated Proceeds Notes, as and when such Allocated Proceeds Notes are executed and delivered to Borrower, as security for the Obligations.

          APPLICABLE LAW - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Transaction Documents in question, including all applicable common law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; and orders, judgments and decrees of all courts and arbitrators.

          ASBESTOS CLAIM - a claim heretofore or hereafter asserted against Adience for recovery of damages allegedly suffered by an individual on account of alleged product defects that caused such individual to contract or suffer from asbestosis related diseases or silica related diseases, including each claim asserted in pending litigation against Adience as described in the Offering Memorandum and the Environmental Certificate.

          ASSIGNMENT AND ACCEPTANCE - an assignment and acceptance entered into by a Lender and an Eligible Assignee and accepted by Agent, in the form of EXHIBIT R.

          AVAILABILITY - the amount that Borrower is entitled to borrow from time to time as Revolver Loans, such amount being the difference derived when the sum of the principal amount of Revolver Loans then outstanding (including any amounts which Agent and Lenders may have paid for the account of Borrower pursuant to any of the Transaction Documents and which have not been reimbursed by Borrower) is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

          AVAILABILITY RESERVE - on any date of determination thereof, an amount equal to the sum of (i) all amounts of past due rent or other charges owing at such time by any Obligor to any landlord of any premises where any of the Collateral is located; (ii) the aggregate amount of all Borrower Reimbursement Obligations outstanding on such date; (iii) 110% of the amount, if any, by which the Dollar Equivalent of all Canadian Reimbursement Obligations of a Canadian Subsidiary on such date exceeds the Canadian Borrowing Base of such Canadian Subsidiary on such date; (iv) any amounts which any Obligor is obligated to pay pursuant to the provisions of any of the Transaction Documents that Agent or any Lender elects to pay for the account of such Obligor in accordance with authority contained in any of the Transaction Documents; (v) for so long as any Event of Default exists, such additional reserves as Agent in its sole and absolute discretion may elect to impose from time to time, without waiving any such Event of Default or Agent's entitlement to accelerate the maturity of the Obligations as a consequence thereof; and (vi) $5,000,000.

          AVERAGE AVAILABILITY - for any period, an amount equal to the actual amount of Availability on each day during such period, as determined by Agent, divided by the number of days in such period.

          AVERAGE REVOLVER LOAN BALANCE - for any month, the amount obtained by adding the aggregate of the unpaid balance of Revolver Loans and Reimbursement Obligations outstanding at the end of each day for the month in question and by dividing such sum by the number of days in such month.

          BANK - Shawmut Bank Connecticut, National Association, and its successors and assigns.

          BANKRUPTCY CODE - title 11 of the United States Code.

          BASE RATE - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

          BASE RATE ADVANCE - an Advance or portion thereof made or outstanding as a Revolver Loan with interest based on the Base Rate as provided in
     Section 2.1.1 of the Agreement.

          BOARD OF GOVERNORS - the Board of Governors of the Federal Reserve Board.

          BORROWER COLLATERAL - all of the Property of Borrower described in
     Section 5.1 and Section 5.2 of the Agreement.

          BORROWER LC CONDITIONS - the following conditions, the satisfaction of each of which is required before Shawmut shall be obligated to join in the execution of an LC Application in connection with a request for the issuance of a Borrower Letter of Credit: (i) no Default or Event of Default exists and each of the conditions set forth in Section 9.1 of the Agreement has been and continues to be satisfied; (ii) after giving effect to the issuance of the requested Borrower Letter of Credit and each Borrower Letter of Credit to be issued and for which an LC Application has been signed by Shawmut, the Borrower Reimbursement Obligations would not exceed $5,000,000 and no Out-of-Formula Condition or Subsidiary Out-of-Formula Condition would exist; (iii) the expiry date of the Borrower Letter of Credit does not extend beyond the earlier to occur of 365 days from the date of issuance or the Business Day prior to the last Business Day of the Term; and (iv) the currency in which payment is to be made under the Borrower Letter of Credit is Dollars.

          BORROWER LC GUARANTY - a guaranty executed by Shawmut in favor of Bank pursuant to which Shawmut shall guaranty the payment or performance by the parties (other than Shawmut) to an LC Application for a Borrower Letter of Credit of such parties' reimbursement obligations with respect to such Borrower Letter of Credit.

          BORROWER LETTER OF CREDIT - any documentary or standby letter of credit issued by Bank pursuant to the terms of Section 1.2 of the Agreement for use by a Borrower Subsidiary in the ordinary course of its business and not for the account of any Canadian Subsidiary.

          BORROWER REIMBURSEMENT OBLIGATIONS - on any date of determination thereof, an amount (in Dollars) equal to the sum of (i) all amounts then due and payable by any Obligor on such date by reason of any payment made on or before such date by Shawmut under each Borrower LC Guaranty PLUS (ii) the aggregate undrawn amount of all Borrower Letters of Credit then outstanding or to be issued by Bank under an LC Application therefor.

          BORROWER SUBSIDIARY - any of Adience, Superior or (on any date that the DNE Loan Conditions are satisfied) each member of the DNE Group.

          BORROWER SUBSIDIARY COLLATERAL - with respect to each Borrower Subsidiary, all of the Property of such Borrower Subsidiary described in the Subsidiary Loan Agreement signed by such Borrower Subsidiary.

          BORROWING - the incurrence of Loans of a single Type made by all Lenders on a single date and having, in the case of LIBOR Rate Advances, a single Interest Period or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

          BORROWING BASE - on any date of determination thereof, an amount equal to the lesser of: (a) $85,000,000 MINUS the aggregate amount of Reimbursement Obligations at such date, or (b) an amount equal to (i) the sum of the Adience Formula Amount PLUS the Superior Formula Amount on such date MINUS (ii) the Availability Reserve on such date.

          BUSINESS DAY - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Georgia or is a day on which banking institutions located in such state are closed; PROVIDED, HOWEVER, that when used with reference to a LIBOR Rate Advance (including the making, continuing, prepaying or repaying of any LIBOR Rate Advance), the term "Business Day" shall also exclude any day on which banks are not open for dealings in U.S. Dollar deposits on the London interbank market.

          CANADIAN BORROWING BASE - for each Canadian Subsidiary, an amount on any date of determination thereof equal to the aggregate of the value on such date of such Canadian Subsidiary's Eligible Accounts and the value on such date (at the lower of cost or market) of its Eligible Inventory, multiplied by, with respect to the Eligible Accounts and Eligible Inventory of Adience Canada, the applicable percentage rates of advance set forth in the Adience Formula Amount, and, with respect to the Eligible Accounts and Eligible Inventory of Superior Canada, the applicable percentage rates of advance set forth in the Superior Formula Amount.

          CANADIAN DOLLARS AND THE SIGN CDN$ - freely transferable Canadian Dollars.

          CANADIAN FINANCING AGREEMENTS - any and all financing agreements hereafter executed by Superior Canada or Adience Canada in favor of the Canadian Lender in connection with the extension by the Canadian Lender of certain revolving credit facilities to Adience Canada and Superior Canada.

          CANADIAN FINANCING DOCUMENTS - all instruments executed by or in favor of a Canadian Subsidiary, the Canadian Lender, Bank or Shawmut in connection with the extension of credit by the Canadian Lender, Bank or Shawmut to or for the benefit of either of the Canadian Subsidiaries, including the Canadian Financing Agreements, the Canadian Letters of Credit, the LC Documents executed by a Canadian Subsidiary, the Canadian Reimbursement Security Agreements, and the Canadian Intercreditor Agreements.

          CANADIAN INTERCREDITOR AGREEMENTS - the 2 Intercreditor Agreements to be entered into between Shawmut and the Canadian Lender, in form and substance mutually satisfactory to the parties and pursuant to which Shawmut and the Canadian Lender shall, among other things, set forth their respective Lien priorities in the Canadian Subsidiary Collateral of each Canadian Subsidiary.

          CANADIAN LC CONDITIONS - the following conditions, the satisfaction of each of which is required before Shawmut shall be obligated to join in the execution of any LC Application in connection with a request for the issuance of either or both of the Canadian Letters of Credit: (i) no Default or Event of Default exists and each of the conditions set forth in
     Section 9.1 of the Agreement has been and continues to be satisfied; (ii) after giving effect to the issuance of the requested Canadian Letter of Credit and each Canadian Letter of Credit to be issued for which an

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     LC Application has been signed by Shawmut, the Canadian Reimbursement
     Obligations would not exceed Cdn$10,000,000 in the case of Superior Canada or Cdn$3,000,000 in the case of Adience Canada, no Out-of-Formula Condition or Subsidiary Out-of-Formula Condition would exist, and the amount of such Canadian Letter of Credit does not exceed the Canadian Borrowing Base of the Canadian Subsidiary for whose account such Canadian Letter of Credit is issued; (iii) the expiry date of the Canadian Letter of Credit does not extend beyond the earlier to occur of 365 days from the date of issuance or the Business Day prior to the last Business Day of the Term; and (iv) the currency in which payment is to be made under the Canadian Letter of Credit is Canadian Dollars.

          CANADIAN LC GUARANTY - a guaranty executed by Shawmut in favor of Bank pursuant to which Shawmut shall guarantee the payment or performance by the parties (other than Shawmut) to an LC Application for a Canadian Letter of Credit of such parties' reimbursement obligations with respect to a Canadian Letter of Credit.

          CANADIAN LENDER - The Bank of Nova Scotia or such other financial institution domiciled in Canada as shall be mutually acceptable to Agent and Borrower.

          CANADIAN LETTERS OF CREDIT - the 2 irrevocable standby letters of credit to be issued by Bank in form and content mutually satisfactory to Borrower, Bank, Agent and Lenders and subject to satisfaction of the Canadian LC Conditions, one each for the respective accounts of Superior Canada and Adience Canada and both for the benefit of the Canadian Lender, and each in an amount equal to the maximum revolving credit facility of the Canadian Subsidiary (but not to exceed in the aggregate Cdn$10,000,000 in the case of Superior Canada and $3,000,000 in the case of Adience Canada) for whose account such Canadian Letter of Credit is issued and payable in Canadian Dollars, and all continuations, renewals and replacements thereof, and any other letter of credit issued by Bank for the account of either Canadian Subsidiary to the extent an LC Application therefor is signed by Shawmut with the consent of all Lenders.

          CANADIAN REIMBURSEMENT OBLIGATIONS - on any date of determination thereof, an amount (in Canadian Dollars) equal to the sum of (i) all amounts then due and payable by Borrower and any other Obligor on such date by reason of any payment made on or before such date by Shawmut under each Canadian LC Guaranty, (ii) the aggregate undrawn amount of all Canadian Letters of Credit then outstanding or to be issued by Bank under an LC Application therefor, and (iii) all sums paid by Shawmut to the Canadian Lender under a Canadian Intercreditor Agreement to the extent that such sums are required to be reimbursed to Shawmut under a Canadian Reimbursement Agreement.

          CANADIAN REIMBURSEMENT SECURITY AGREEMENTS - collectively (i) the General Security Agreement to be executed by Adience Canada in favor of Shawmut pursuant to which Adience Canada shall grant to Shawmut a security interest in all Canadian Subsidiary Collateral that is owned by Adience Canada as security for the payment and performance of its obligations under its Reimbursement Agreement with Shawmut and (ii) the General Security Agreement to be executed by Superior Canada in favor of Shawmut pursuant to which Superior Canada shall grant to Shawmut a security interest in all Canadian Subsidiary Collateral that is owned by Superior Canada as security for the payment and performance of its obligations under its Reimbursement Agreement with Shawmut.

          CANADIAN SUBSIDIARIES  - Superior Canada and Adience Canada.

          CANADIAN SUBSIDIARY COLLATERAL - with respect to each Canadian Subsidiary, all Accounts, Inventory, General Intangibles, Documents, Instruments and Chattel Paper, and the proceeds of the foregoing, that are owned by such Canadian Subsidiary.

          CAPITAL EXPENDITURES - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

          CAPITAL STOCK - any and all shares, interests, participations, rights in, or other equivalents of (however designated and whether voting or non-voting) capital stock, including shares of preferred or preference stock, outstanding at any time and from time to time, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

          CAPITALIZED LEASE OBLIGATION - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

          CASH COLLATERAL - cash or Cash Equivalents held, and interest earned thereon, by Agent in the Cash Collateral Account for the Pro Rata benefit of Lenders as security for the Reimbursement Obligations and other Obligations to the extent provided in the Agreement.

          CASH COLLATERAL ACCOUNT - the account designated by Agent from time to time and containing all Cash Collateral held by Agent and subject to Agent's Lien for the Pro Rata benefit of Lenders.

          CASH EQUIVALENTS - (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government having maturities of not more than 12 months from the date of acquisition; (ii) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, bankers' acceptances having maturities of not more than 12 months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, which at the time of acquisition are rated A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Services, Inc., and (unless issued by a Lender) not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and
     (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above; and (iv) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Services, Inc., and having a maturity within 9 months after the date of acquisition thereof.

          CDA - the Connecticut Development Authority.

          CDE - the Connecticut Department of Economic Development.

          CERCLA - the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and its implementing regulations.

          CHATTEL PAPER - shall have the meaning ascribed to the term "chattel paper" in the Code.

          CLOSING DATE - the date on which all of the conditions precedent in
     Section 9 of the Agreement are satisfied and the initial Revolver Loan is made under the Agreement.

          CODE - the Uniform Commercial Code as adopted and in force in the State of Georgia.

          COLLATERAL - all of the Borrower Collateral, Borrower Subsidiary Collateral and Canadian Subsidiary Collateral.

          COMMITMENT - at any date for any Lender, the obligation of such Lender to make Revolver Loans and to participate in Reimbursement Obligations pursuant to the terms and conditions of the Agreement, which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Commitment" on the signature pages hereof or the signature page of any Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of the Agreement or to give effect to any applicable Assignment and Acceptance.

          COMMITMENT TERMINATION DATE - the date that is the soonest to occur of
     (i) the last day of the Term, (ii) the date on which any petition for an order for relief under any chapter of the Bankruptcy Code is filed by or against Borrower or any Obligor, (iii) the date on which Agent elects to terminate the Commitments pursuant to Section 4.2.1 of the Agreement as a consequence of the occurrence of any Event of Default, or (iv) the date on which Borrower elects to terminate the Commitments pursuant to Section
     4.2.2 of the Agreement.

          CONCENTRATION ACCOUNT - an account maintained by Borrower for the benefit of Agent and into which all proceeds of the Borrower Collateral and Borrower Subsidiary Collateral shall be deposited for application to the Subsidiary Advances and the Revolver Loans then outstanding.

          CONSOLIDATED - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

          CONSOLIDATED ADJUSTED TANGIBLE ASSETS - on a Consolidated basis, all assets except: (i) any surplus resulting from any write-up of assets subsequent to April 30, 1995; (ii) deferred assets, other than prepaid insurance and prepaid taxes; (iii) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles;
     (iv) goodwill, including any amounts, however designated on a Consolidated balance sheet of a Person or its Subsidiaries, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of such Person; (v) Restricted Investments; (vi) unamortized debt discount and expense; (vii) assets located and notes and Accounts due from obligors outside of the United States of America and Canada, unless such Accounts constitute Eligible Accounts; and (viii) Accounts, notes and other receivables due from Affiliates or employees.

          CONSOLIDATED ADJUSTED TANGIBLE NET WORTH - at any date means, on a Consolidated basis, a sum equal to:

                    (i) the net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the Consolidated Adjusted Tangible Assets of a Person would be shown on a balance sheet at such date in accordance with GAAP, MINUS

                    (ii) the amount at which such Person's liabilities (other than capital stock and surplus) would be shown on such balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities required to be accrued in accordance with GAAP.

          CONSOLIDATED CASH INTEREST COVERAGE RATIO - for any period, Consolidated EBITDA for such period divided by Consolidated Interest Expense due by Borrower or its Restricted Subsidiaries for such period.

          CONSOLIDATED EBITDA - for any fiscal period of Borrower and its Subsidiaries, an amount equal to the Consolidated Net Income for such fiscal period, PLUS: (a) to the extent deducted in computing such net income (without duplication) the sum of, Consolidated Interest Expense paid all Indebtedness of Borrower or its Subsidiaries and fees paid to Agent under the terms of this Agreement, (b) to the extent deducted in computing such Consolidated Net Income (without duplication) the sum of, all income Taxes, (c) to the extent deducted in computing such Consolidated Net Income (without duplication) the sum of, depreciation and amortization expense and
     (d) to the extent excluded from or deducted in computing such Consolidated Net Income (without duplication) the sum of, any extraordinary, unusual or non-recurring gains or losses or charges or losses or charges or gains or losses from asset sales, all as determined in accordance with GAAP.

          CONSOLIDATED FIXED CHARGE COVERAGE RATIO - for any period, on a Consolidated basis, (i) Consolidated EBITDA for such period MINUS Capital Expenditures made or incurred during such period (ii) DIVIDED BY total Consolidated Interest Expense for such period PLUS any required principal repayments on Indebtedness during such period.

          CONSOLIDATED INTEREST EXPENSE - with respect to any period, the cash component of interest expense incurred for such period as determined in accordance with GAAP PLUS all Letter of Credit and LC Guaranty fees accrued during such period.

          CONSOLIDATED NET INCOME - for any period, the aggregate of the net income (loss) of Borrower and its Subsidiaries, and before any reduction in respect of preferred stock dividends, for such period, on a Consolidated basis, determined in accordance with GAAP, provided that (i) any gain or loss, together with any related provisions for Taxes on such gain or loss, realized in connection with (a) any asset sale (including dispositions pursuant to any sale and leaseback transaction) or (b) dispositions of any Securities or the extinguishment of any Indebtedness of Borrower or any of its Subsidiaries will be excluded; (ii) any extraordinary gain (but not loss) together with any related provision for Taxes on such extraordinary gain (but not loss) will be excluded; (iii) the net income (loss) of a Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of Distributions paid in cash to Borrower or a Restricted Subsidiary; (iv) the net income or net loss of any Restricted Subsidiary to the extent that the payment of Distributions to such Persons is restricted, directly or indirectly, except to the extent that such net income could be paid to Borrower or a Restricted Subsidiary by loans, advances, intercompany transfers, principal repayments or otherwise; (v) the net income of any Person acquired in a pooling of interest transaction for any period prior to the date of such acquisition but will be excluded; and (vi) the cumulative effect of a change in accounting principles will be excluded.

          CONSOLIDATED NET WORTH - at any date, the Consolidated shareholders' equity of Borrower on such date, as set forth or reflected on the most recent Consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with GAAP, but excluding any redeemable preferred stock of Borrower or any of its Subsidiaries.

          CONTRIBUTION AGREEMENT - the Contribution and Indemnity Agreement to be entered into among Borrower, the Subsidiary Guarantors (other than Superior Canada), and Agent pursuant to which Borrower and each Guarantor shall establish their rights of contribution and shall agree that their rights of reimbursement, contribution, subrogation and indemnity shall be subordinate to any right Agent or any Lender may have against any one or more of them.

          CREDIT FACILITIES - the Revolver Facility and the LC Facility.

          CURRENT ASSETS - at any date, the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

          DEBT EXCHANGE AGREEMENT - the Amended and Restated Debt Exchange Agreement dated as of October 11, 1994, between those persons whose names are listed on Exhibit A thereto and Borrower, as amended on or about the date hereof, which provides for the redemption of a portion of the Adience Senior Notes for the consideration described therein.

          DEFAULT - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

          DEFAULT RATE - as defined in Section 2.1.4 of the Agreement.

          DEPOSIT ACCOUNTS - all of a Person's demand, time, savings, passbook, money market or other depository accounts, and all certificates of deposit, maintained by such Person with any bank, savings and loan association, credit union or other depository institution.

          DEPOSIT ACCOUNTS ASSIGNMENTS - the Collateral Assignment of Deposit Accounts to be executed by Borrower and each Restricted Subsidiary on or about the Closing Date in favor of Agent, for its benefit as such Agent and for the Pro Rata benefit of Lenders, by which Borrower and each Restricted Subsidiary shall collaterally assign as security for the Obligations all of their respective Deposit Accounts.

          DISTRIBUTION - in respect of any corporation, (i) the payment of any dividends or other distributions on Capital Stock of the corporation (except distributions in such Capital Stock) and (ii) the purchase, redemption or other acquisition or retirement for value of any Securities of the corporation or any Affiliate of the Corporation unless made contemporaneously from the net proceeds of the sale of Securities.

          DNE - DNE Technologies, Inc., a Delaware corporation.

          DNE GROUP - collectively, DNE, DNE Systems and DNE Manufacturing.

          DNE LOAN CONDITIONS - each of the following conditions, the satisfaction of which shall be required before Borrower may make any Subsidiary Advance to any or all members of the DNE Group: (i) each member of the DNE Group shall have joined with Borrower in the execution of a loan and security agreement, in form and substance substantially the same as the Subsidiary Loan Agreements executed by Adience and Superior and otherwise satisfactory in all respects to Agent and Lenders, providing for Borrower to make revolving credit loans from time to time to the DNE Group, in an aggregate amount at any time outstanding not to exceed $3,000,000; (ii) CDA (and any other Person whose consent may be required) shall have consented to the execution and delivery of the aforesaid loan and security agreement and the grant by each member of the DNE Group to Borrower of a Lien upon all of the Borrower Subsidiary Collateral of such member of the DNE Group; (iii) any Person holding a Lien upon any of the Borrower Subsidiary Collateral of any member of the DNE Group shall have subordinated the priority of such Lien to and in favor of the Liens granted by such member of the DNE Group to Borrower pursuant to an intercreditor agreement in form and content satisfactory to Agent and Lenders, except for CDE with respect to its Lien securing an Indebtedness not to exceed the principal amount outstanding on the date of the Agreement (approximately $600,000) so long as Borrower diligently and in good faith endeavors to procure from CDE in favor of Agent and Borrower an estoppel agreement in the form requested by Agent; and (iv) the Subsidiary Loan Documents executed by the members of the DNE Group shall have been delivered, pledged and assigned by Borrower to Agent in accordance with the Subsidiary Loan Documents Assignment.

          DNE MANUFACTURING - DNE Manufacturing and Service Company, a Delaware corporation.

          DNE SYSTEMS - DNE Systems, Inc., a Delaware corporation, which on the Closing Date will be owned by Borrower and after the Closing Date may own all of the Capital Stock of DNE and DNE Manufacturing.

          DOCUMENT - shall have the meaning ascribed to the term "document" in the Code.

          DOLLAR EQUIVALENT - with respect to any monetary amount in any foreign currency at any date for the determination thereof, the amount of Dollars obtained by converting such foreign currency into Dollars at the spot rate for the purchase of Dollars with such foreign currency as quoted by Bank at approximately 11:00 a.m. (Atlanta, Georgia time) on the date of determination thereof.

          DOLLARS AND THE SIGN $ - lawful money of the United States of America.

          DOMINION ACCOUNT - a special account of Agent established by a Borrower Subsidiary pursuant to the Agreement at a bank selected by such Borrower Subsidiary, but acceptable to Agent and Borrower in their reasonable discretion, and over which Agent shall have sole and exclusive access and control for withdrawal purposes.

          ELIGIBLE ACCOUNT - an Account which arises in the ordinary course of Superior's, Adience's or a Canadian Subsidiary's business from the sale of goods, which is payable in Dollars (or, in the case of an Account owed by a Canadian Subsidiary, in either Dollars or Canadian Dollars) and which Agent, in its customary credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (i) it arises out of a sale made by Superior, Adience or a Canadian Subsidiary to a Subsidiary or an Affiliate of Superior, Adience or a Canadian Subsidiary or to a Person controlled by an Affiliate of Superior, Adience or a Canadian Subsidiary; (ii) it is unpaid for more than 60 days after the original due date shown on the invoice; (iii) it is due or unpaid more than 90 days after the original invoice date; (iv) 20% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; (v) the total unpaid Accounts of the Account Debtor to Superior exceed 30% of the net amount of all Eligible Accounts of Superior, to Superior Canada exceed 30% of the net amount of all Eligible Accounts of Superior Canada, to Adience exceed 25% of the net amount of all Eligible Accounts of Adience, or to Adience Canada exceed 25% of the net amount of all Eligible Accounts of Adience Canada, as the case may be, to the extent of such excess; (vi) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached in any material respect; (vii) the Account Debtor on such Account is also a creditor or supplier of the Person to which payment is due on such Account, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor, or the Account otherwise is or may become subject to any right of setoff, counterclaim, reserve or chargeback, PROVIDED that, in any event, the Accounts of such Account Debtor shall be ineligible only to the extent of such offset, counterclaim, disputed amount, reserve or chargeback; (viii) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; (ix) it arises from a sale to an Account Debtor with its principal office, assets or place of business outside the United States (or, in the case of a sale made by a Canadian Subsidiary, outside the United States or Canada), unless the sale is (A) backed by an irrevocable letter of credit issued or confirmed by a bank to Agent and is in form and substance acceptable to Agent or (B) insured under a policy of credit insurance acceptable to Agent and in respect of which Agent is loss payee and collateral assignee, in each case payable in the full amount of the Account at a place of payment within the United States (or, in the case of a sale by a Canadian Subsidiary, within the United States or Canada); (x) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; (xi) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Obligor assigns its right to payment of such Account to Agent, in a manner satisfactory to Agent, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. Section 203 ET SEQ.), or is Canada, a province of Canada or a state, county or municipality, or a political subdivision or agency thereof, which is subject to any Applicable Law that would disallow an assignment of Accounts on which it is the Account Debtor; (xii) the Account Debtor is located in New Jersey, Minnesota or any other state imposing similar conditions on the right of a creditor to collect Accounts receivable unless the owner of the Account has either qualified to transact business in such state as a foreign corporation or filed a Notice of Business Activities Report or other required report with the appropriate officials in those states for the then current year; (xiii) the Account Debtor is located in a state in which the owner of the Account as the case may be, is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless the owner of the Account has qualified as a foreign corporation authorized to transact business in such state or has filed all required reports; (xiv) the Account is subject to a Lien other than a Permitted Lien; (xv) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the Account otherwise does not represent a final sale; (xvi) the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; or (xvii) the owner of the Account has made any agreement with the Account Debtor for any deduction therefrom (except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account), to the extent of such deductions.

          ELIGIBLE ASSIGNEE - a Lender or an Affiliate of a Lender; a commercial bank organized under the laws of the United States or any state and having total assets in excess of $5,000,000,000 or an asset based lending affiliate of any such bank; or a finance company, insurance company, other financial institution or fund, that is acceptable to Agent and Lenders and that in the ordinary course of business extends credit of the type evidenced by the Notes and has total assets in excess of $200,000,000.

          ELIGIBLE INVENTORY - such Inventory of Superior, Adience or a Canadian Subsidiary (other than packaging materials and supplies) which Agent, in its customary credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless: (i) it is raw materials or finished goods, or work-in-process that is, in Agent's reasonable credit judgment, readily marketable in its current form; (ii) it is in good and saleable condition;
     (iii) it is not slow-moving, obsolete or unmerchantable; (iv) it meets all standards imposed by any governmental agency or authority; (v) it conforms in all material respects to the warranties and representations set forth in the Agreement; (vi) it is at all times subject to Agent's duly perfected security interest and no other Lien except a Permitted Lien; (vii) it is situated at a location in compliance with the Agreement and is not in transit or outside the continental United States (or, in the case of Inventory owned by a Canadian Subsidiary, Ontario Canada), and, if located at premises leased by the owner of such Inventory (or leased by any other Person on behalf of either of them), the lease of such premises is in full force and effect and each landlord and sublessor of such premises has executed a landlord waiver in the form customarily required by or otherwise acceptable to Agent (unless such a waiver is not at the time required by Agent); (viii) it is not subject to any license or other agreement that limits, conditions or restricts the owner's or Agent's right to sell or otherwise dispose of such Inventory; and (ix) it is not on consignment to another Person or from another Person.

          ENVIRONMENTAL CERTIFICATE - the Certificate Regarding Environmental Matters to be executed by a Senior Officer and containing representations and warranties concerning Borrower's and its Subsidiary's compliance with Environmental Laws.

          ENVIRONMENTAL LAWS - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidance documents promulgated by regulatory agencies, orders and consent decrees relating to human health and safety or the prosection or pollution of the environment, including the CERCLA.

          ENVIRONMENTAL RELEASES - releases as defined in CERCLA or under any applicable state or local Environmental Law.

          EQUITY SECURITY - (i) a share in a corporation, whether or not transferrable or denominated "stock," or a similar Security; (ii) interest of a limited partner in a limited partnership; (iii) interest of a member in a limited liability company; or (iv) a warrant or right, other than a right to convert, to purchase, sell or subscribe to a share, security or interest of a kind specified in clauses (i), (ii) or (iii) hereof.

          ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

          EVENT OF DEFAULT - as defined in Section 10.1 of the Agreement.

          EXTRAORDINARY EXPENSES - all costs, expenses, fees, and advances which Agent may suffer or incur, whether prior to or after the occurrence of an Event of Default, on account of or in connection with (i) the repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral; (ii) the defense of Agent's Lien upon any Collateral or the priority thereof or any adverse claim with respect to the Loans, the Transaction Documents or the Collateral asserted by any Obligor, any receiver or trustee for any Obligor or any creditor or representative of creditors of any Obligor; (iii) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are Permitted Liens); (iv) the collection of any of the Obligations; (v) the negotiation, documentation, and closing of any restructuring or forbearance agreement with respect to the Transaction Documents or Obligations; (vi) amounts advanced by Agent pursuant to Section 6.1.3 of the Agreement; (vii) the enforcement of any of the provisions of any of the Transaction Documents; or (viii) any payment under indemnity or other payment agreement provided by Agent to any financial institution in connection with any Dominion Account or the Concentration Account. Such costs, expenses and advances may include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of Borrower or independent contractors in liquidating any Collateral, travel expenses, all other fees and expenses payable or reimbursable by Borrower or any other Obligor under any of the Transaction Documents, and all other fees and expenses associated with the enforcement of rights or remedies under any of the Transaction Documents, but excluding compensation paid to employees (including inside legal counsel who are employees) of Agent.

          FEDERAL FUNDS RATE - for any period, a fluctuating interest rate per annum equal for each date during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business
     Day) in Atlanta, Georgia by the Federal Reserve Bank of Atlanta, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from 3 federal funds brokers of recognized standing selected by Agent.

          FEE LETTER - the Fee Letter dated the date hereof between Borrower and Shawmut, pursuant to which Borrower has agreed to pay certain fees to Shawmut.

          FISCAL YEAR - the fiscal year of Borrower and its Subsidiaries for accounting and tax purposes, which shall be the 12-month period ending on April 30 of each calendar year.

          GAAP - generally accepted account principles in the United States of America in effect from time to time.

          GENERAL INTANGIBLES - all general intangibles of an Obligor, whether now owned or hereafter created or acquired by such Obligor, including all choses in action, causes of action, corporate or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, operational manuals, all claims under guaranties, security interests or other security held by or granted to such Obligor to secure payment of any of any of such Obligor's Accounts by an Account Debtor, all rights to indemnification and all other intangible property of such Obligor of every kind and nature (other than Accounts).

          GUARANTORS - the Subsidiary Guarantors and each other Person that may hereafter guarantee payment or performance of the whole or any part of the Obligations.

          HEAT - Heat Technology, Inc., a Delaware corporation that is a wholly owned subsidiary of Borrower.

          IDT - Information Display Technology, Inc., a New York corporation.

          IDT MERGER DOCUMENTS - the Agreement and Plan of Merger dated as of December 21, 1994, among Borrower, Alpine PolyVision, Inc., a Delaware corporation, Posterloid Corporation, IDT, IDT Posterloid Acquisition Corp. and IDT Polyvision Acquisition Corp., as amended, and any and all other agreements, instruments and documents executed in connection therewith.

          INCLUDING - including, without limitation.

          INDEBTEDNESS - as applied to a Person means, without duplication: (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which Indebtedness is to be determined, including Capitalized Lease Obligations; (ii) all obligations of other Persons which such Person has guaranteed; (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person; (iv) in the case of Borrower, Indebtedness outstanding from time to time under the Senior Note Documents; and (v) in the case of Borrower (without duplication), the Obligations.

          INDEMNIFIED AMOUNT - the amount of any loss, cost, expenses or damages suffered or incurred by Agent and against which Lenders or Borrower have agreed to indemnify Agent pursuant to the terms of this Agreement or any of the other Transaction Documents.

          INDENTURE FIXED CHARGE COVERAGE RATIO - shall have the meaning given in the Senior Noteholder Indenture, as in effect on the date of the Agreement, to the term "Fixed Charge Coverage Ratio."

          INSOLVENCY PROCEEDING - any action, case or proceeding commenced by or against a Person, or any agreement of such Person, for (a) the entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign), (b) the appointment of a receiver, trustee, liquidator or other custodian for such Person or any part of its Property, (c) an assignment or trust mortgage for the benefit of creditors of such Person, or (d) the liquidation, dissolution or winding up of the affairs of such Person.

          INSTRUMENT - shall have the meaning ascribed to the term "instrument" in the Code; PROVIDED, HOWEVER, that if the Capital Stock owned by Borrower in any Subsidiary shall constitute an "instrument" within the meaning of the Code, such Capital Stock shall not be deemed to be an Instrument for purposes hereof.

          INTELLECTUAL PROPERTY CLAIM - the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that an Obligor's ownership, use, marketing, sale or distribution of any Inventory or other Property is violative of any ownership, patent, copyright, trademark or other rights of such Person.

          INTEREST AND CHARGES AGREEMENT - the Agreement Regarding Interest and Charges between Borrower and Lender to be dated on or about the Closing Date.

          INTEREST PERIOD - in connection with the making or continuation of, or conversion into, a LIBOR Rate Advance, an interest period selected by Borrower to be applicable to such LIBOR Rate Advance, which interest period shall commence on the date such LIBOR Rate Advance is made and shall end on a numerically corresponding day in the first, third or sixth month thereafter.

          INVENTORY - all of an Obligor's inventory, whether now owned or hereafter acquired, including all goods intended for sale or lease by such Obligor, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in such Obligor's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by such Obligor.

          INVESTMENT ACCOUNTS - the following investment accounts currently maintained by Borrower and through which Borrower invests in various Securities and similar Investments, and in which Borrower currently has Investments totalling approximately $6,000,000: ownership of units in Everglades Partners, L.P., and 3 accounts maintained at Paine Webber, designated The Alpine Group, Inc., account number X900631, AGI/Hermes, account IJ4095 (managed funds), and Alpine Group 2, account number X900633.

          INVESTMENTS - all investments of Borrower or any of its Restricted Subsidiaries in other Persons (including Affiliates) in the form of loans (including guaranties), advances (excluding commissions, travel and similar advances to offices and employees in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Securities or other Securities and all other items that are or would be classified as investments in other Persons on a balance sheet prepared in accordance with GAAP.

          KNOWLEDGE - the actual knowledge of any Senior Officer of Borrower.

          LC APPLICATION - an application to Bank for the issuance of a Letter of Credit that is duly executed by, in the case of an application for a Borrower Letter of Credit, Borrower and the applicable Borrower Subsidiary, and, in the case of an application for a Canadian Letter of Credit, Borrower, a Canadian Subsidiary and such Canadian Subsidiary's parent company (either Adience or Superior), in each case with Shawmut as a co-applicant for the issuance of the relevant Letter of Credit subject to the satisfaction of the applicable LC Conditions.

          LC CONDITIONS - collectively, the Borrower LC Conditions and the Canadian LC Conditions.

          LC DOCUMENTS - LC Applications, LC Guaranties, Reimbursement Agreements and other instruments or agreements executed in connection with any LC Guaranty.

          LC FACILITY - the credit facility established in favor of Borrower pursuant to Section 1.2 of the Agreement.

          LC GUARANTY - a Borrower LC Guaranty or a Canadian LC Guaranty.

          LC REQUEST - a written request from Borrower to Shawmut for Shawmut to join in the execution of an LC Application for the issuance of a Letter of Credit, which request shall specify the identity and address of the intended beneficiary of the requested Letter of Credit, the purpose for issuance of the requested Letter of Credit, the proposed amount and expiry date of the requested Letter of Credit, the conditions to payment under the requested Letter of Credit, and whether the requested Letter of Credit may be drawn upon in a single or multiple draws.

          LENDERS - Shawmut and any other Person who may from time to time become a lender under the Loan Agreement, and their respective successors and permitted assigns.

          LETTER OF CREDIT - a Borrower Letter of Credit or a Canadian Letter of Credit.

          LIBOR RATE - with respect to an Interest Period, the rate per annum determined by Agent on the basis of the offered rate for deposits in Dollars in the London Interbank Market of amounts equal to or comparable to the amount of the LIBOR Rate Advance to which such

     Interest Period relates offered for a term comparable to such Interest Period, which rate appears on the Telerate Screen LIBOR Page (or as published by a comparable service selected by Agent) as of 11:00 a.m., London time, 2 Business Days prior to the first day of such Interest Period.

          LIBOR RATE ADVANCE - an Advance made or outstanding as a Revolver Loan, bearing interest based on the applicable Adjusted LIBOR Rate as provided in Section 2.1 of the Agreement.

          LIEN - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          LOAN ACCOUNT - the loan account established by each Lender on its books pursuant to Section 3.7.1 of the Agreement.

          LOAN DOCUMENTS - the Agreement, the Other Agreements and the Security Documents.

          LOANS - all loans and advances of any kind made by Agent and Lenders pursuant to the Agreement, including all Revolver Loans.

          MARGIN STOCK - as such term is defined in Regulation U and Regulation G of the Board of Governors.

          MATERIAL ADVERSE EFFECT - the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (i) has a material adverse effect upon the business, operations, Properties or condition (financial or otherwise) of Borrower or any Borrower Subsidiary; (ii) has or may be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of the Agreement or any of the other Transaction Documents;
     (iii) has any material adverse effect upon the value of the whole or any material part of the Collateral, the Liens of Agent with respect to the Collateral or the priority of any such Liens; (iv) materially impairs the ability of any Obligor to perform its obligations under this Agreement or any of the other Transaction Documents, including repayment of any of the Obligations when due; or (v) materially impairs the ability of Agent to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Transaction Documents and Applicable Law.

          MAXIMUM RATE - the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Indebtedness in question or, to the extent that at any time Applicable Law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

          MONEY BORROWED - means, as applied to any Person, (i) Indebtedness arising from the lending of money by any other Person to such Person; (ii) Indebtedness, whether or not in any such case arising from the lending of money by another Person to such Person, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of such Person under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by such Person.

          MULTIEMPLOYER PLAN - has the meaning set forth in Section 4001(a)(3) of ERISA.

          NON-SUBORDINATED SUBSIDIARY GUARANTY - the Continuing Subsidiary Guaranty Agreement to be executed on or about the Closing Date by each Restricted Subsidiary (other than Adience and Superior Canada) in favor of Agent, for Agent's benefit and for the Pro Rata benefit of Lenders, by which such Restricted Subsidiaries shall jointly and severally guarantee payment of the Obligations.

          NOTES - each Revolver Note.

          NOTICE OF BORROWING - as defined in Section 3.1.1(i) of the Agreement.

          NOTICE OF CONVERSION/CONTINUATION - as defined in Section 3.1.1(iii) of the Agreement.

          OBLIGATIONS - all Loans, the Reimbursement Obligations, and all other advances, debts, liabilities, obligations, covenants and duties (together with all interest, fees and other charges thereon) that are at any time or times due or payable under any of the Transaction Documents by any or all of Obligors to Agent or any Lender of any kind or nature, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

          OBLIGOR - Borrower, each Restricted Subsidiary and any other Person that is at any time liable for the payment of the whole or any part of the Obligations.

          OFFERING MEMORANDUM - the Offering Memorandum dated July 14, 1995, for Borrower's issuance of the Senior Notes.

          OTHER AGREEMENTS - the Notes, the Contribution Agreement, the Fee Letter, each Borrower LC Guaranty, the Interest and Charges Agreement, the Environmental Certificate, the Adience Senior Note Subordination Agreement, the Subsidiary Collateral Intercreditor Agreement, the Superior Intercreditor Agreement, the Agent/Senior Noteholder Trustee Intercreditor Agreement, the Reimbursement Agreements signed by Adience and Superior with respect to a Borrower LC Guaranty, the Superior Canada Guaranty, and any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Obligor or any other third party and delivered to Agent or any Lender in respect of the transactions contemplated by the Agreement.

          OUT-OF-FORMULA CONDITION - at any date of determination thereof, a condition such that the outstanding principal amount of Revolver Loans on such date exceeds the Borrowing Base on such date.

          OUT-OF-FORMULA LOAN - a Revolver Loan made when an Out-of-Formula Condition exists or the amount of any Revolver Loan which results in an Out-of-Formula Condition.

          PARTICIPANT - as defined in Section 12.2.1.

          PARTICIPATING LENDER - as defined in Section 1.2.2(i).

          PATENT ASSIGNMENT - each Patent Collateral Assignment and Security Agreement dated the date hereof, executed by a Restricted Subsidiary in favor of Agent and by which such Restricted Subsidiary has assigned to Agent, for its benefit as Agent and for the Pro Rata benefit of Lenders, as security for the Obligations, all of such Restricted Subsidiary's right, title and interest in and to the patents described therein.

          PAYMENT ACCOUNT - an account maintained by Agent (currently at Harris Bank & Trust in Chicago, Illinois) to which all monies from time to time deposited to a Dominion Account shall be transferred and all other payments shall be sent in immediately available federal funds.

          PAYMENT ITEM ADVANCE - an advance that is deemed to have been made by one Borrower Subsidiary to any other Borrower Subsidiary when the proceeds of Payment Items belonging to the first Borrower Subsidiary are applied to the Obligations at a time when the first Borrower Subsidiary does not have any Subsidiary Advances outstanding, and the amount of such advance to each other Borrower Subsidiary shall be deemed equal to the amount of Payment Items so applied to the Obligations multiplied by a fraction, the denominator of which shall equal the aggregate of all Subsidiary Advances outstanding at the time of such application and the numerator of which shall be the Subsidiary Advances outstanding of such other Borrower Subsidiary at the time of such application.

          PAYMENT ITEMS - all checks, drafts, or other items of payment payable to an Obligor, including proceeds of any of the Collateral.

          PERMITTED LIEN - a Lien of a kind specified in Section 8.2.6 of the Agreement.

          PERMITTED PURCHASE MONEY INDEBTEDNESS - Purchase Money Indebtedness of Borrower and its Restricted Subsidiaries which is incurred after the date of the Agreement, which is secured by a Purchase Money Lien and which does not exceed at any time an aggregate amount of $5,000,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

          PERMITTED SUBSIDIARY ADVANCE - a Subsidiary Advance by Borrower to a Borrower Subsidiary that is made solely from the proceeds of Revolver Loans pursuant to a Subsidiary Loan Agreement secured by a duly perfected Lien in favor of Borrower upon all of the Borrower Subsidiary Collateral of such Borrower Subsidiary, which Lien is senior to all other Liens; is made at a time when no Default or Event of Default exists or would result therefrom; is evidenced by and repayable in accordance with Subsidiary Loan Documents duly executed by such Borrower Subsidiary and collaterally assigned by Borrower to Agent pursuant to the Subsidiary Loan Documents Assignment; is not made when a Subsidiary Out-of-Formula Condition exists or would result from such Subsidiary Advance; if made to the DNE Group, is made after each of the DNE Loan Conditions is satisfied and does not result in the aggregate of all Subsidiary Advances outstanding to the DNE Group to exceed (or exceed by a greater amount) $3,000,000; and is used by such Borrower Subsidiary for a Permitted Use of Proceeds.

          PERMITTED SUPERIOR/ADIENCE LOAN - a loan or other extension of credit by Superior to Adience, whether in the form of direct loans or Payment Item Advances, provided that the aggregate amount of all such loans and Payment Item Advances in the aggregate at any time do not exceed $5,000,000; no Default or Event of Default exists at the time of the funding of such loan or Payment Item Advance; payment of each loan and Payment Item Advance is evidenced and secured by the Adience/Superior Documents that are in form and content acceptable to Agent and Lenders; the Indebtedness resulting from such loan or Payment Item Advance is not incurred by Adience in violation of the Adience Senior Note Indenture and, to the extent required by the Adience Senior Note Indenture to be permitted Indebtedness of Adience that is not "senior debt" (as defined therein), is expressly subordinate in right of payment to the Adience Senior Notes; and at the time Superior proposes to make any such loan, Adience is not authorized to receive a Permitted Subsidiary Advance from Borrower.

          PERMITTED USE OF PROCEEDS - in the case of a use of proceeds of Subsidiary Advances by a Borrower Subsidiary, a use of such proceeds for one of the following purposes: (i) to pay at the Closing Date a portion of the Indebtedness owing to the Superior/Alcatel Noteholders (approximately $140 million); (ii) to pay after the Closing Date any Indebtedness incurred in the ordinary course of a Borrower Subsidiary's business; (iii) to finance capital expenditures of such Borrower Subsidiary to the extent permitted by the Transaction Documents; (iv) to repay to Borrower any Subsidiary Advances made to such Borrower Subsidiary; (v) to repay other Indebtedness owing by such Borrower Subsidiary to Borrower, including such Borrower Subsidiary's Allocated Note Proceeds Amount as the same becomes due and payable; (vi) to pay subsequent to the Closing Date the deferred purchase price in the amount of approximately $10,000,000 under the Alcatel Transaction Documents; or (vii) to pay other expenses and claims of such Borrower Subsidiary in the ordinary course of business.

          PERSON - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

          PLAN - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

          POLYVISION - PolyVision Corporation, a New York corporation.

          POLYVISION FRANCE - PolyVision France, S.A., a corporation organized under the laws of the Country of France.

          POLYVISION LOANS - the loans to be made by Borrower from to time after the Closing Date pursuant to two credit facilities, one of which provides for loans to be made in an aggregate amount not to exceed $5,000,000 and the other of which provides for the making of revolving loans not to exceed $2,500,000 outstanding at any time for a period less than one year.

          POLYVISION LOAN DOCUMENTS - all instruments and agreements at any time or times evidencing or securing the repayment of any of the PolyVision Loans.

          POLYVISION STOCK - any shares of Capital Stock of PolyVision that is at any time owned by Borrower.

          PRO RATA - a share of or in all Loans, participations in Reimbursement Obligations, payments, proceeds, collections, Collateral and Extraordinary Expenses, which share for any Lender on any date shall be a percentage arrived at by dividing the amount of the Commitment of such Lender on such date by the aggregate amount of the Commitments of all Lenders on such date.

          PROJECTIONS - Borrower's forecasted Consolidated and consolidating (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and (d) capitalization statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

          PROPERLY CONTESTED - in the case of any Indebtedness of an Obligor (including any Taxes) that is not paid as and when due or payable by reason of such Obligor's bona fide dispute concerning its liability to pay same or concerning the amount thereof, that (i) such Indebtedness and any Liens securing same are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Obligor has established appropriate reserves as shall be required in conformity with GAAP, (iii) the non-payment of such Indebtedness will not have a Material Adverse Effect and will not result in a forfeiture of any assets of such Obligor; (iv) no Lien is imposed upon any of such Obligor's assets with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property taxes that have priority as a matter of applicable state law); (v) if the Indebtedness results from the entry, rendition or issuance against a Obligor or any of its assets of a judgment, writ, order or decree, such judgment, writ, order or decree is stayed or bonded pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely to such Obligor, such Obligor forthwith pays such Indebtedness and all penalties and interest in connection therewith.

          PROPERTY - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          PURCHASE MONEY INDEBTEDNESS - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

          PURCHASE MONEY LIEN - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

          REGULATION D - Regulation D of the Board of Governors.

          REIMBURSEMENT AGREEMENTS - collectively, (i) the Reimbursement and Indemnity Agreements to be executed on or about the Closing Date in favor of Shawmut by Borrower and Adience and by Borrower and Superior, and (ii) the Reimbursement and Indemnity Agreements to be executed after the Closing Date in favor of Shawmut by Borrower, Adience and Adience Canada and by Borrower, Superior and Superior Canada, pursuant to which Borrower and the applicable Subsidiaries shall agree to reimburse Shawmut for all amounts paid by Shawmut under any Borrower LC Guaranty or Canadian LC Guaranty.

          REIMBURSEMENT DATE - the date on which Borrower is required pursuant to the applicable Reimbursement Agreement to reimburse Shawmut for any payment made by Shawmut under a LC Guaranty.

          REIMBURSEMENT OBLIGATIONS - on any date of determination thereof, an amount equal to the sum of (i) the Borrower Reimbursement Obligations on such date and (ii) the Canadian Reimbursement Obligations on such date.

          REGISTER - the register maintained by Agent in accordance with Section
     3.7 of the Agreement.

          RENTALS - as defined in Section 8.2.13 of the Agreement.

          REPORTABLE EVENT - any of the events set forth in Section 4043(b) of ERISA.

          REQUIRED LENDERS - at any date of determination thereof, Lenders having Commitments representing at least 66-2/3% of the aggregate Commitments at such time; PROVIDED, HOWEVER, that if any Lender shall have failed to fund its Pro Rata share of any Borrowing of Revolver Loans in accordance with the terms of this Agreement, then, for so long as such failure continues, the term "Required Lenders" shall mean Lenders (excluding such Lender whose failure to fund its Pro Rata share of any Borrowing of Revolver Loans has not been cured) having Commitments representing at least 66-2/3% of the aggregate Commitments at such time; PROVIDED, FURTHER, HOWEVER, that if the Commitments have been terminated, the term "Required Lenders" shall mean Lenders (excluding each Lender whose failure to fund its Pro Rata share of any Borrowing of Revolver Loans has not been cured) holding Loans representing at least 66-2/3% of the aggregate principal amount of Loans outstanding at such time.

          RESTRICTED INVESTMENT - any Investment except the following:

                     (i) Investments in one or more Subsidiaries of Borrower to the extent existing on the Closing Date;

                    (ii) Investments in Cash Equivalents, but only if and to the extent that such Cash Equivalents are at all times subject to Agent's Liens hereunder and under the Security Documents, and such Investments in Cash Equivalents are not made, directly or indirectly, from any proceeds of any Collateral (excluding Deposit Accounts into which Borrower may deposit proceeds of Loans);

                    (iii) Investments consisting of the PolyVision Loans, provided that the PolyVision Loan Documents contain a covenant requiring the PolyVision Loans to be repaid permanently with the net proceeds of any subsequent financing by PolyVision, and in any Securities into which the PolyVision Loans may be converted or for which the PolyVision Loan may be exchanged;

                    (iv) Investments by Borrower in the Investment Accounts in existence on the date of the Agreement, so long as Borrower does not increase the amount of such Investments by contribution to any Investment Accounts after the date of the Agreement; and

                    (v) Investments by Borrower in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of Borrower that is engaged in the same or a similar line of business to that which any existing Restricted Subsidiary was engaged in on the date of the Investment or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Borrower if such Person was engaged in the same or a similar line of business to that which a Restricted Subsidiary was engaged in on the date of the Investment, but only if on the date that any such Investment is made each of the Restricted Payment Conditions is satisfied.

          RESTRICTED PAYMENT - any monies paid by Borrower or a Restricted Subsidiary in connection with (i) the declaration, payment or making of any Distribution (excluding payments by Borrower or a Subsidiary Guarantor under the Senior Note Guaranty in respect of the Senior

     Notes); (ii) the making of any principal payment on, or the purchase, redemption, defeasance or other acquisition or retirement for value, prior to any scheduled principal payment or scheduled maturity, of any Subordinated Debt; (iii) the making of any Restricted Investment; or (iv) purchase of all or substantially all of the assets of a Person as part of such Person's sale of its business to Borrower or a Restricted Subsidiary.

          RESTRICTED PAYMENT CONDITIONS - on any date, the following conditions:
     (i) no Default or Event of Default exists or would result from the making of a Restricted Payment proposed to be made on such date; (ii) no Out-of-Formula Condition or Subsidiary Out-of-Formula Condition exists or would result from the making of the Restricted Payment proposed to be made on such date; (iii) the amount of the Restricted Payment in question would not cause the total of all such Restricted Payments to exceed the Restricted Payment Limit; (iv) any use of Revolver Loan proceeds to effect the Restricted Payment proposed to be made on such date is not violative of any Applicable Law; and (v) in connection with any acquisition of assets by Borrower or a Restricted Subsidiary from a Person, such Person was engaged in the same or a similar line of business to that which a Restricted Subsidiary was engaged in on the date of the asset acquisition from such Person.

          RESTRICTED PAYMENT LIMIT - on any date, for purposes of determining the aggregate amount of Restricted Payments that Borrower and its Restricted Subsidiaries may make from Revolver Loan proceeds on such date, an amount equal to the sum of the following on such date MINUS the aggregate amount of Restricted Payments made directly or indirectly from Revolver Loan proceeds on or before such date: (i) $4,000,000, MINUS an amount equal to the total all of PolyVision Loans made by Borrower on or before such date in excess of $5,000,000 PLUS an amount equal to (but not to exceed $2,500,000) the proceeds in excess of $6,100,000 that are turned over to Agent from any diposition of PolyVision Stock for application to the Obligations in accordance with Section 8.2.9 hereof, (ii) amounts paid on or before such date from Revolver Loan proceeds as scheduled dividend payments on Borrower's convertible senior preferred stock currently outstanding, and (iii) 50% of the amount by which Consolidated Net Income on a cumulative basis exceeds $8,000,000 during the period (taken as one accounting period) from May 1, 1995 to the date of determination (which shall be the end of Borrower's most recently ended fiscal quarter for which internal financial statements are available at the time of the proposed Restricted Payment), but the additional amount allowed under clause (iii) above shall be available only if the Indenture Fixed Charge Coverage Ratio for Borrower's most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which the proposed Restricted Payment is to be made, taken as a whole, would have been at least 2.0 to 1 through July 21, 1997 and 2.25 to 1 thereafter.

          RESTRICTED SUBSIDIARY - Adience, Superior, the DNE Group (at such time as it becomes a Borrower Subsidiary or Subsidiary Guarantor), Adience Canada and Superior Canada, and each of their respective present and future Subsidiaries (excluding PolyVision and PolyVision France) and any other Person that is or hereafter becomes a "Restricted Subsidiary" within the meaning of the Senior Noteholder Indenture.

          REVOLVER FACILITY - the revolving credit facility established by Lenders in favor of Borrower pursuant to Section 1.1 of the Agreement.

          REVOLVER LOAN - a loan made by Lenders as provided in Section 1.1 of the Agreement.

          REVOLVER NOTE - a Revolver Note to be executed by Borrower in favor of each Lender in the form of EXHIBIT A attached hereto, which shall be in the face amount of such Lender's Commitment and which shall evidence all Revolver Loans made by such Lender to Borrower pursuant to the Agreement.

          SCHEDULE OF ACCOUNTS - as defined in Section 6.2.2 of the Agreement.

          SECURITY - shall have the same meaning as in Section 2(1) of the Securities Act of 1933.

          SECURITY DOCUMENTS - the Alcatel Transaction Documents Assignment, the Patent Assignments, the Subsidiary Guaranties, each Subsidiary Security Agreement, the Trademark Security Agreements, the Subsidiary Loan Documents Assignment, the Deposit Accounts Assignments, the Allocated Proceeds Notes Pledge, the Superior Canada Security Agreement, the Adience Debt Exchange Note Pledge, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

          SENIOR NOTE DOCUMENTS - the Senior Noteholder Indenture, the Senior Notes, each Senior Note Guaranty, each Senior Note Stock Pledge, the Offering Memorandum and any other instrument or agreement now or hereafter from time to time evidencing the payment of any of the Senior Notes.

          SENIOR NOTE GUARANTY - the guaranty of payment of the Senior Notes executed by Subsidiary Guarantors in favor of the Senior Noteholder Trustee, which in the case of the guaranty executed by Adience, shall be subordinate in right of payment to the Adience Senior Notes.

          SENIOR NOTEHOLDER INDENTURE - the Senior Noteholder Indenture dated as of July 15, 1995, among Borrower, as issuer; the Restricted Subsidiaries, as subsidiary guarantors; and the Senior Noteholder Trustee.

          SENIOR NOTEHOLDER TRUSTEE - Marine Midland Bank, in its capacity as trustee under the Senior Noteholder Indenture for the holders of the Senior Notes, and any successor trustee under the Senior Noteholder Indenture.

          SENIOR NOTES - the $153,000,000 aggregate principal amount of 12 1/4% Senior Secured Notes due 2003, payable interest only in semi-annual installments for 8 years at a rate to be determined and to be guaranteed by each Subsidiary Guarantor.

          SENIOR NOTE STOCK PLEDGE - each pledge executed by Borrower in favor of the indenture trustee under the Senior Noteholder Indenture by which Borrower shall pledge any of the Capital Stock of any Restricted Subsidiary as security for the payment of the Senior Notes.

          SENIOR OFFICER - any of the chairman of the board of directors, president, any senior or executive vice president or chief financial officer of, or in-house legal counsel to, Borrower.

          SETTLEMENT DATE - as defined in Section 3.1.2(ii).

          SETTLEMENT REPORT - a report delivered by Agent to Lenders summarizing the amount of the outstanding Revolver Loans as of the Settlement Date and the calculation of the Adience Formula Amount and the Superior Formula Amount as of such Settlement Date.

          SHAWMUT - Shawmut Capital Corporation, a Connecticut corporation, and its successors and assigns.

          SOLVENT - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

          SOURCES AND USES AGREEMENT - the Summary of Sources and Uses of Funds and Proceeds among Borrower, the Borrower Subsidiaries and Agent, dated the date hereof and setting forth the disposition by Borrower and the Borrower Subsidiaries of cash on hand at closing and the proceeds of the Senior Notes and the initial Revolver Loans.

          STATUTORY RESERVES - on any date, the percentage (expressed as a decimal) established by the Board of Governors which is the then stated maximum rate for all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect to Eurocurrency Liabilities (or any successor category of liabilities under Regulation D). Such reserve percentage shall include, without limitation, those imposed pursuant to said Regulation D. The Statutory Reserve shall be adjusted automatically on and as of the effective date of any change in such percentage.

          SUBORDINATED DEBT - Indebtedness of Borrower that is fully and absolutely subordinated in right of payment to the Obligations in a manner satisfactory to Lender.

          SUBORDINATED SUBSIDIARY GUARANTY - the Continuing Subsidiary Guaranty Agreement to be executed on or about the Closing Date by Adience in favor of Agent, for Agent's benefit and for the Pro Rata benefit of Lenders, by which Adience shall guarantee payment of the

     Obligations, but with Agent's and Lender's rights to payment thereunder being subordinate to the Indebtedness evidenced by the Adience Senior Notes in the manner and to the extent provided therein.

          SUBSIDIARY - any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by Borrower or by one or more other Subsidiaries or by Borrower and one or more other Subsidiaries.

          SUBSIDIARY ADVANCE - a loan or other extension of credit from time to time made by Borrower to a Borrower Subsidiary.

          SUBSIDIARY COLLATERAL - with respect to each Borrower Subsidiary, and each Subsidiary Guarantor whether or not a Borrower Subsidiary, all existing and future Accounts, Inventory, General Intangibles, Documents, Instruments and Chattel Paper of such Subsidiary, but excluding, in the case of Superior, any rights of Superior under the Adience/Superior Documents.

          SUBSIDIARY COLLATERAL INTERCREDITOR AGREEMENT - the Intercreditor Agreement to be entered into between Agent and Borrower, in form and substance mutually agreeable to the parties, by which the parties shall agree, among other things, that irrespective of the order of perfection of any Liens in any of the Subsidiary Collateral, the Liens therein held by Borrower shall be first priority Liens therein and the Liens held by Agent shall be second priority Liens therein, and containing such other provisions as are customarily found in agreements of that type and that are requested by Agent.

          SUBSIDIARY GUARANTIES - the Subordinated Subsidiary Guaranty, the Non-Subordinated Subsidiary Guaranty and the Superior Canada Guaranty.

          SUBSIDIARY GUARANTORS - Adience, Superior, Superior Canada, the DNE Group (if and to the extent consented to by the CDA) and each other Person that becomes a Restricted Subsidiary after the date hereof.

          SUBSIDIARY LOAN AGREEMENT - a Loan and Security Agreement entered into between Borrower and a Borrower Subsidiary and pursuant to which Borrower shall make Subsidiary Advances to such Borrower Subsidiary.

          SUBSIDIARY LOAN DOCUMENTS - with respect to each Borrower Subsidiary, its Subsidiary Loan Agreement and all notes, security agreements and other instruments and documents at any time or times executed by such Borrower Subsidiary to or in favor of Borrower to evidence and secure the repayment of Subsidiary Advances outstanding from time to time from Borrower to such Borrower Subsidiary.

          SUBSIDIARY LOAN DOCUMENTS ASSIGNMENT - the Collateral Assignment of Subsidiary Loan Documents and Note Pledge Agreement to be dated the date hereof between Borrower and Agent pursuant to which Borrower shall collaterally assign to Agent, for its benefit as Agent and for the Pro Rata benefit of Lenders, all of Borrower's rights, title and interest in, to and under the Subsidiary Loan Documents.

          SUBSIDIARY OUT-OF-FORMULA CONDITION - for either Adience or Superior, a condition such that the total Subsidiary Advances outstanding to Adience or Superior, as the case may be, shall exceed the Adience Formula Amount or the Superior Formula Amount, as the case may be, on such date.

          SUBSIDIARY SECURITY AGREEMENT - a security agreement to be executed by each Subsidiary Guarantor in favor of Agent and by which such Subsidiary Guarantor shall grant a security interest to Agent, for its benefit as Agent and for the Pro Rata benefit of Lenders, in all of the Subsidiary Collateral or Canadian Subsidiary Collateral, as the case may be, of such Subsidiary Guarantor as security for the Obligations.

          SUPERIOR - Superior Telecommunications Inc., a Georgia corporation, formerly known as Superior TeleTec Inc.

          SUPERIOR/ALCATEL NOTEHOLDERS - Creditanstalt Corporate Finance, Inc., Nomura Holding America Inc., and Orix USA Corporation.

          SUPERIOR CANADA - Superior Cable Corporation, a corporation incorporated under the laws of Ontario and a wholly owned subsidiary of Superior.

          SUPERIOR CANADA COLLATERAL - on any date, the Subsidiary Collateral owned by Superior Canada on such date.

          SUPERIOR CANADA GUARANTY - the Limited Subsidiary Guaranty Agreement to be executed by Superior Canada in favor of Agent and Lenders and by which Superior Canada shall unconditionally guarantee the payment and performance of all Indebtedness of Superior to Agent or any Lender, including all Indebtedness of Superior under the Non-Subordinated Subsidiary Guaranty, but limited in liability thereunder to the principal amount of $15,000,000.

          SUPERIOR CANADA SECURITY AGREEMENT - the General Security Agreement to be executed by Superior Canada in favor of Agent pursuant to which Superior Canada shall grant to Agent, for its benefit in such capacity and for the Pro Rata benefit of Lenders, a security interest in all Superior Canada Collateral as security for the Indebtedness at any time or times outstanding under the Superior Canada Guaranty.

          SUPERIOR FORMULA AMOUNT - at any date of determination thereof, an amount equal to the sum of (a) 90% of the net amount of Eligible Accounts that are owned by Superior, arose from the sale of its Inventory in the ordinary course of business and are outstanding at such time; PLUS (b) the lesser of (1) $37,500,000 or (2) the sum of 60% of the value (at the lower of cost or market, with cost calculated on a FIFO basis, all as determined by Agent in its customary credit judgment) of Eligible Inventory consisting of raw materials or finished goods (including in the value of raw materials, the value of any copper content of work-in-process) PLUS (c) 35% of the value (at the lower of cost or market, with cost calculated on a FIFO basis, all as determined by Agent in its customary credit judgment) of Eligible Inventory consisting of work-in-process (excluding from the value of such work-in-process any copper content).

          SUPERIOR INTERCREDITOR AGREEMENT - the Estoppel Letter and Certificate to be entered into between Agent and Superior, in form and substance mutually agreeable to the parties, and by which Superior shall agree, among other things, that it will give notice of any Event of Default under the Adience/Superior Documents prior to exercising any right or remedy thereunder, including any foreclosure upon any Lien granted thereunder, and certifies that the copies of the Adience/Superior Documents annexed thereto are true and correct copies of such documents.

          TAXES - any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of each Lender, taxes imposed on or measured by the net income or overall gross receipts of such Lender.

          TERM - as defined in Section 4.1 of the Agreement.

          TRADEMARK SECURITY AGREEMENT - each Trademark Security Agreement executed by a Restricted Subsidiary (including DNE upon its receipt of the requisite consent of CDA) in favor of Agent and by which such Restricted Subsidiary has assigned to Agent, for its benefit as Agent and for the Pro Rata benefit of Lenders, as security for the Obligations, all of such Restricted Subsidiary's right, title and interest in and to all of its trademarks.

          TRANSACTION DOCUMENTS - the Loan Documents, the Subsidiary Loan Documents and the Canadian Financing Documents.

          TRANSFEREE - as defined in Section 12.3.3 of the Agreement.

          TYPE - a LIBOR Rate Advance or a Base Rate Advance.

          VOTING STOCK - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

          ACCOUNTING TERMS. Unless otherwise specified herein, all terms of an accounting character used in the Agreement shall be interpreted, all accounting determinations under the Agreement shall be made, and all financial statements required to be delivered under the Agreement shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of Borrower and its Subsidiaries delivered to Agent or any Lender, except for any change in which Borrower's independent public accountants concur or as required by GAAP unless (i) Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) Agent or the Required Lenders shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made.

          OTHER TERMS. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

          CERTAIN MATTERS OF CONSTRUCTION. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Transaction Documents shall include any and all modifications thereto and any and all extensions or renewals thereof. All references to any Person shall mean and include successors and permitted assigns of such Person.

     IN WITNESS WHEREOF, this Appendix has been duly executed in Atlanta, Georgia on July __, 1995.

                                        BORROWER:

ATTEST:                                 THE ALPINE GROUP, INC.

_________________________               By:____________________________________
Secretary                                  Title:______________________________
[CORPORATE SEAL]


                                        LENDERS:

                                        SHAWMUT CAPITAL CORPORATION


By:____________________________________

Title:________________________________


                                        NATIONSBANK OF GEORGIA, N.A.


By:____________________________________

Title:______________________________


                                        CREDITANSTALT CORPORATE FINANCE,
                                         INC.


By:____________________________________

Title:______________________________


By:____________________________________

Title:______________________________

                                        AGENT:

                                        SHAWMUT CAPITAL CORPORATION,
                                        as Agent


By:____________________________________

Title:________________________________